Exhibit 2.1Execution VersionASSET PURCHASE AGREEMENTby and amongINTEL CORPORATION, as the Company,MAXLINEAR, INC., as the Buyer and MAXLINEAR ASIA SINGAPORE PRIVATE LIMITED, as a Buyer Designee pursuant to Section 2.8Dated as of April 5, 2020

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS; INTERPRETATION

1.1 Defined Terms ... 1
1.2 Definitions ... 15

ARTICLE II

THE TRANSACTIONS

2.1 Transferred Assets, Excluded Assets, Assumed Liabilities and Excluded Liabilities ... 18
2.2 Non-Assignable Assets ... 22
2.3 Consideration ... 24
2.4 Closing ... 24
2.5 Payment of the Purchase Price ... 24
2.6 Closing Deliveries ... 24
2.7 Withholding ... 25
2.8 Buyer Designees ... 25
2.9 Company Group Entities ... 26
2.10 Delayed Transfer ... 26

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1 Organization, Qualification and Subsidiaries ... 27
3.2 Authority Relative to the Transaction Agreements ... 27
3.3 Consents and Approvals; No Violations ... 28
3.4 Financial Statements ... 28
3.5 No Undisclosed Liabilities ... 29
3.6 Absence of Certain Changes or Events ... 29
3.7 Litigation ... 30
3.8 Compliance with Laws ... 30
3.9 Permits ... 31
3.10 Employee Benefits ... 31
3.11 Labor and Employment Matters ... 32
3.12 Real Property ... 33
3.13 Environmental Matters ... 34
3.14 Taxes ... 35
3.15 Material Contracts ... 35
3.16 Intellectual Property ... 37

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3.17	Customers and Suppliers	41
3.18	Product Liability; Warranties	42
3.19	Inventory	43
3.20	Insurance	43
3.21	Brokers	43
3.22	Title to Assets, Properties and Rights; Sufficiency	44

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
OF THE BUYER

4.1	Organization and Qualification	45
4.2	Authority Relative to the Transaction Agreements	45
4.3	Consents and Approvals; No Violations	45
4.4	Litigation	46
4.5	Brokers	46
4.6	Financing	46
4.7	Sufficiency of Funds	47
4.8	Solvency	47
4.9	Acknowledgment by the Buyer	47

ARTICLE V

ADDITIONAL AGREEMENTS

5.1	Access to Books and Records	48
5.2	Contacts with Suppliers and Customers; Inventory	50
5.3	No Negotiation or Solicitation	51
5.4	Confidentiality	51
5.5	Efforts	54
5.6	Conduct of Business	57
5.7	Public Announcements	60
5.8	Recordation of Transferred IP	60
5.9	Company Marks	60
5.10	Misallocated Assets and Liabilities	60
5.11	Further Actions	61
5.12	Additional Contracts	61
5.13	Notification of Certain Matters	62
5.14	Non-Solicitation	62
5.15	Financing	63
5.16	Business Financial Statements	67
5.17	Existing Licenses	69
5.18	Prosecution Files	70
5.19	Real Estate Matters	70

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ARTICLE VI

EMPLOYEE AND INDEPENDENT CONTRACTOR MATTERS

6.1 Employee Matters 71
6.2 Independent Contractor Matters. 76

ARTICLE VII

TAX MATTERS

7.1 Purchase Price Allocation 77
7.2 Cooperation and Exchange of Information 78
7.3 VAT 79
7.4 Transfer Taxes 79
7.5 Technology Transfer Agreement 79
7.6 Straddle Period 80

ARTICLE VIII

CONDITIONS TO OBLIGATIONS TO CLOSE

8.1 Conditions to Obligation of Each Party to Close 80
8.2 Conditions to the Buyer's Obligation to Close 81
8.3 Conditions to the Company's Obligation to Close 82
8.4 Frustration of Closing Conditions 82

ARTICLE IX

TERMINATION

9.1 Termination 82
9.2 Effect of Termination 83
9.3 Extension; Waiver 83

ARTICLE X

INDEMNIFICATION

10.1 Survival of Representations, Warranties, Covenants and Agreements 84
10.2 Indemnification 84
10.3 Indemnification Procedures 86
10.4 Exclusive Remedy 88
10.5 Mitigation of Losses 89
10.6 Tax Treatment 89

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ARTICLE XI

GENERAL PROVISIONS

11.1	Interpretation; Absence of Presumption	89
11.2	Headings; Definitions	90
11.3	Governing Law; Jurisdiction and Forum	90
11.4	Entire Agreement	91
11.5	No Third Party Beneficiaries	91
11.6	Expenses	91
11.7	Notices	91
11.8	Successors and Assigns	92
11.9	Amendments and Waivers	93
11.10	Severability	93
11.11	Specific Performance	93
11.12	Bulk Sale Laws	94
11.13	No Admission	94
11.14	Counterparts	94
11.15	Financing Source Liability	94
11.16	Waiver of Jury Trial	94
11.17	Privileged Communications	95

<u>Exhibits</u>

Exhibit A	Form of Assignment and Assumption Agreement
Exhibit B	Form of Bill of Sale
Exhibit C	Form of Ethernet Services Agreement
Exhibit D	Form of Intellectual Property Matters Agreement
Exhibit E	Form of Letter Agreement
Exhibit F	Form of Local Transfer Agreement
Exhibit G	Form of Patent Assignment Agreement
Exhibit H	Form of Supply Agreement
Exhibit I	Form of Trademark Assignment Agreement
Exhibit J	Form of Transition Services Agreement

<u>Schedules</u>

Schedule I	Sellers
Schedule 1.1-BP	Business Products
Schedule 1.1-EIP	Excluded IP
Schedule 1.1-ET	Excluded Technology
Schedule 1.1-IP(b)	Transferred Patents
Schedule 1.1-IP(c)	Transferred Marks
Schedule 1.1-RMP	Roadmap Products
Schedule 1.1-TT	Transferred Technology
Schedule 2.1(a)(i)(A)	Transferred Contracts
Schedule 2.1(a)(i)(B)	Transferred Real Property Leases
Schedule 2.1(a)(ii)	Transferred Employee Plan Assets

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Schedule 2.1(a)(iii) Transferred Business Permits Schedule 2.1(a)(vi) Raw Materials, Work-in-Progress, Finished Goods and Other Inventory Schedule 2.1(a)(x) Tangible Assets Schedule 2.1(a)(xi) Other Transferred Assets Schedule 2.1(c)(xiv) Excluded Assets Schedule 2.1(d)(iii) Excluded Employment Liabilities Schedule 2.1(d)(v) Other Assumed Liabilities Schedule 5.5(d)(i)(B) Antitrust Laws Schedule 6.1(b) Minimum Number of Transferred Employees Schedule 6.1(c) Additional Indemnities Related to Certain Employees Schedule 6.1(d)(i) Discontinued Projects Schedule 6.1(d)(ii) Employment Offer Process Schedule A Knowledge of the Buyer Schedule B Knowledge of the Companyv

ASSET PURCHASE AGREEMENTThis ASSET PURCHASE AGREEMENT, dated as of April 5, 2020 (this "Agreement"), is by and among Intel Corporation, a Delaware corporation (the "Company"), MaxLinear, Inc., a Delaware corporation (the "Buyer") (each of the Company and the Buyer, a "Party", and collectively, the "Parties") and MaxLinear Asia Singapore Private Limited ("MaxLinear Singapore"), as a Buyer Designee pursuant to Section 2.8 of this Agreement.RECITALSWHEREAS, the Company and each other Company Group Entity that holds any right, title or interest in or to any Transferred Assets, including those set forth on Schedule I (each a "Seller" and collectively, the "Sellers") collectively operate the Business;WHEREAS, the Parties desire that, subject to the terms and conditions of this Agreement, the Buyer and the Buyer Designees shall purchase from the Sellers the Transferred Assets and the Buyer and the Buyer Designees shall assume from the Sellers the Assumed Liabilities;WHEREAS, at the Closing, the Company and the Buyer shall enter into, or shall cause the applicable Sellers and Buyer Designees to enter into, the Ancillary Agreements; andWHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:ARTICLE I DEFINITIONS; INTERPRETATION 1.1 Defined Terms. For the purposes of this Agreement, the following terms shall have the following meanings:"Accounts Payable" means (a) all trade accounts payable and obligations to make payments to suppliers and other service providers of the Business, including all trade accounts payable representing amounts payable in respect of goods shipped or products sold or services rendered to the Business, (b) all other accounts or notes payable with respect to the Business and (c) any claim, remedy or other right related to (a) or (b)."Accounts Receivable" means (a) all trade accounts receivable and other rights to payment from customers, net of rebates earned, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers, in each case, to the extent related to the Business, (b) all other accounts receivable to the extent related to the Business, and (c) any claim, remedy or other right related to (a) or (b).

"Action" means any claim, charge, demand, action, cause of action, audit, suit, arbitration, indictment, litigation, hearing or other proceeding (whether civil, criminal, administrative, judicial or investigative)."Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or is under common control with such first Person."Ancillary Agreements" means, collectively, the Intellectual Property Matters Agreement, the Assignment and Assumption Agreements, the Lease Assignments, the Patent Assignment Agreement, the Trademark Assignment Agreement, the Local Transfer Agreements, the Supply Agreement, the Ethernet Services Agreement, the Letter Agreement and the Transition Services Agreement."Antitrust Law" means the Sherman Antitrust Act of 1890, as amended, the Clayton Act of 1914, as amended, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Federal Trade Commission Act, as amended, and all other applicable federal, state or foreign Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition."Assignment and Assumption Agreement" means the assignment and assumption agreement between the Company (or the applicable Seller), on the one hand, and the Buyer (or the applicable Buyer Designee), on the other hand, to be entered into at the Closing in substantially the form attached hereto as Exhibit A."Austria Lease" has the meaning set forth on Schedule 2.1(a)(i)(B)."Bill of Sale" means the bill of sale to be delivered by the Company (or the applicable Seller) to the Buyer (or the applicable Buyer Designee) at the Closing in substantially the form attached hereto as Exhibit B."Business" means the design, development, testing, manufacturing and fabrication (as performed by third parties), marketing, sale and other commercialization and support (including warranty service and other maintenance support) of the Business Products as currently conducted by the Company Group Entities’ “Connected Home Division”; provided that, "Business" excludes (a) general corporate functions, including human resources, business development, legal, purchasing, billing, order entry, fulfillment, collections, finance and accounting and (b) the manufacture or fabrication of the Business Products known as PUMA 6 and PUMA 7."Business Day" means any day that is not a Saturday, a Sunday or other day on which commercial banks in Santa Clara, California are required or authorized by Law to be closed."Business Employee" means each Employee (i) engaged in the Business in any of Austria, Germany and Singapore, (ii) engaged in the Business in any of China, Hong Kong, Taiwan, India, Israel, UK, and the United States, and (iii) as may be identified and otherwise mutually agreed upon by the Company and the Buyer between the signing of this Agreement and2 the Closing; provided that in the case of clause (ii), as at the Closing, Business Employees shall include only those Employees who remain on the List of Non-Automatic Transferred Employees pursuant to Section 6.1(d) between the signing of this Agreement and the Closing."Business Financial Statements" means the Audited Financial Statements and the Reviewed Interim Financial Statements."Business Products" means the products of the Company or its Affiliates set forth on Schedule 1.1-BP and the Roadmap Products."Buyer Liability Cap" means $90,000,000 as increased from time to time by an amount equal to the Exhibit A-3 Payments (as defined in the Supply Agreement) made by the Company pursuant to Product Exhibit A-3 of the Supply Agreement."Cash" means all cash, cash equivalents and marketable securities held by or on behalf of the Company and its Subsidiaries."Code" means the U.S. Internal Revenue Code of 1986, as amended."Collective Status" means any collective bargaining agreement, collective agreement and atypical agreement, unilateral commitment, company's practices, collective benefits, collective saving plans and profit sharing plans, covering any Business Employee, being noted that Collective Status may include any Employee Plans."Company Group Entity" means the Company and its Subsidiaries."Company Liability Cap" means an amount equal to the Purchase Price, as decreased from time to time by an amount equal to the Exhibit A-3 Payments (as defined in the Supply Agreement) made by the Company pursuant to Product Exhibit A-3 of the Supply Agreement."Company Restricted Stock Units" means restricted stock units granted to any Transferred Employee pursuant to any equity plan maintained by the Company and that are held and remain outstanding by any such Transferred Employee as of immediately prior to the Closing."Confidentiality Agreement" means that certain confidentiality agreement, dated as of September 11, 2019, by and between the Company and the Buyer."Contract" means any oral or written agreement, contract, License, lease, indenture, bond, note, loan, purchase order, sales order, franchise, obligation, undertaking or other commitment or arrangement that is binding upon a Person or any of its property under applicable Law, including all amendments and supplements thereto."control" means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise (and the terms "controlled by" and "under common control with" shall have correlative meanings).3

"Debt Financing Sources" means the agents, arrangers, lenders and other entities that have committed to provide or arrange all or any part of the Debt Financing or other financing arrangements in connection with the transactions contemplated hereby, including the parties to any joinder agreements, indentures or credit agreements entered pursuant thereto or relating thereto (but excluding the Buyer, any Buyer Designee and any of their respective Subsidiaries), together with their respective Affiliates, and their respective Affiliates' equityholders, members, general partners, limited partners, officers, directors, employees, agents and representatives and their respective successors and assigns."Delayed Transfer Date" means, in relation to an Delayed Business, the date on which the Delayed Business transfers to the Buyer."Employee" means any current or former employee, officer or director of the Company or any Employing Subsidiary."Employee Plans" means other than plans, policies, procedures, programs or arrangements maintained or required to be maintained by a Governmental Entity or applicable Law, all employee benefit plans (as defined in Section 3(3) of ERISA, whether or not such plans are subject to ERISA) and all compensation, bonus, stock option, stock purchase, restricted stock, equity, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, gratuity, termination indemnity or other benefit plans, programs, policies, practices, contracts, agreements or arrangements, whether collective or individually agreed, and all employment, consulting, termination, severance, savings plans, profit sharing or other contracts or agreements with or covering (including eligibility to participate) any Business Employee, to which any Business Employee and either the Company or any Employing Subsidiary are parties or which are maintained, contributed to or sponsored by the Company or any Employing Subsidiary for the benefit of any Business Employee (or the dependent or beneficiary thereof), or with respect to which the Company or any Employing Subsidiary has or may have any Liability or obligation with respect to Business Employees."Employee Records" means all personal files of Transferred Employees."Employing Subsidiary" means a Subsidiary of the Company that employs a Business Employee."Environmental Claim" means any Action or written notice by any Person alleging potential Liability (including potential Liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of, or exposure to, any Material of Environmental Concern at any location, whether or not owned or operated by any Seller or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law."Environmental Law" means any Law relating to pollution or protection of human health or the environment, including Laws relating to Materials of Environmental Concern.amended."ERISA" means the Employee Retirement Income Security Act of 1974, as4

"ERISA Affiliate" means any Person, trade or business, whether or not incorporated, under common control with the Company or any of its Affiliates and that, together with the Company or any of its Affiliates, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code."Ethernet Services Agreement" means the Ethernet Network Controller Services Agreement, between the Company, on the one hand, and the Buyer (or MaxLinear Singapore), on the other hand, to be entered into at the Closing, in substantially the form attached hereto as Exhibit C."Excluded IP" means the Intellectual Property Rights (other than Patents and Marks) that are described on Schedule 1.1-EIP."Excluded IP / Technology-Related Documentation" means any books, records, files, ledgers or similar documents relating to Registered Transferred IP or invention disclosures, in each case, that are not expressly included in the Transferred IP / Technology-Related Documentation.hereto."Excluded Technology" means the Technology set forth on Schedule 1.1-ET"Fraud" means actual and intentional common law fraud (not a constructive fraud or fraud based on recklessness or negligence) under Delaware law with respect to the making of a representation or warranty, upon which there has been reasonable reliance."Fundamental Buyer Representations" means the representations and warranties set forth in Section 4.1 (Organization and Qualification), Section 4.2 (Authority Relative to the Transaction Agreements) and Section 4.5 (Brokers)."Fundamental Company Representations" means the representations and warranties set forth in Section 3.1 (Organization, Qualification and Subsidiaries), Section 3.2 (Authority Relative to the Transaction Agreements), and Section 3.21 (Brokers)."GAAP" means generally accepted accounting principles, as in effect from time to time, in the U.S."Governmental Entity" means any national, federal, state or local, whether domestic or foreign, government, governmental entity, quasi-governmental entity, court, tribunal or any governmental bureau, or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing."Immigration Rights" means the rights, duties and Liabilities of the Company and its Subsidiaries (i) in connection with the submission of petitions to the United States Citizenship and Immigration Service prior to Closing requesting the grant of employment-based non- immigrant and immigrant visa benefits on behalf of Business Employees who are Transferred Employees and are foreign nationals working in the United States and (ii) from and after the Closing related to the immigration status of the Business Employees who become Transferred Employees.5

"Inbound License Agreement" means any Contract pursuant to which a third Person has granted or agreed to grant to any Company Group Entity any License with respect to Technology or Intellectual Property Rights, which right is as of the effective date of this Agreement or the Closing (as applicable) practiced or used in the Business, including any Contract pursuant to which any third-party Technology or Intellectual Property Rights are incorporated into or embodied in any Business Product."Indebtedness" of any Person means, without duplication, (i) all (A) indebtedness of such Person for borrowed money, (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments the payment of which such Person is responsible or liable, and (C) banker's acceptances or letters of credit to the extent drawn upon and unpaid; (ii) all lease payment obligations of such Person for the deferred purchase price of property, all conditional sale Liabilities of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current Liabilities); (iii) all obligations as lessee under any leases which are required to be capitalized in accordance with GAAP; (iv) net cash payment obligations under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination); and (v) all obligations of the type referred to in clauses (i) through (iv) above of any Person the payment of which such Person is responsible or liable as obligor, guarantor or surety."Intellectual Property Matters Agreement" means the Intellectual Property Matters Agreement between the Company, on the one hand, and the Buyer (or MaxLinear Singapore), on the other hand, to be entered into at the Closing in substantially the form attached hereto as Exhibit D."Intellectual Property Rights" means all intellectual property rights and related priority rights, whether protected, created, or arising under the laws of the United States or any other jurisdiction or under any international convention, relating to, arising from, or associated with Technology, including (a) Patents; (b) Marks; (c) copyrights, rights in Works of Authorship, Mask Works, including rights in databases, data collections and moral rights and all registrations, applications, renewals, extensions and reversions of any of the foregoing, including moral rights, however denominated ("Copyrights"); (d) industrial design rights and registrations thereof and applications therefor; (e) trade secrets and other confidential proprietary information, including non-public discoveries, concepts, ideas, research and development, technology, know-how, formulae, inventions, compositions, processes, techniques, technical data and information, procedures, semiconductor device structures, drawings, specifications, databases, data collections or compilations, and other collected or compiled information, such as customer lists, customer data, supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by issued Patents ("Trade Secrets"); (f) any other intellectual property rights recognized in any particular jurisdictions; and (g) rights to sue with respect to past and future infringements of any of the foregoing."IRS" means the United States Internal Revenue Service."Israel Lease" has the meaning set forth on Schedule 2.1(a)(i)(B).6

"Knowledge of the Buyer" means the actual knowledge of any of the individuals set forth on Schedule A hereto, in each case after reasonable inquiry."Knowledge of the Company" means the actual knowledge of any of the individuals set forth on Schedule B hereto, in each case after reasonable inquiry."Lantiq Acquisition" means the acquisition of Lantiq HoldCo S.à r.l., pursuant to the Purchase Agreement, dated as of January 30, 2015, by and among Intel Corporation, Lantiq HoldCo S.à r.l., Lantiq Topco GP Ltd., Lantiq Topco L.P., and Golden Gate Capital Opportunity Fund, L.P."Lantiq Products" means all products including products in development acquired in the Lantiq Acquisition."Law" means any foreign or domestic, national, federal, territorial, state or local law (including common law), statute, treaty, regulation, ordinance, rule, Order, or Permit, in each case having the force and effect of law, or any similar form of decision or approval of, or determination by, or any binding interpretation or administration of any of the foregoing by, issued, enacted, adopted, promulgated, implemented or otherwise put in effect by or under the authority of any Governmental Entity."Lease Assignments" means the assignments and assumptions of the applicable Company Group Entity's interest in the Transferred Real Property Leases in a form reasonably acceptable to the Buyer, the Company and the applicable landlord party thereto, and in form for recordation with the appropriate public land records, if necessary."Leased Real Property" means the real property leased pursuant to the Transferred Real Property Leases."Letter Agreement" means the Letter Agreement, between the Company, on the one hand, and the Buyer, on the other hand, to be entered into at the Closing in substantially the form attached hereto as Exhibit E."Liability" means any debt, liability or obligation (whether direct or indirect, absolute or contingent, known or unknown, accrued or unaccrued, liquidated or unliquidated, or due or to become due whether in contract, tort, strict liability, by statute or regulation or otherwise arising under applicable Law, including any fines or penalties which may be levied under applicable Law, or otherwise, and whether or not required to be set forth on a balance sheet prepared in accordance with GAAP)."Licenses" means, whether actual or contingent, all licenses, approvals, permits, authorizations, permissions, consents, grants of right, immunities, covenants not to sue or assert, covenants to delay suit, commitments to license (including any SSO Commitments), options, releases, and rights to renew or extend any license or covenant, in each case, relating to any Intellectual Property Rights and granted under any Contract."Liens" means all liens, mortgages, encumbrances, pledges, charges, security interests, purchase agreements, title retentions, easements, rights of way, rights of first offer,7 rights of first refusal or other similar rights, or restrictions on transfer (in each case, other than (i) restrictions under applicable federal, state or other securities Laws or (ii) any nonexclusive License with respect to Intellectual Property Rights)."Local Transfer Agreement" means, with respect to each foreign Seller, one or more short-form agreements for the purpose of implementing the transfer to the Buyer (or the applicable Buyer Designee) of the Transferred Assets and the Transferred Employees and the assignment and assumption of the Assumed Liabilities located outside of the United States, in substantially the form attached hereto as Exhibit F, with such changes in one or more jurisdictions as are necessary (a) to comply with applicable local Law where the Transferred Asset is located and (b) to adapt the agreement to the particular circumstances of the relevant foreign operations and are not inconsistent with this Agreement or the other Ancillary Agreements."Losses" means all losses, costs, interest, charges, expenses (including reasonable attorneys' and other professional fees reasonably incurred), Liabilities, Taxes, settlement payments, awards, judgments, fines, penalties, damages, assessments or deficiencies, and including any such reasonable fees and expenses incurred in connection with investigating, defending against or settling any of the foregoing; provided that "Losses" shall not include any consequential, exemplary, incidental, indirect or punitive damages, including actual or potential lost profits, diminution in value or multiple of earnings, in each case, whether or not foreseeable, other than consequential, indirect or punitive damages recovered by a third party in a Third Party Claim."made available" means that the Company has (i) posted such materials to the virtual data room on datasiteone.merrillcorp.com (the "Data Room"), but only if so posted and made available on or prior to, and not removed from the Data Room as of, the signing of this Agreement or (ii) otherwise provided to the Buyer or its Representatives by electronic mail, in presentations, meetings or similar communications prior to the signing of this Agreement."Marks" means business names, corporate names, trade names, logos, slogans, trade dress, fictitious and other business names, registered and unregistered trademarks and service marks, Internet domain names, other indicators of source or origin, registrations of and applications for any of the foregoing, and all goodwill associated with any of the foregoing."Mask Works" means mask works, mask sets, layouts, topographies, and other design features with respect to integrated circuits."Material Adverse Effect" means an event, development, change or effect (any such item, an "Effect") that (A) is materially adverse to the Transferred Assets, Assumed Liabilities or financial condition or results of operation of the Business, in each case, taken as a whole, or (B) materially impairs or delays the ability of the Company and the other Company Group Entities to consummate the transactions contemplated by this Agreement and the Ancillary Agreements, taken as a whole; provided, however, that, in the case of the foregoing clause (A), no Effect resulting from or arising out of any of the following shall be deemed to constitute, or shall be taken into account in determining whether there has been, a "Material Adverse Effect": (i) events, developments, changes or effects generally affecting global or8 national economic, monetary, or financial conditions, including changes in prevailing interest rates, exchange rates, credit markets, or financial market conditions, (ii) events, developments, changes or effects generally affecting the industries in which the Business operates, (iii) events, developments, changes or effects generally affecting global or national political conditions, including the outbreak or escalation of war or acts of terrorism, (iv) epidemics, pandemics, earthquakes, hurricanes, tsunamis, typhoons, lightning, blizzards, tornadoes, floods and other natural disasters, weather conditions and other force majeure events, (v) changes after the date hereof in applicable Law or the official interpretation thereof or changes after the date hereof in GAAP or the official interpretation thereof, (vi) any failure by the Business to meet any internal or other projections or forecasts or estimates of revenue or earnings for any period (it being understood that the underlying facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there is or has been a Material Adverse Effect) or (vii) events, developments, changes or effects, including impacts on relationships with customers, suppliers, employees (including any departure or termination of employees), labor organizations or Governmental Entities, in each case, attributable to the announcement or pendency of this Agreement, the Ancillary Agreements, the transactions contemplated hereby or thereby or the identity of or action taken by the Buyer or any of its Affiliates; provided, however, that any event, development, change or effect set forth in clauses (i) through (v) above may be taken into account in determining whether there has been a Material Adverse Effect to the extent such event, development, change or effect has had a disproportionate adverse effect on the Business or the Transferred Assets as compared to the adverse effect on other similar businesses that operate in the same industries or geographies in which the Business operates."Materials of Environmental Concern" means any chemicals, pollutants, contaminants, wastes, toxic or hazardous substances or wastes, natural gas, petroleum and petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, lead or lead-based paints or materials, radon or mold, fungi, mycotoxins or other substances that are regulated under Environmental Law because of their hazardous, toxic or dangerous properties or characteristics."Off-the-Shelf Software Licenses" means Contracts that grant to the Company or any of its Affiliates any License with respect to off-the-shelf Software that is generally available on standard or non-discriminatory terms."Open Source Software" means any open source, public source or freeware Software made available under or otherwise subject to any license that (a) is considered an open source software license by the Open Source Initiative or a free Software license by the Free Software Foundation, including any version of any software licensed pursuant to any version of the GNU General Public License, GNU Lesser/Library General Public License, Apache Software License, Mozilla Public License, BSD License, MIT License, Common Public License, or any derivative of any of the foregoing licenses; or (b) requires, as a condition of use, modification or distribution of Software subject to such license, that (i) such Software or other Software combined or distributed with such software be disclosed or distributed in source code form, or (ii) such Software or other software combined or distributed with such Software or any associated Technology be made available by any member Seller without cost (including for the purpose of making additional copies or derivative works).9

"Order" means any order, judgment, decisions, ruling, writ, injunction, stipulation, award or decree of a Governmental Entity."Organizational Document" means any of the following, as applicable: (i) the articles or certificate of incorporation and the bylaws of a corporation; (ii) the partnership agreement and any statement of partnership of a general partnership; (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (iv) limited liability company agreement or operating agreement and the certificate of formation of a limited liability company; and (v) the charter, memorandum and articles of association, bylaws or other similar document adopted, filed or entered into in connection with the creation, formation, governance or organization of a Person."Outbound License Agreement" means any Contract pursuant to which any Seller has granted or agreed to grant to any third Person any License with respect to any of the Transferred IP, in each case which is in effect as of the effective date of this Agreement or the Closing (as applicable)."Patent Assignment Agreement" means the patent assignment (in substantially the form and substance as attached hereto as Exhibit G) to be entered into by and between each Seller holding a Transferred Patent, on the one hand, and Buyer (or the applicable Buyer Designees), on the other hand, at or prior to the Closing."Patents" means patents and patent applications, utility models and applications for utility models and inventor's certificates and applications for inventor's certificates, including all continuations, divisionals, continuations-in-part, and provisionals and patents issuing on any of the foregoing, all foreign counterpart registrations thereof and applications therefor, all reissues, reexaminations, substitutions, revalidations, renewals, and extensions of any of the foregoing."Permits" means all licenses, permits, franchises, approvals, business registrations, authorizations, consents or Orders of, or notices to or filings with, any Governmental Entity, excluding, for clarity, any of the foregoing with respect to Intellectual Property Rights or registrations or applications therefor or Technology."Permitted Liens" means the following Liens: (i) Liens for Taxes, assessments or other governmental charges or levies that are not yet due or payable or that are being contested in good faith by appropriate proceedings or that may thereafter be paid without penalty and for which adequate reserves have been established in accordance with GAAP; (ii) statutory Liens of landlords, lessors or renters for amounts not yet due or payable or that are being contested in good faith; (iii) Liens of carriers, warehousemen, mechanics, materialmen, laborers, suppliers, workmen, repairmen, other Liens, in each case, imposed by applicable Law and other similar Liens arising or occurring in the ordinary course of business (x) for amounts not yet overdue or (y) for amounts that are overdue and that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security; (iv) defects or imperfections of title, overlaps, encroachments, easements, zoning ordinances, declarations,10 covenants, rights-of-way, restrictions and other similar charges, instruments or encumbrances which do not, individually or in the aggregate, materially detract from the use or occupancy or the value of a Transferred Asset; (v) the terms and conditions of the Transferred Real Property Leases; (vi) all applicable zoning, entitlement, conservation restrictions, land use restrictions and other governmental rules and regulations; (vii) matters that would be disclosed by a current survey of any real property; and (viii) Liens approved in writing by the Buyer or incurred as a result of any action of the Buyer or its Affiliates, which shall include any Liens granted pursuant to any Ancillary Agreement."Person" means an individual, partnership (general or limited), corporation, limited liability company, joint venture, association or other form of business organization (whether or not regarded as a legal entity under applicable Law), trust or other entity or organization, including a Governmental Entity."Personal Data" means information that: (i) identifies or can be used to identify an individual (including names, signatures, addresses, telephone numbers, e-mail addresses and other unique identifiers), device or household; or (ii) can be used to authenticate an individual (including employee identification numbers, government-issued identification numbers, passwords or PINs, financial account numbers, credit report information, biometric or health data, answers to security questions and other personal identifiers)."Privacy Obligations" means applicable Laws, contractual obligations, self- regulatory standards, or written policies or terms of use of the Company or any of the Sellers which are related to privacy, data protection or the Processing of Personal Data, in each case as and to the extent applicable to the operation of the Business."Process" or "Processing" means, with respect to Personal Data, acquisition, access, collection, use, handling, storage, maintenance, protection, retention, disclosure, transfer, destruction or disposal."Purchase Price" means an amount equal to $150,000,000."R&W Insurance Policy" means the representation and warranty insurance policy contemplated to be obtained from Everest Indemnity Insurance Company (the "R&W Insurers"), pursuant to the binder letter entered into between Buyer and the R&W Insurers on the date hereof and in the form previously provided to the Company."R&W Premium Amount" means an amount equal to, the premium, underwriting fee, broker's fee and any associated taxes or surcharges paid by the Buyer in connection with binding the R&W Insurance Policy."R&W Retention Amount" means $1,500,000."R&W Shared Retention Amount" means an amount equal to 50% of the R&W Retention Amount.11

"Registered Transferred IP" means any Patents, Marks, and Copyrights that constitute Transferred IP and that are registered, applied for, recorded, or filed with a Governmental Entity."Representatives" means, with respect to any Person, each Person that is (i) a Subsidiary or other Affiliate of such Person or (ii) an officer, director, principal, employee, counsel, auditor, partner, member, attorney, advisor, consultant, accountant, banker, agent or representative of such Person or any of such Person's Subsidiaries or other Affiliates."Roadmap Products" means the products set forth on the product roadmap attached hereto as Schedule 1.1-RMP."Sale" means the sale, conveyance, assignment, transfer and delivery to, and the purchase, acquisition and receipt by, the Buyer or one or more of the Buyer Designees of the Transferred Assets pursuant to this Agreement and the Local Transfer Agreements."Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder."Security Incident" means any theft or loss of, or unauthorized or unlawful disclosure, acquisition, use, alteration or destruction of, or unauthorized or unlawful access to, or other compromise of, Personal Data or confidential information, or of any Business Product or any information system or physical location that contains any Personal Data or confidential information."SEP" means any Patent that is necessary on technical (but not commercial) grounds for complying with a standard adopted and promulgated by any SSO, but excluding any Patent that is not necessarily infringed by implementation of a given standard, but is infringed by the implementation of other published specifications merely referenced by, or incorporated by reference into, the body of the applicable standard."Singapore Leases" has the meaning set forth on Schedule 2.1(a)(i)(B)."Software" means all: (i) computer programs and other software, including firmware and microcode, and including software implementations of algorithms, models, and methodologies, whether in source code, object code or other form, including libraries, frameworks, software development kits, application programming interfaces, subroutines and other components thereof and (ii) documentation, inducing programmers' annotation, notes, documentation, product user manuals, training materials and other Works of Authorship used to design, develop or support any of the foregoing, irrespective of the media on which it is recorded."SSO" means a standards body, standard-setting organization, or standards development organization."SSO Commitments" means the promises, declarations and other commitments concerning any Patent, granted or made by a Person (a) to any SSO, or (b) pursuant to the12 membership agreements, bylaws or policies of SSOs, in each case, in which Company or any of its Affiliates have participated with respect to the activities of the Business."Subsidiary" means, with respect to any Person, any corporation, entity or other organization whether incorporated or unincorporated, of which (i) such first Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions or (ii) such first Person is the general partner or managing member."Supply Agreement" means that certain Supply Agreement, between the Company, on the one hand, and the Buyer (or the applicable Buyer Designee), on the other hand, to be entered into at the Closing in substantially the form attached hereto as Exhibit H."Tax" means (i) any tax, assessment and governmental charges of any kind, including any U.S. federal, state, local or non-U.S. income, net income, gross income, corporation, profit, license, severance, occupation, windfall profits, capital gains, capital stock, transfer, registration, social security, production, franchise, gross receipts, payroll, sales, employment, unemployment, disability, use, property, excise, value added, goods and services, estimated, stamp, cess, alternative or add-on minimum, environmental, foreign or domestic withholding tax, together with all interest and penalties imposed with respect to such amounts."Tax Authority" means any Governmental Entity responsible for the administration, imposition and/or collection of any Tax."Tax Proceeding" means any audit, examination, contest, litigation or other proceeding with or against any Tax Authority."Tax Return" means any return, form, declaration, report, claim for refund or information return or statement required to be filed with any Tax Authority relating to Taxes, including any attachment and any amendment thereof."Technology" means all of the following: (i) technology, techniques, processes, designs, design rules, design tools, plans, discoveries, inventions, ideas, concepts, methods, specifications, communication protocols, algorithms, formulae, routines, logic information, register-transfer levels, netlists, verilog files, simulations, emulation and simulation reports, test platform (including test hardware and test Software used therefor), test vectors and procedures, protocols, protypes, Works of Authorship, Mask Works, Software (including software and firmware listings, assemblers, applets, applications, development kits, websites, and content), techniques, files, information, documentation, data, databases (including design databases), die charts, firmware, devices, hardware, packaging and other scientific or technical information or materials; and (ii) any other tangible embodiments of any Intellectual Property Rights. For clarity, "Technology" shall exclude any Intellectual Property Rights."TI Cable Modem Acquisition" means the acquisition of the TI Cable Modem business, pursuant to the Asset Purchase Agreement, dated as of August 10, 2010, by and between Texas Instruments Incorporated and Intel Corporation.13

"TI Cable Modem Products" means all products including products in development acquired in the TI Cable Modem Acquisition."Trademark Assignment Agreement" means the trademark assignment (in substantially the form and substance as attached hereto as Exhibit I) to be entered into by and between each Seller holding a Transferred Mark, on the one hand, and Buyer (or the applicable Buyer Designees), on the other hand, at or prior to the Closing.Agreements."Transaction Agreements" means, collectively, the Agreement and the Ancillary"Transaction Information" means all information regarding the terms and negotiation of this Agreement and the Ancillary Agreements (other than any such information disclosed in accordance with the requirements of Section 5.7)."Transfer Regulations" means, (i) with respect to any country implementing the Acquired Rights Directive (as defined below), the Council Directive 2001/23/EEC of 12 March 2001 on the approximation of the laws of the Member States relating to the safeguarding of employees' rights in the event of transfers of undertakings, businesses or parts of businesses (the "Acquired Rights Directive") and the legislation and regulations of any EU Member State implementing such Acquired Rights Directive; and (ii) any other automatic transfer, employer substitution and similar Laws and regulations applicable to Business Employees in Singapore."Transfer Tax" means any sales, use, transfer, value added, goods and services, gross receipts, excise, registration, documentary, stamp, real property transfer or other similar Tax imposed on or payable in connection with the transactions contemplated by this Agreement."Transferred Business Permits" means (i) those Business Permits that are exclusively related to, used in, or held for use in, in the operation of the Business and (ii) those Business Permits identified on Schedule 2.1(a)(iii)."Transferred IP" means all of the Company Group Entities' ownership interests in and to (a) the Intellectual Property Rights (other than Patents and Marks) that are exclusively used in the Business (other than the Excluded IP), (b) the Transferred Patents and (c) the Marks set forth on Schedule 1.1-IP(c), together with all goodwill with respect thereto (the "Transferred Marks")."Transferred IP / Technology-Related Documentation" means each of the following in paper, digital, or other forms, in each case, solely to the extent exclusively related to Transferred IP and required to be provided to the Buyer pursuant to Section 5.18: (a) the physical and electronic patent prosecution files and dockets relating to all of the Registered Transferred IP (including all original prosecution files held by prosecuting attorneys) and Transferred Technology and (b) ribbon copies of all of Transferred Patents."Transferred Patents" means the Patents set forth on Schedule 1.1-IP(b), together with any Patents that, as of the Closing Date, are terminally disclaimed from or to any such listed Patents.14

"Transferring Post-Signing Contract" means any Contract related exclusively to the Business entered into in the ordinary course of business by a Company Group Entity, including any outbound non-exclusive License for the implementation of platforms related to projects within the Business that are not Discontinued Projects and any outbound non-exclusive shrink-wrap, clickwrap or other standard form License for Software included in the Transferred Technology (collectively, “Form Licenses”), after the date hereof and prior to the Closing Date other than any such Contract (i) requiring aggregate payments over the full term thereof by any Company Group Entity (or any successor or assignee, including Buyer or the Buyer Designee) in excess of $500,000, (ii) that provides for customer, pricing or support obligations on the part of any Company Group Entity (or any successor or assignee, including Buyer or the Buyer Designee) for a period in excess of one (1) year from the effective date of such Contract, or (iii) that includes any commitment on the part of any Company Group Entity (or any successor or assignee, including Buyer or the Buyer Designee) to provide any specific support resources other than ordinary course customer support, which, in the case of any Contract described in clause (i), (ii) or (iii), other than a Form License, shall not constitute a Transferring Post-Signing Contract absent the Buyer’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed."Transferred Technology" means: (a) the Technology owned by any Company Group Entity that is exclusively used in the Business, and (b) the Technology set forth or described on Schedule 1.1-TT, both (a) and (b) excluding, for the avoidance of doubt, the Excluded Technology."Transition Services Agreement" means the Transition Services Agreement, between the Company, on the one hand, and the Buyer, on the other hand, to be entered into at the Closing in substantially the form attached hereto as Exhibit J."United States" or "U.S." means the United States of America."VAT" means (i) any tax imposed in connection with the EU Council Directive of November 28, 2006 on the common system of value added tax (EC Directive 2006/112) and (ii) any tax of a similar nature, including goods and services taxes, whether imposed in substitution for, or levied in addition to, such tax referred to in (i) above, or imposed pursuant to the laws of any jurisdiction which is not a member of the European Union (including, but not limited to, Singapore Goods and Services Tax, and any goods and services tax imposed by other non- European Union jurisdictions)."Works of Authorship" means Software, register-transfer level and gate-level descriptions, netlists, documentation, scripts, verification components, test suites, websites, content, images, graphics, text, photographs, artwork, audiovisual works, sound recordings, graphs, drawings, reports, analyses, writings, and other works of authorship and copyrightable subject matter.1.2 Definitions. The following terms shall have the meanings defined in the pages indicated:15

"Trademark Assignment Agreement ........ 14 2019 Statement of Assets Acquired and Liabilities Assumed .............................. 28 Accounting Firm ....................................... 68 Accounts Payable ........................................ 1 Accounts Receivable................................... 1 Acquired Rights Directive ........................ 14 Action.......................................................... 2 Affiliate ....................................................... 2 Agreement ................................................... 1 Allocation Statements ............................... 77 Alternate Debt Financing .......................... 64 Ancillary Agreements ................................. 2 Anticorruption Laws ................................. 30 Antitrust Law .............................................. 2 Asset Level Allocation Statement............. 77 Assumed Liabilities .................................. 21 Audited Financial Statements ................... 68 Austria Guarantee ..................................... 70 Austria Landlord ....................................... 70 Austria Lease .............................................. 2 Automatic Transferred Employee ............. 71 Business ...................................................... 2 Business Day............................................... 2 Business Employee ..................................... 2 Business Financial Statements .................... 3 Business Independent Contractor ............. 76 Business License Agreements................... 40 Business Permits ....................................... 31 Business Products ....................................... 3 Buyer ........................................................... 1 Buyer Closing Deliveries .......................... 25 Buyer Confidential Information................ 52 Buyer CTA ................................................ 75 Buyer Designee ......................................... 25 Buyer Indemnified Parties ........................ 84 Buyer Indemnified Party........................... 84 Buyer Liability Cap..................................... 3 Cash............................................................. 3 Claim Amount........................................... 86 Claim Notice ............................................. 86 Closing ...................................................... 24 Closing Date.............................................. 24 Code ............................................................ 3 Collective Status ......................................... 3 Company ..................................................... 1Company Closing Deliveries .................... 24 Company Confidential Information .......... 52 Company Disclosure Schedule ................. 27 Company Group Entity ............................... 3 Company Liability Cap ............................... 3 Company Marks........................................ 20 Company PSU........................................... 74 Company Restricted Stock Units ................ 3 Confidentiality Agreement.......................... 3 Connected Home Division ........................ 41 Contract ....................................................... 3 control ......................................................... 3 Copyrights ................................................... 6 Data Room .................................................. 8 Debt Commitment Letter .......................... 46 Debt Commitment Letters......................... 46 Debt Financing .................................... 46, 64 Debt Financing Sources .............................. 4 Delayed Assets .......................................... 26 Delayed Jurisdiction.................................. 26 Delayed Transfer Date ................................ 4 Effect ........................................................... 8 Employee .................................................... 4 Employee Plans........................................... 4 Employee Records ...................................... 4 Employee Representative Body ................ 32 Employing Subsidiary................................. 4 Enforceability Limitations ........................ 28 Entity Level Allocation Statement ............ 76 Environmental Claim .................................. 4 Environmental Law..................................... 4 ERISA ......................................................... 4 ERISA Affiliate .......................................... 5 Ethernet Services Agreement...................... 5 Excluded Assets ........................................ 19 Excluded Business .................................... 26 Excluded IP ................................................. 5 Excluded IP / Technology-Related Documentation ........................................ 5 Excluded Liabilities .................................. 21 Excluded Technology ................................. 5 Export Approvals ...................................... 30 Fee Letter .................................................. 46 Financial Statements ................................. 28 Form Licenses ........................................... 15 Fraud ........................................................... 5

Fundamental Buyer Representations .......... 5 Fundamental Company Representations..... 5 GAAP.......................................................... 5 General Knowledge .................................. 53 Governmental Antitrust Entity.................. 55 Governmental Entity ................................... 5 HSR Act ...................................................... 2 Immigration Rights ..................................... 5 Inbound License Agreement ....................... 6 Indebtedness................................................ 6 Indemnification Claim .............................. 86 Indemnified Party...................................... 86 Indemnifying Party ................................... 86 Intellectual Property Matters Agreement .... 6 Intellectual Property Rights ........................ 6 Interim Financial Statements .................... 67 Interim Period ........................................... 67 Interim Quarter.......................................... 67 Inventory ................................................... 19 IRS .............................................................. 6 Israel Lease ................................................. 6 Knowledge of the Buyer ............................. 7 Knowledge of the Company ....................... 7 Labor Agreements..................................... 33 Lantiq Acquisition ...................................... 7 Lantiq Products ........................................... 7 Law ............................................................. 7 Lease Assignments...................................... 7 Leased Real Property .................................. 7 Letter Agreement ........................................ 7 Liability....................................................... 7 Licensed IP & Technology ....................... 57 Licenses....................................................... 7 Liens............................................................ 7 List of Automatic Transferred Employees............................................. 71 List of Non-Automatic Transferred Employees............................................. 71 Local Transfer Agreement .......................... 8 Losses.......................................................... 8 made available ............................................ 8 Marks .......................................................... 8 Mask Works ................................................ 8 Material Adverse Effect .............................. 8 Material Contract ...................................... 36 Materials of Environmental Concern .......... 9Neutral Accounting Firm .......................... 77 New Debt Commitment Letters ................ 64 Non-Assignable Asset............................... 22 Non-Assumable Liability.......................... 22 Non-Automatic Transferred Employee..... 71 Offered Business Employees .................... 72 Off-the-Shelf Software Licenses................. 9 Open Source Software ................................ 9 Order ......................................................... 10 Organizational Document ......................... 10 Outbound License Agreement .................. 10 Outside Date.............................................. 82 Parties.......................................................... 1 Party ............................................................ 1 Patent Assignment Agreement.................. 10 Patents ....................................................... 10 Permits ...................................................... 10 Permitted Liens ......................................... 10 Person........................................................ 11 Personal Data ............................................ 11 Post-Closing Covenant.............................. 84 Pre-Closing Covenant ............................... 83 Privacy Obligations................................... 11 Privileged Communications ...................... 94 Process ...................................................... 11 Processing ................................................. 11 Property Taxes .......................................... 79 Purchase Price ........................................... 11 R&W Insurance Policy ............................. 11 R&W Insurers ........................................... 11 R&W Premium Amount ........................... 11 R&W Retention Amount .......................... 11 Recipient ................................................... 78 Registered Transferred IP ......................... 12 Representatives ......................................... 12 Reviewed Interim Financial Statements ... 68 Roadmap Products .................................... 12 Sale............................................................ 12 Securities Act ............................................ 12 Security Incident ....................................... 12 Seller ........................................................... 1 Seller Confidential Information ................ 51 Seller CTA ................................................ 75 Seller Indemnified Parties ......................... 85 Seller Indemnified Party ........................... 85 Sellers.......................................................... 117

SEP............................................................ 12 Singapore Leases ...................................... 12 Software .................................................... 12 SSO ........................................................... 12 SSO Commitments.................................... 12 Statement................................................... 75 Statements of Assets Acquired and Liabilities Assumed .............................. 28 Statements of Revenue and Direct Expenses ............................................... 28 Straddle Period .......................................... 79 Subsidiary ................................................. 13 Supplier ..................................................... 78 Supply Agreement .................................... 13 Survival Period.......................................... 84 Tax ............................................................ 13 Tax Arbitrator ........................................... 77 Tax Authority............................................ 13 Tax Proceeding ......................................... 13 Tax Return ................................................ 13 Technology ............................................... 13 Third Party Claim ..................................... 87 Threshold .................................................. 84 TI Cable Modem Acquisition ................... 13 TI Cable Modem Products ........................ 14 Top Customer............................................ 41 Top Supplier.............................................. 42Trade Secrets............................................... 6 Transaction Agreements ........................... 14 Transaction Information............................ 14 Transfer Regulations ................................. 14 Transfer Tax .............................................. 14 Transferee ................................................. 69 Transferred Assets .................................... 18 Transferred Books and Records ................ 19 Transferred Business Permits ................... 14 Transferred Contracts................................ 18 Transferred Employee Plan Assets ........... 19 Transferred Employee Records................. 19 Transferred Employees ............................. 73 Transferred IP ........................................... 14 Transferred IP / Technology-Related Documentation ...................................... 14 Transferred Marks..................................... 14 Transferred Patents ................................... 14 Transferred Real Property Leases ............. 18 Transferred Technology............................ 15 Transferring Post-Signing Contract .... 15, 61 Transition Services Agreement ................. 15 U.S. ........................................................... 15 United States ............................................. 15 VAT .......................................................... 15 Wire Instructions....................................... 24 Works of Authorship................................. 15ARTICLE IITHE TRANSACTIONS2.1 Transferred Assets, Excluded Assets, Assumed Liabilities and Excluded Liabilities.(a) Transferred Assets. For the purposes of this Agreement, "Transferred Assets" means the following assets, properties and rights, in each case (A) other than Excluded Assets and (B) as they shall exist at the Closing, wherever situated and of whatever kind and nature, real or personal, tangible or intangible, whether or not reflected on the books and records of the Company or one of the Company's Subsidiaries (including the Sellers), as applicable:(i) (A) the Contracts set forth on Schedule 2.1(a)(i)(A), (B) the Contracts set forth on Schedule 2.1(a)(i)(B) (the "Transferred Real Property Leases"), and (C) the Transferring Post-Signing Contracts (the Contracts described in clauses (A), (B) and (C), the "Transferred Contracts");18

(ii) To the extent required by applicable Law or as set forth on Schedule 2.1(a)(ii), assets relating to Employee Plans to the extent attributable or allocable to Transferred Employees (the "Transferred Employee Plan Assets");(iii) Transferred Business Permits; (iv) all Transferred IP; (v) all Transferred Technology;(vi) all raw materials, work-in-progress, finished goods and other inventory, in each case, related exclusively to the Business and manufactured by Persons other than the Company or its Subsidiaries and other than as set forth on Schedule 2.1(a)(vi) hereto ("Inventory");(vii) all Transferred IP / Technology-Related Documentation;(viii) to the extent not prohibited by applicable Law and subject to Section 2.1(c)(vi), the books and records relating exclusively to the Business other than Privileged Communications and other than Employee Records (collectively, the "Transferred Books and Records");(ix) subject to Section 2.1(c)(vi), all Employee Records of Automatic Transferred Employees other than any performance-related information related to the Automatic Transferred Employees (whether included or retained outside of each such individual's personnel files) (the "Transferred Employee Records");(x) all tangible assets exclusively related to the Business, including the tangible assets set forth on Schedule 2.1(a)(x); and(xi) the assets set forth on Schedule 2.1(a)(xi) hereto.(b) Conveyance of Transferred Assets. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Company shall sell, assign, transfer, convey and deliver, and shall cause the applicable other Sellers to sell, assign, transfer, convey and deliver, all right, title and interest of the Sellers at the time of the Closing in and to the Transferred Assets free and clear of all Liens (other than Permitted Liens), to the Buyer or one or more Buyer Designee designated by the Buyer for such transfer, and the Buyer shall or shall cause such Buyer Designee to, purchase and accept from the applicable Sellers, the Transferred Assets.(c) Excluded Assets. The Transferred Assets shall not include the following assets, whether owned by the Company or any of its Affiliates (such assets, collectively, the "Excluded Assets"):(i) all Cash;19

(ii) (1) all raw materials, work-in-progress, finished goods and other inventory, in each case, as set forth on Schedule 2.1(a)(vi) hereto and (2) all raw materials, work-in-progress, finished goods and other inventory, in each case, manufactured by the Company or its Subsidiaries;(iii) all Intellectual Property Rights owned or controlled by the Company or any of its Affiliates that are not the Transferred IP, including: (A) all Patents that are not Transferred Patents; (B) all Marks that are not Transferred Marks (collectively, "Company Marks"); (C) all Copyrights and Trade Secrets that are not exclusively used in the Business; and (D) all Excluded IP;(iv) all Excluded Technology;(v) all Excluded IP / Technology-Related Documentation;(vi) to the extent Sellers are required or allowed by applicable Law to retain such information, all personnel, employee compensation, medical and benefits and labor relations records constituting Transferred Employee Records; provided, however, that copies (or, where required by applicable Law, originals) of any such records will be delivered to the Buyer following the Buyer's written request or as required by the Transfer Regulations unless disclosure of such records would be prohibited by any Privacy Obligations, or any other privacy or data protection-related applicable Law or if the written consent of the employee is otherwise required, then subject to such disclosure being done in compliance with the relevant exceptions under such applicable Law or such consent; provided, further, however, that where the applicable Seller has delivered originals of such records, the Buyer or the applicable Buyer Designee will deliver copies of such records to the Company upon the Company's written request to the extent allowed by applicable Law;Assets);(vii) any Employee Plan (other than Transferred Employee Plan(viii) all prepaid premiums and other prepayments and deposits with respect to insurance policies;(ix) any other Contracts that are not Transferred Contracts; (x) all Accounts Receivable as of the Closing; (xi) all of the goodwill of the Business (other than with respect to the Transferred Marks);(xii) equipment for the individual use of an Employee in the performance of their business duties for Employees that are not Transferred Employees;(xiii) tangible assets located in jurisdictions in which there are no Transferred Employees;20

(xiv) the assets set forth on Schedule 2.1(c)(xiv); and(xv) all other assets that are not the Transferred Assets, including, without limitation, any interest in real property other than the Transferred Real Property Leases.(d) Assumed Liabilities. For the purposes of this Agreement and the other Transaction Agreements (including the Local Transfer Agreements with respect to all Sellers located outside of the United States), "Assumed Liabilities" means:(i) all Liabilities of the Company or any of its Subsidiaries (other than the Excluded Liabilities described in clauses (i)-(v) of the definition of Excluded Liabilities and Liabilities relating to Employees) to the extent resulting from, arising out of or relating to the Business or the Transferred Assets, whether arising before, at or after the Closing;(ii) all Liabilities with respect to Offered Business Employees who become Transferred Employees that arise or are incurred after the Closing in respect of services provided by such employees to the Buyer or a Buyer Designee after the Closing;(iii) all Liabilities and obligations arising out of or in any way relating to the employment, transfer or termination of employment of any Automatic Transferred Employee or with respect to gratuity benefits attributable to Transferred Employees engaged in the Business in India (inclusive of their years of service with the Company and its Affiliates as required by Section 6.1(h)), including under any Employee Plan or Collective Status, regardless of when arising or accrued and notably including, without limitation, when existing, arising or accrued on or before the Closing Date, during the course of employment with the Company or any Employing Subsidiary, except as set forth on Schedule 2.1(d)(iii);and(iv) all Immigration Rights, to the extent permitted by applicable Law;(v) all liabilities set forth on Schedule 2.1(d)(v).On the terms and subject to the conditions set forth in this Agreement, effective as of the Closing, Seller shall and shall cause its applicable Sellers to convey and the Buyer shall or shall cause its applicable Buyer Designee designated by the Buyer for such conveyance to assume and agree to perform, satisfy, discharge and fulfill when due the Assumed Liabilities.The Parties acknowledge and agree that the provisions of this Section 2.1(d) do not in any way affect, alter or otherwise diminish either party's rights or obligations regarding indemnification under Section 10.2(a)(i)(B), Section 10.2(b)(i)(B), Section 10.2(a)(i)(C), Section 10.2(b)(i)(C), Section 10.2(a)(i)(D) or Section 10.2(b)(i)(D) for any breach of or inaccuracy in any representation or warranty or any breach of covenant of the applicable Party.(e) Excluded Liabilities. For purposes of this Agreement, "Excluded Liabilities" means any Liability of the Company or any of its Subsidiaries other than the21

Assumed Liabilities including: (i) any Liability resulting from, arising out of or relating to any Excluded Asset; (ii) all Accounts Payable as of the Closing, (iii) any Taxes of the Company or any of its Subsidiaries (other than Taxes in connection with the sale of products of the Business) for any taxable period, and any Liability for Taxes arising from or attributable to the Business or use or ownership of the Transferred Assets or employment of Employees of the Company or any of its Subsidiaries (including Transferred Employees) for all taxable periods (or portions thereof) ending on or prior to the Closing Date; (iv) indebtedness for borrowed money of the Company or any of its Subsidiaries and (v) all product-related Liabilities in excess of $25 million in the aggregate (after taking into account all available coverage under the R&W Insurance Policy) of the Company or any of its Subsidiaries to the extent relating to the products of the Business actually sold and delivered by the Company or its Subsidiaries prior to the Closing (and, for the avoidance of doubt, excluding (A) any Liability relating to any product of the Business (including Business Products) actually sold or delivered by the Buyer or any of its Affiliates after the Closing and (B) any Liabilities resulting from, arising out of or relating to the conduct of the Business or the ownership or operation of the Transferred Assets generally, whether relating to the period prior to, at or after the Closing) that do not arise out of, result from or relate to matters disclosed in this Agreement or in the Company Disclosure Schedule. Notwithstanding any provision in this Agreement or any of the other Transaction Agreements, the Buyer and its Subsidiaries shall not assume or be responsible or liable for any Excluded Liability.2.2 Non-Assignable Assets.(a) Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not constitute an agreement to contribute, convey, assign, transfer or deliver to, or to have assumed by, any of the Company, the Buyer, or any of their respective Subsidiaries, any Transferred Assets, Excluded Assets, Assumed Liabilities or Excluded Liabilities, or any claim, right, benefit or obligation arising thereunder or resulting therefrom, if an attempted contribution, conveyance, assignment, transfer, delivery or assumption thereof, or an agreement to do any of the foregoing, without the consent of a third party (including any Governmental Entity), would constitute a breach or other contravention thereof or a violation of Law or would in any way materially and adversely affect the rights of the Company, the Buyer, or any of their respective Subsidiaries, (as assignee or transferee of the applicable transferor, or otherwise) thereto or thereunder (any such Transferred Asset or Excluded Asset and related claim, right or benefit, a "Non-Assignable Asset" and any such Assumed Liability or Excluded Liability and related claim or obligation, a "Non-Assumable Liability"). The Company shall, and shall cause its Subsidiaries to, use its respective commercially reasonable efforts to obtain any consent necessary for the contribution, conveyance, assignment, transfer, delivery or assumption of any such Transferred Asset or Assumed Liability, or any claim, right or benefit to the Buyer or any of its Subsidiaries, as applicable, including without limitation, consent to the entry into the Lease Assignments. The Buyer shall, and shall cause its respective Subsidiaries to, use its commercially reasonable efforts to obtain any consent necessary for the contribution, conveyance, assignment, transfer, delivery or assumption of any such Excluded Asset, Excluded Liability, or any claim, right or benefit to the Company or any of its Subsidiaries, as applicable. If, on the Closing Date, any such consent is not obtained, or if an attempted contribution, conveyance, assignment, transfer, delivery or assumption thereof would be ineffective or a violation of Law or would materially and adversely affect the rights or obligations of the Company, the Buyer, or any of their respective Subsidiaries, as applicable, thereto or thereunder22 so that the Company, the Buyer, or any of their respective Subsidiaries, as applicable, would not in fact receive all such rights or assume such obligations, for a period not to exceed two (2) years from the Closing Date the Company, the Buyer, or any of their respective Subsidiaries, as applicable, shall cooperate in a mutually agreeable arrangement under which the Company, the Buyer, and their respective Subsidiaries, as applicable, would, in compliance with Law and applicable third party Contracts, obtain the benefits (including contractual rights) and assume the obligations and bear the economic burdens associated with such Transferred Assets, Excluded Assets, Assumed Liabilities or Excluded Liabilities, or any claim, right, benefit or obligation as contemplated by this Agreement, including entering into a transition services agreement, subcontracting, sublicensing or subleasing to the Company, the Buyer, or their respective Subsidiaries, as applicable, or under which the applicable transferors would enforce for the benefit of the Company, the Buyer, or their respective Subsidiaries, as applicable, any and all of their rights against a third party (including any Governmental Entity) associated with such Transferred Asset, Excluded Asset, Assumed Liability or Excluded Liability, claim, right, benefit or obligation, and the applicable transferor would promptly pay to the Company, the Buyer, or their respective Subsidiaries, as applicable, when received all monies received by them (net of any applicable Taxes) under any such Transferred Asset, Excluded Asset, Assumed Liability or Excluded Liability, claim, right, benefit or obligation. Any costs and expenses arising out of or related to the obligations described in this Section 2.2(a) and Section 2.2(b) below, including, for the avoidance of doubt, in relation to seeking or obtaining any necessary third party consents before or after the Closing, or any special arrangements between the Company and the Buyer after the Closing, shall be paid in full by, and be the sole obligation of, the Buyer.(b) Notwithstanding anything to the contrary contained herein, in connection with the Parties' efforts to obtain any required consent to enter into the Lease Assignments relating to the Singapore Leases and the Israel Lease, the Company (or the applicable Seller) and the Buyer or its applicable Buyer Designee shall use commercially reasonable efforts to negotiate with the applicable landlord under the Singapore Leases and the Israel Lease the following: (i) an early termination of the Singapore Leases and the Israel Lease effective as of the Closing Date and (ii) a new lease (or leases) with the Buyer or its applicable Buyer Designee as the lessee to replace the Singapore Leases and the Israel Lease for a period commencing on the Closing Date. If the applicable landlord does not consent to the early termination of the Singapore Leases or the Israel Lease but consents to the Lease Assignments related to the Singapore Leases or the Israel Lease, the Company (or the applicable Seller) and the Buyer or its applicable Buyer Designee shall use commercially reasonable efforts to enter into the Lease Assignments and the Buyer or its applicable Buyer Designee shall use commercially reasonable efforts to negotiate with the applicable landlord a new lease (or leases) with the Buyer or its applicable Buyer Designee as the lessee to replace the Singapore Leases and the Israel Lease for a period commencing on December 1, 2020 with respect to the Singapore Leases and October 18, 2020 with respect to the Israel Lease. If the applicable Company Group Entity party to the Transferred Real Property Lease is not released from any and all obligations and liabilities arising out of or relating to the Transferred Real Property Leases as of the Closing Date, the Buyer hereby covenants and agrees not to (A) exercise any option to renew under the Singapore Leases or otherwise extend the Singapore Leases past the November 30, 2020 expiration date or (B) exercise any option to renew under the Israel Lease or otherwise extend the Israel Lease past the October 17, 2020 expiration date, in each case, without the prior written consent of the Company, with such consent to be granted or withheld in the Company's sole and absolute23 discretion. If the applicable landlord does not consent to the Lease Assignments, Sections 2.2(a) and (c) shall apply.(c) For the avoidance of doubt, neither the failure of any Non-Assignable Asset or Non-Assumable Liability to be transferred to, or assumed by, the Buyer or retained by the Company, as applicable, shall result in any adjustment to the Purchase Price.2.3 Consideration. In consideration for the sale and transfer of the Transferred Assets, the Buyer shall, or shall cause the applicable Buyer Designee to, assume the Assumed Liabilities as of the Closing, and the Buyer shall, or shall cause the applicable Buyer Designee to, pay to the Sellers aggregate cash consideration equal to the Purchase Price, allocated among each of the Sellers as determined pursuant to Section 2.5 below. For the avoidance of doubt, any purchase price amount stated in any Local Transfer Agreement is included in the Purchase Price and is not payable in addition to the Purchase Price.2.4 Closing. The closing of the Sale (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, located at 525 University Avenue, Suite 1400, Palo Alto, California, 94301, (i) at 10:00 a.m., local time, on the third (3rd) Business Day after all of the conditions set forth in Article VIII (other than those conditions that by their nature can only be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions at that time) are satisfied or waived (to the extent permitted by applicable Law) or (ii) at such other place, time or date as may be mutually agreed upon in writing by the Company and the Buyer; provided that in no event shall the Closing occur prior to thirty (30) days from the date hereof. The date upon which the Closing actually occurs is referred to herein as the "Closing Date".2.5 Payment of the Purchase Price.(a) At the Closing, subject to the terms and conditions of this Agreement, the Buyer shall pay, or cause to be paid, an amount equal to the Purchase Price to the Sellers by wire transfer of immediately available funds in accordance with written instructions provided to the Buyer by or on behalf of the Company not less than two (2) Business Days prior to the Closing Date ("Wire Instructions"). The allocation of the Purchase Price shall be determined as provided in Section 7.1.(b) Except to the extent doing so would be inconsistent with the terms of Section 7.1, with respect to any payment that is required to be made by or to any Seller, the Company shall have the right, in its sole discretion, to designate which Seller shall make or receive such payment.2.6 Closing Deliveries.(a) Company Closing Deliveries. At or prior to the Closing, the Company shall deliver (or cause to be delivered) to the Buyer each of the following (collectively, the "Company Closing Deliveries"): counterparts of the Intellectual Property Matters Agreement, the Supply Agreement, the Transition Services Agreement, the Patent Assignment Agreement, the Trademark Assignment Agreement, the Ethernet Services Agreement, the Assignment and Assumption Agreements, the Bills of Sale, the Letter Agreement and the Local Transfer24

Agreements, in each case, duly executed by the Company or such other Company Group Entity contemplated to enter into such Agreements pursuant to such Agreements.(b) Buyer Closing Deliveries. At or prior to the Closing, the Buyer shall deliver (or cause to be delivered) to the Company each of the following (collectively, the "Buyer Closing Deliveries"): counterparts of the Intellectual Property Matters Agreement, the Supply Agreement, the Transition Services Agreement, the Patent Assignment Agreement, the Trademark Assignment Agreement, the Ethernet Services Agreement, the Assignment and Assumption Agreements, the Letter Agreement and the Local Transfer Agreements, in each case, duly executed by the Buyer or such other Buyer Designee contemplated to enter into such Agreements pursuant to such Agreements.2.7 Withholding. The Buyer or Buyer Designees will be entitled to deduct and withhold from any amounts payable pursuant to or as contemplated by this Agreement any withholding Taxes or other amounts required under the Code or any applicable Law to be deducted and withheld. To the extent that any such amounts are so deducted or withheld, such amounts shall be promptly paid over to the appropriate Tax Authority in accordance with applicable Law; provided that, if the Buyer becomes aware that any such withholding may be required (apart from any such withholding arising from a failure to deliver a certificate described in Section 8.2(e)), it shall (i) promptly (and no later than ten (10) Business Days preceding the date of the applicable payment) notify and consult with the Company, as appropriate, regarding any applicable withholding Taxes and (ii) cooperate with the Company in good faith to reduce the amount required to be deducted and withheld in accordance with applicable Law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.2.8 Buyer Designees.(a) The Buyer shall be entitled to designate, in accordance with the terms and subject to the limitations set forth in this Section 2.8, to one or more Subsidiaries (i) the right to purchase the Transferred Assets (including the Transferred Contracts), (ii) the obligation to assume the Assumed Liabilities, (iii) as the entity to employ the Transferred Employees and/or (iv) as the party to enter into one or more of the Ancillary Agreements, except that the Buyer may only designate the Intellectual Property Matters Agreement and the Ethernet Agreement to MaxLinear Singapore and may not designate a Buyer Designee to the Transition Services Agreement (any Subsidiary of the Buyer that shall be properly designated by the Buyer in accordance with this clause, a "Buyer Designee"). The Parties understand and acknowledge that MaxLinear Asia Singapore Private Limited will constitute a Buyer Designee who (among other things) is expected to enter into the Bill of Sale and an Assignment and Assumption Agreement.(b) The Buyer shall, by way of a written notice to be delivered to the Company no later than five (5) Business Days prior to the Closing Date (or such earlier time as may be required pursuant to Section 6.1(l) of this Agreement), designate its Buyer Designees.(c) The Buyer irrevocably guarantees the timely performance of each and every agreement and obligation of the Buyer Designees under the provisions of the Transaction25

Agreement. This is a guarantee of payment and performance, and not of collection, and the Buyer acknowledges and agrees that this guarantee is full and unconditional, and no release or extinguishment of the Buyer's liabilities (other than in accordance with the terms of this Agreement), whether by decree in any bankruptcy proceeding or otherwise, will affect the continuing validity and enforceability of this guarantee. The Buyer hereby waives, for the benefit of the Company, (a) any right to require the Company as a condition of payment or performance of the Buyer to proceed against the Buyer Designees or pursue any other remedies whatsoever and (b) to the fullest extent permitted by applicable Law, any defenses or benefits that may be derived from or afforded by applicable Law that limit the Liability of or exonerate guarantors or sureties, except to the extent that any such defense is available to the Buyer Designees. The Buyer understands that the Company is relying on this guarantee in entering into the Transaction Agreements.2.9 Company Group Entities. The Company shall cause the Company Group Entities to comply with the terms set forth in this Agreement contemplated to be taken by the Company Group Entities. The Company irrevocably guarantees the timely performance of each and every agreement and obligation of the Company Group Entities under the provisions of the Transaction Agreement. This is a guarantee of payment and performance, and not of collection, and the Company acknowledges and agrees that this guarantee is full and unconditional, and no release or extinguishment of the Company's liabilities (other than in accordance with the terms of this Agreement), whether by decree in any bankruptcy proceeding or otherwise, will affect the continuing validity and enforceability of this guarantee. The Company hereby waives, for the benefit of the Buyer, (a) any right to require the Buyer as a condition of payment or performance of the Company to proceed against the Company Group Entities or pursue any other remedies whatsoever and (b) to the fullest extent permitted by applicable Law, any defenses or benefits that may be derived from or afforded by applicable Law that limit the Liability of or exonerate guarantors or sureties, except to the extent that any such defense is available to the Company Group Entities. The Company understands that the Buyer is relying on this guarantee in entering into the Transaction Agreements.2.10 Delayed Transfer. The Buyer and the Company acknowledge and agree that if the Company is unable to de-bond and/or obtain governmental approvals for the transfer of title and possession of the Delayed Assets, the transfer of the Business, including the transfer of the Transferred Assets, Transferred Employees and assumption of the Assumed Liabilities ("Delayed Assets"), in India (the "Delayed Jurisdiction") (the Business in such Delayed Jurisdiction, an "Delayed Business") shall not be effectuated on the Closing Date, but instead shall be effectuated on the Delayed Transfer Date subject to and in accordance with the following:(a) Buyer and the Company shall cooperate to try to effect the transfer of the Delayed Business in each Delayed Jurisdiction as promptly as practicable following the Closing.(b) From the Closing Date until the Delayed Transfer Date, the Company, with the reasonable cooperation of the Buyer, shall operate the Delayed Business in the ordinary course of business consistent with past practice in all material respects and subject to the limitations set forth in Section 5.6, mutatis mutandis, except that such covenants shall extend until the applicable Delayed Transfer Date instead of the Closing Date, taking into account the26 transfers contemplated by this Agreement. In addition, prior to a Delayed Transfer Date, the Company shall, and shall cause each applicable Subsidiary to, consider in good faith and take into account any reasonable request made in writing by the Buyer with respect to an applicable Delayed Business.ARTICLE IIIREPRESENTATIONS AND WARRANTIES OF THE COMPANYExcept as set forth in the disclosure schedule delivered to the Buyer concurrently with the execution of this Agreement (the "Company Disclosure Schedule") (provided that disclosure in any section of the Company Disclosure Schedule shall apply to any other section to the extent that the relevance of such disclosure to such other section is reasonably apparent upon a reading of the disclosure), the Company represents and warrants to the Buyer as follows as of the date hereof and as of the Closing:3.1 Organization, Qualification and Subsidiaries.(a) Each of the Sellers is a corporation, limited liability company or other legal entity, duly organized, validly existing and in good standing (to the extent such concept is legally recognized) under the Laws of the jurisdiction of its organization, except where the failure to be in good standing has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Sellers has all requisite corporate or other organizational power and authority to carry on its businesses (including the Business) as now being conducted. Each of the Sellers is qualified to do business and is in good standing (to the extent such concept or a comparable status is recognized) as a foreign corporation in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing has not had or would not reasonably be expected to be material to have, individually or in the aggregate, a Material Adverse Effect.(b) Section 3.1(b) of the Company Disclosure Schedule sets forth (i) a list of each Subsidiary or Affiliate of the Company that has any right, title or interest in any Transferred Asset, any Assumed Liability, or otherwise operates the Business, (ii) the jurisdiction of organization of each such Subsidiary or Affiliate and (iii) the Company's ownership interest in each such Subsidiary or Affiliate. The Subsidiaries and Affiliates listed on Section 3.1(b) of the Company Disclosure Schedule are the only Subsidiaries or Affiliates of the Company that have any right, title or interest in any Transferred Asset, any Assumed Liability, or otherwise operate the Business.3.2 Authority Relative to the Transaction Agreements.(a) Each of the Sellers has all necessary corporate or company powers and authorities to execute and deliver this Agreement and any other Transaction Agreement to which such Seller is contemplated to be a party and to fully perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and any other Transaction Agreements, and the execution, delivery and performance of this Agreement27 and, as of the Closing, any other Transaction Agreement to which any Seller is contemplated to be a party has been duly authorized by all requisite corporate or company action.(b) This Agreement has been duly executed and delivered by the Company and this Agreement is, and the Transaction Agreements to which any Seller is contemplated to be a party when executed and delivered by each such Seller will be, valid and legally binding obligations of such Sellers, enforceable against such Sellers in accordance with their respective terms, except to the extent that enforcement of the rights and remedies created hereby and thereby may be affected by bankruptcy, reorganization, moratorium, insolvency and similar Laws of general application affecting the rights and remedies of creditors and by general equity principles (the "Enforceability Limitations").3.3 Consents and Approvals; No Violations.(a) No Permit of, with or from, any Governmental Entity is required on the part of any Seller for the execution and delivery by such Seller of this Agreement or any Ancillary Agreement to which it is a party and the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, except (i) as listed on Section 3.3(a) of the Company Disclosure Schedule; (ii) compliance with any applicable requirements of the HSR Act; or (iii) any such Permit, the failure to make or obtain, individually or in the aggregate, would not reasonably be expected to be material to the Business.(b) None of the execution, delivery or performance of this Agreement or any Ancillary Agreement by any Seller nor the consummation by any Seller of the transactions contemplated hereby or thereby, as applicable, will (A) conflict with or result in any material breach or material violation of or material default under (with or without notice or lapse of time, or both) any provision of their respective Organizational Documents, as applicable, (B) violate any Law applicable to the Sellers with respect to the Business, (C) result in a material breach or material violation of or material default under (with or without notice or lapse of time or both), or give rise to any payment obligation, right of termination, cancellation, modification of, acceleration of any right or obligation or loss of any benefit under any Contract contemplated to be a Transferred Contract or (D) result in the creation of any Lien (other than Permitted Liens) on any Transferred Asset, except, in the case of clauses (C) or (D) for any such violations, breaches, defaults, rights of termination, cancellations, modifications, acceleration of or loss that would not reasonably be expected to be material to the Business or the Transferred Assets. Section 3.3(b) of the Company Disclosure Schedule sets forth all necessary notices, consents, waivers and approvals of parties to any Transferred Contracts that are required thereunder in connection with the transactions contemplated hereby.3.4 Financial Statements.(a) Section 3.4(a) of the Company Disclosure Schedule sets forth (a) an unaudited statement of assets acquired and liabilities assumed as of December 29, 2018 and December 28, 2019 (the "Statements of Assets Acquired and Liabilities Assumed"; the Statements of Assets Acquired and Liabilities Assumed as of December 28, 2019 being referred to herein as the "2019 Statement of Assets Acquired and Liabilities Assumed"), (b) an unaudited statement of net revenues and direct expenses with respect to the Business for the twelve month28 periods ended December 30, 2017, December 29, 2018 and December 28, 2019 (the "Statements of Revenue and Direct Expenses" and together with the Statements of Assets Acquired and Liabilities Assumed, the "Financial Statements").(b) The Financial Statements (i) are derived from, and have been prepared in accordance with, the books and records of the Company and its Subsidiaries, (ii) are prepared in accordance with GAAP and applied as described in Section 3.4 of this Agreement and are consistent with the Company's accounting policies and procedures, and (iii) were prepared in good faith by the Company's management and are based upon reasonable assumptions.(c) The revenue set forth in the Statements of Revenue and Direct Expenses (i) fairly presents the net revenues of the Business derived from the operation of Transferred Assets in the Business for the period presented and (ii) does not include any prepaid revenues that relate to performance obligations after the date of the respective Financial Statement.(d) The costs and expenses set forth in the Statements of Revenue and Direct Expenses (i) reflect, and fairly present, the costs and expenses of the Company and its Subsidiaries directly attributable to the Business and the Business Products during the period presented, including cost of goods sold related to the Business and the Business Products, sales, research and development and selling expenses incurred by the Company and its Subsidiaries during periods presented that are directly attributed to the Business Products and (ii) omit corporate overhead not otherwise allocated out at the division level to which it has been managed to, including items such as human resources, legal services, central engineering, information technology, accounting, compliance, finance, tax and treasury functions that are managed by the Company and its Subsidiaries.(e) The assets and liabilities set forth on the Statements of Assets Acquired and Liabilities Assumed set forth the portion of the Transferred Assets and Assumed Liabilities that would be required to be set forth on the balance sheet of a Person prepared in accordance with GAAP, except as outlined in Section 6.1(n)(i), as of the date of such Statement of Assets Acquired and Liabilities Assumed, if the Closing had occurred on such date and the Transferred Assets had been transferred to, and the Assumed Liabilities had been assumed by, such Person on such date.3.5 No Undisclosed Liabilities. The Assumed Liabilities do not include any Liabilities that would be required to be set forth on the balance sheet of the Company in accordance with GAAP, except for (i) the Liabilities reflected in the 2019 Statement of Assets Acquired and Liabilities Assumed and (ii) Liabilities incurred since December 28, 2019 in the ordinary course of business consistent with past practices that are consistent in all material respects to the Liabilities set forth in the 2019 Statement of Assets Acquired and Liabilities Assumed.3.6 Absence of Certain Changes or Events. Except as required or expressly contemplated by this Agreement, since January 1, 2019 through the date of this Agreement, the Business has been conducted in the ordinary course of business consistent with past practice. Since January 1, 2019 through the date of this Agreement, there has not occurred a Material Adverse Effect.29

3.7 Litigation. (i) There is no Action pending, or threatened in writing, against the Company or any of its Subsidiaries relating to the Business, the Transferred Assets or any Assumed Liabilities, (ii) there has been no investigation pending, or threatened in writing, against the Company or any of its Subsidiaries relating to the Business, the Transferred Assets or any Assumed Liabilities, and (iii) none of the Company or any of its Subsidiaries has been subject to any Order relating to the Business or the Transferred Assets. The representations and warranties contained in this Section 3.7 do not apply to Business Employees, employee benefits, labor or employment matters, which are governed by the representations and warranties contain in Section 3.10 and Section 3.11, or intellectual property matters, which are governed by the representations and warranties contained in Section 3.16 and Section 3.22(b).3.8 Compliance with Laws.(a) Since January 1, 2017, each Seller has been in compliance, in all material respects, with all Laws and Orders applicable to its respective operation of the Business.(b) Without limiting the generality of the foregoing, and excepting any conduct that would not reasonably be expected to be material to the Business, with respect to the Transferred Assets and the Business conducted by the Company Group Entities, no Company Group Entity, nor, to the Knowledge of the Company, any agent, director, officer, employee or other Person associated with or acting on behalf of any Company Group Entity, has, directly or indirectly, taken, authorized or promised to take any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder, or any similar anti-corruption or anti-bribery laws applicable to any Company Group Entity with respect to the Transferred Assets and the Business (in each case, as in effect at the time of such action) (collectively, the "Anticorruption Laws"); used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign from corporate funds, or violated any money laundering laws, or similar legislation in applicable jurisdictions or made any unlawful payment, such as a bribe, rebate, payoff, influence payment or kickback, to any person. With respect to the Transferred Assets and the Business conducted by the Company Group Entities, as of the date hereof, no Company Group Entity has received any written notice alleging any violation or alleged violation of Anticorruption Laws, discovered a violation of Anticorruption Laws as a result of an internal investigation or made a voluntary or directed disclosure to any government authority, and, except as would not reasonably be expected to be material to the Business, to the Knowledge of the Company, there are not facts that would reasonably be expected to lead to such notice.(c) Since January 1, 2017, each Company Group Entity has at all times conducted the export and re-export transactions of the Business in compliance, in all material respects, with all applicable import/export controls in countries in which the Business operates. Without limiting the foregoing, since January 1, 2017, (i) the Company Group Entities have obtained all export and import licenses, qualified for applicable license exceptions, and obtained any other authorizations required for (A) the export, import and re-export of products, software and technologies of the Business, and (B) releases of technologies and software of the Business that are subject to the U.S. Export Administration Regulations to non-U.S. Persons located in the30

United States and abroad (together with (A), "Export Approvals"); (ii) each Company Group Entity is in material compliance with the terms of all applicable Export Approvals; and (iii) there are no pending or, to the Knowledge of the Company, threatened claims against any Company Group Entity with respect to such Export Approvals or export or re-export transactions related to the Business; (iv) Section 3.8(c)(iv) of the Company Disclosure Schedule sets forth, to the Knowledge of the Company, the true, correct and complete export control classifications applicable to the products, software and technologies of the Business.(d) The representations and warranties contained in this Section 3.8 do not apply to employee benefits, labor or employment matters, which are governed by the representations and warranties contain in Section 3.10 and Section 3.11.3.9 Permits.(a) Except, in each case, as would not reasonably be expected to be material to the Business, (i) the Sellers have all Permits that are required for the operation of the Business (the "Business Permits"); (ii) the Sellers are not in default or violation of any Business Permit; (iii) the Business Permits are valid and in full force and effect, and no condition exists that with notice or lapse of time or both would constitute a default of any Business Permits to which any Seller is a party and (iv) no Action is recorded, pending, or to the Knowledge of the Company, threatened in writing, seeking the suspension, modification, limitation or revocation of any such Business Permit. In respect of the Business Permits which are subject to periodic renewal by any Governmental Entity, to the Knowledge of the Company, there is no reason to believe that such renewals will be not be granted by the applicable Governmental Entity.(b) Section 3.9(b) of the Company Disclosure Schedule sets forth all Business Permits that are material to the operation of the Business.3.10 Employee Benefits.(a) List of Employee Plans. Section 3.10(a) of the Company Disclosure Schedule sets forth a complete and correct list of all material Employee Plans; provided, however, that, to the extent there exist certain forms of agreements or arrangements that would constitute Employee Plans, the Company shall be required to list only the forms of such agreements or arrangements and any material deviations therefrom that relate to compensation and employee benefits and which are expected to transfer to the Buyer or one of its Affiliates pursuant to the Transfer Regulations or are expected to apply to an Automatic Transferred Employee following Closing based on applicable local Laws.(b) Employee Plans Made Available. The Company has made available to the Buyer a complete and correct summary of the material terms of the benefits provided under each material Employee Plan, except that, with respect to employment agreements, offer letters and similar agreements, letters and arrangements that constitute material Employee Plans, the Company has only made available to the Buyer a true and complete copy of the current form of employment agreement, offer letter and similar agreement, letter and arrangement used for the particular jurisdiction and a complete and accurate summary of the material terms of any31 material deviations therefrom that relate to compensation and benefits and the employee identification number of the individuals to whom they relate.(c) U.S. Pension Plans. Neither the Company nor any of its ERISA Affiliates sponsors, maintains or contributes to (i) a "multiemployer plan" within the meaning of Section 3(37) or 4001(a)(3) of ERISA, (ii) a single employer pension plan within the meaning of Section 4001(a)(15) of ERISA for which the Company or any ERISA Affiliate could incur Liability under Section 4063 or 4064 of ERISA, (iii) a multiple employer plan or to any plan described in Section 413 of the Code, or (iv) a plan that is subject to Title IV of ERISA or Section 412 of the Code, in each case that could reasonably be expected to result in any Liability to the Buyer or any Buyer Designee.(d) Change of Control. Except as set forth in Section 3.10(d) of the Company Disclosure Schedule, as contemplated under Section 6.1 (Employee Matters), or as would otherwise be paid to, vested in or earned by a Business Employee under an Employee Plan in connection with a transfer of employment in the or under applicable Laws, no Employee Plan or any other agreement to which a Business Employee and the Company or any Employing Subsidiary is a party or with respect to which the Company or any Employing Subsidiary has or may have any Liability or obligation: (i) provides for the payment of separation, severance, termination or similar-type benefits to any Business Employee solely or partially as a result of the transactions contemplated by this Agreement; or (ii) obligates the Company or any Employing Subsidiary to make any payment or provide any benefit or accelerate any payment or benefit to any Business Employee as a result of the transactions contemplated by this Agreement.(e) Compliance with Law. Except as would not reasonably be expected to result in material Liability to the Buyer, each Employee Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws.3.11 Labor and Employment Matters.(a) Personnel Details. The Company has made available in Folder 1.8.2.4 of the Data Room the following anonymized information with respect to all Business Employees: identification number, the job title, hiring date, current base annual salary or base wages, commissions, annual bonus target, classification as exempt or non-exempt for overtime purposes in the case of U.S. Business Employees, employment site, and active or inactive status.(b) Compliance with Laws. Solely with respect to the Business Employees, the Company and each Employing Subsidiary are in compliance with applicable Laws regarding labor and employment, including those related to employment practices, terms and conditions of employment, wages and hour, employee classification, leaves of absence, collective bargaining, shop agreements, equal opportunity, occupational health and safety, workers' compensation, immigration, individual and collective consultation, notice of termination and redundancy and the payment of social security and other Taxes, except where non-compliance with such applicable Laws would not, individually or in the aggregate, reasonably be expected to result in material Liability to the Company or any of its Subsidiaries.32

(c) Disputes. (i) No labor strike or stoppage is pending against the Company or an Employing Subsidiary by or with respect to any Business Employee, nor is any such strike or stoppage threatened to the Knowledge of the Company; (ii) neither the Company nor any Employing Subsidiary is involved in any negotiation regarding a material claim with any labor or trade union, works council or similar employee representative body ("Employee Representative Body") representing any Business Employee; (iii) there are no material disputes pending or, to the Knowledge of the Company, threatened in writing, between the Company, any Employing Subsidiary, and any of the Business Employees, which controversies have resulted or could reasonably be expected to result in an Action, arbitration, suit, proceeding, claim, arbitration or investigation before any Governmental Entity; and (iv) no Automatic Transferred Employee has filed an Action against the Company or any Employing Subsidiary, been the subject of an Action with respect to their employment by the Company or any Employing Subsidiary, nor has any Action been filed or initiated or, to the Knowledge of the Company, threatened in writing on behalf of any Automatic Transferred Employee against the Company or any Employing Subsidiary, since January 1, 2019, in each case under this subsection (iv) that would, individually or in the aggregate, reasonably be expected to result in material Liability to the Company or any Employing Subsidiary.(d) Unions and Works Councils. Other than as set forth on Section 3.11(d) of the Company Disclosure Schedule, neither the Company nor an Employing Subsidiary is party to any collective bargaining agreement or other Contract with any Employee Representative Body competent for any Business Employee, or otherwise with respect to the Business Employees (the "Labor Agreements"). Except as otherwise set forth on Section 3.11(d) of the Company Disclosure Schedule, to the Knowledge of the Company, none of the Business Employees is represented by any Employee Representative Body in connection with his or her employment by or service to the Company or an Employing Subsidiary, and, to the Knowledge of the Company, there are no material activities or proceedings of any labor union or any employee or group of employees of the Company to organize any of the Business Employees in any Employee Representative Body.3.12 Real Property.(a) Section 3.12(a) of the Company Disclosure Schedule is a true and complete list of all of the Transferred Real Property Leases, including the location thereof and the identity of the lessor and lessee and all material amendments and modifications thereof.(b) There are no leases, subleases, licenses, concessions or other agreements, granting to any party or parties (other than a Seller or another Company Group Entity) the right of use or occupancy of any portion of the Leased Real Property.(c) Prior to the date hereof, the Company has made available to the Buyer true and complete copies of each Transferred Real Property Lease. The Transferred Real Property Leases are in full force and effect and are valid, binding and enforceable against the applicable Seller in accordance with their respective terms, subject to the Enforceability Limitations. No Seller is (with or without the lapse of time or the giving of notice, or both) in breach or default under any Transferred Real Property Lease, and to the Knowledge of the Company, no other party to any Transferred Real Property Lease is (with or without the lapse of time or the giving33 of notice, or both) in breach or default thereunder. No Seller has assigned any of its interests under any Transferred Real Property Lease to which it is a party. No Transferred Real Property Lease is subject to any Lien (other than a Permitted Lien).(d) To the Knowledge of the Company, the Transferred Real Property Leases do not violate any local zoning or similar land use Laws or governmental regulations which violations, individually or in the aggregate, would reasonably be expected to materially and adversely affect the occupancy of the Leased Real Property or the operations of the Business therein. To the Knowledge of the Company, there is no pending or threatened condemnation or similar proceeding affecting the Leased Real Property. The Leased Real Property in good operating condition and repair, normal wear and tear excepted, and are suitable for the conduct of the business as presently conducted therein.3.13 Environmental Matters. Except for such matters that would not, individually or in the aggregate, reasonably be likely to be material to the Business:(a) the operations of the Business, the Business Products and the real property leased pursuant to the Transferred Real Property Leases comply, and have complied for the past three (3) years, in all respects with all applicable Environmental Laws;(b) the real property leased pursuant to the Transferred Real Property Leases is not subject to any ongoing nor, to the Knowledge of the Company, has been subject to any previous investigation by, order from or agreement with any Person in respect of (A) any Environmental Law, or (B) any remedial action arising from the release or threatened release of a Materials of Environmental Concern into the environment;(c) no real property leased pursuant to the Transferred Real Property Leases is the subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any Environmental Law;(d) the Sellers have, with respect to the real property leased pursuant to the Transferred Real Property Leases, filed all material notices required to be filed under any Environmental Law indicating past or present treatment, storage or disposal of Materials of Environmental Concern or reporting a spill or release of a Materials of Environmental Concern into the environment;(e) there is no pending or, to the Knowledge of the Company, threatened Environmental Claim against any Seller or any Person whose Liability for any material Environmental Claim such Seller has retained or assumed either contractually or by operation of law, in each case, to the extent applicable to its operation of the Business;(f) there have been no releases or threatened releases of any Materials of Environmental Concern caused by any Seller, into, on or under any of the Leased Real Property or, to the Knowledge of the Company, other real property owned, leased or occupied by the Business, or, to the Knowledge of the Company, any other Person, in any case in such a way as to create any liability (including the costs of investigation and remediation) under any applicable Environmental Law.34

3.14 Taxes.(a) All income and other material Tax Returns with respect to any income or other material Taxes concerning or attributable to the Business or the Transferred Assets have been duly and timely filed (taking into account any extensions), and each such Tax Return was correct and complete in all material respects and prepared in accordance with applicable Law. All material Taxes required to have been paid by any of the Company Group Entities with respect to the Business or the Transferred Assets (whether or not shown on a Tax Return) have been timely paid. Each Company Group Entity has materially complied with all applicable Laws relating to the withholding of Taxes with respect to the Transferred Assets, and each Company Group Entity has paid or withheld with respect to all current and former Employees all material Taxes required to be paid or withheld under applicable Law, and has timely paid over any such Taxes to the appropriate Governmental Entity. No audit or other examination of any material Tax Return of or with respect to the Business or the Transferred Assets is presently in progress, nor to the Knowledge of the Company, has any Company Group Entity been notified in writing of any request for such an audit or other examination. There are no material Liabilities for unpaid Taxes concerning or attributable to the Business or any Transferred Assets for which the Buyer or the Buyer Designees could become liable as a result of the transactions contemplated by this Agreement or that could result in a Lien on the Transferred Assets, other than Permitted Liens. There are no Liens for Taxes on the Transferred Assets, other than Permitted Liens. None of the Transferred Assets is a "United States real property interest" within the meaning of Section 897 of the Code.(b) The Parties understand and agree that no representation or warranty is made by the Company Group Entities in this Agreement in respect of Tax matters, other than the representations and warranties set forth in this Section 3.14 and so much of Section 3.10 that relates to Taxes.3.15 Material Contracts.(a) Except for the Transferred Real Property Leases, Section 3.15(a) of the Company Disclosure Schedule identifies, in each subpart that corresponds to the subsection listed below, the following Contracts as of the date hereof to which any Seller is a party:(i) all Transferred Contracts that purport to prohibit any Seller from competing in any geographic area, make sales to any Person in any manner, or hiring or soliciting any Person in any manner, or that grant the other party or any third Person "most favored nation" status, or any right of first refusal, first notice or first negotiation;(ii) any Transferred Contract with any one of the Top Customers; (iii) any Transferred Contract with any one of the Top Suppliers; (iv) any Contract that creates or obligates any Seller to participate in any joint venture with respect to or affecting the Business, the Business Products or the Transferred Assets;35

(v) any Transferred Contract with a commitment for the future purchase of materials, supplies, equipment or services in excess of $500,000 per year or more than $1,000,000 in the aggregate over the full term thereof;(vi) any Contract that exclusively relates to the Business or the Business Products and is with a Governmental Entity;(vii) any Transferred Contract that obligates a Seller to purchase or otherwise obtain any product or service exclusively from a single party or sell any product or service exclusively to a single party;(viii) all Transferred Contracts involving any loan, guaranty, pledge, performance or completion bond or surety arrangement or otherwise relating to the incurrence, assumption or guarantee of any indebtedness for borrowed money in an amount exceeding $50,000;(ix) all Contracts involving the creation or imposition of Liens (other than Permitted Liens) on Transferred Assets or any Transferred Contract involving the guarantee of the payment of Liabilities or performance of obligations of any other Person by any Seller;(x) (i) all Transferred Contracts entered into in settlement of any Action or other dispute relating to the Business and (ii) all other Contracts directed primarily toward the Business entered into since March 1, 2019 in settlement of any Action or other dispute relating to the Business.(b) Each Contract set forth in Section 3.15(a) of the Company Disclosure Schedule is referred to herein as a "Material Contract." No Seller has violated or breached in any material respect, or declared or committed any material default under any Material Contract or any Transferred Contract, and to the Knowledge of the Company, (i) no other party thereto has violated or breached in any material respect, or committed any material default under any Material Contract or any Transferred Contract and (ii) no event has occurred, and no circumstance or condition exists, that could (with or without notice or lapse of time) reasonably be expected to (A) result in a violation or breach of any Material Contract or any Transferred Contract, (B) give any Person the right to declare an event of default or exercise any remedy under any Material Contract or any Transferred Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract or any Transferred Contract or (D) give any Person the right to cancel, terminate or modify any Material Contract or any Transferred Contract, in the cases of clauses (A), (B), (C) and (D), except as would not reasonably be expected to be material to the Business. Since January 1, 2019, no Company Group Entity has received any written, or to the Knowledge of the Company, other notice, regarding an actual or alleged violation or breach of, or default under, any Material Contract or any Transferred Contract.(c) Each Material Contract and Transferred Contract is valid, binding and enforceable against the applicable Seller and, to the Knowledge of the Company, the other parties thereto in accordance with its terms and is in full force and effect, except, in each case,36 for such failures to be valid, binding or in full force and effect as would not reasonably be expected to be, individually or in the aggregate, material to the Business, the Transferred Assets or the Assumed Liabilities.(d) The Company has made available to the Buyer true and complete copies of all Material Contracts, with competitive information redacted.(e) The representations and warranties contained in this Section 3.15 do not apply to Business Employees, employee benefits, labor or employment matters, which are governed by the representations and warranties contain in Section 3.10 and Section 3.11.3.16 Intellectual Property.(a) Section 3.16(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a current, complete, and correct list of all Registered Transferred IP, in each case listing, as applicable, (i) the name of the applicant or registrant and current owner, (ii) the jurisdiction where the application or registration is located (or, for domain names, the applicable registrar), (iii) the application or registration number, and (iv) the filing date, and issuance, registration, or grant date (as applicable). All of the Registered Transferred IP is subsisting and, to the Knowledge of the Company, valid and enforceable, in each case, other than pending applications therefor.(b) Each current or former employee, officer, director, consultant and contractor of any Company Group Entity who is or has been involved in the creation, development, writing, invention, conception or discovery of any Transferred IP has executed and delivered to such Company Group Entity written proprietary information, confidentiality, and invention assignment agreements that require such individual to maintain in confidence all confidential or proprietary information (as defined in such agreements) acquired by them in the course of their employment or service and assign to such Company Group Entity all Intellectual Property Rights created, developed, written, invented, created, conceived, or discovered by such employee, officer, director, consultant, or contractor, as applicable, in the scope of such employment or service and in which such Person agrees not to use or disclose any confidential or proprietary information of such Seller except as authorized by such Company Group Entity, or such confidentiality obligations or ownership of such Intellectual Property Rights has vested in the Company or an Affiliate of the Company by operation of law. There been no unauthorized disclosure by any employees, officers, directors, consultants, or contractors of any Company Group Entity of any Trade Secrets included in the Transferred IP that would compromise the confidentiality of such Trade Secrets or their status or protectability as Trade Secrets under applicable Law. In each case in which any Seller has acquired ownership (or claimed or purported to acquire ownership) of any Transferred IP from any Person, including any employee, officer, director, consultant and contractor of such Seller, such Transferred IP has vested in such Seller by operation of law or such Seller has obtained a written assignment that is sufficient to transfer ownership of and all rights (other than those not assignable under the applicable Law) with respect to such Transferred IP to such Seller irrevocably. All assignments of Registered Transferred IP to any Seller that are or may be required to be filed or recorded in order to cause such assignment to be valid or effective against bona fide purchasers without notice of such assignment have been duly executed and filed or recorded with the U.S. Patent and Trademark37

Office or the U.S. Copyright Office, as applicable, and any other applicable Governmental Entity.(c) Excluding any remuneration that is owed to current and former employees, contractors and consultants who have developed Transferred IP or Transferred Technology in accordance with the applicable Company Group Entity's policies and not more than thirty (30) days past due, no Company Group Entity owes any compensation or remuneration to a current or former employee, officer, director, consultant, or contractor in relation to any Transferred IP or Transferred Technology (other than amounts owed as part of salaries for any such employees, officers, or directors), including amounts owed to employees under applicable Laws regarding employee invention assignment, and including with respect to any Transferred Patent that is based on an invention of, or Copyright in the Transferred IP that is based on a Work of Authorship of any current or former employee, officer, director, consultant, or contractor of such Company Group Entity. There is no Patent, Copyright, or other Intellectual Property Right included in the Transferred IP that is owned or exclusively licensed by a current or former employee, officer, director, consultant, or contractor of such Company Group Entity.(d) The Company or one of the Sellers solely and exclusively owns the Transferred IP free and clear of all Liens, other than Permitted Liens. To the Knowledge of the Company, there are no facts, circumstances or information that would reasonably be expected to, (i) render any of the Transferred IP (subject to any registration or other procedural requirements) invalid or unenforceable; and (ii) adversely affect, limit, restrict, impair, or impede the ability of the Buyer or the Buyer Designees to use, practice and otherwise exploit the Transferred IP upon the Closing in the same manner as currently used, practiced and otherwise exploited by the Sellers in the Business. In the three (3) years prior to the date hereof, no Company Group Entity has received any written notice or claim: (A) challenging such Company Group Entity's sole and exclusive ownership of any Transferred IP, or (B) claiming that any other Person has any legal or beneficial ownership with respect thereto or claiming that any such Transferred IP is invalid or unenforceable. No Transferred IP is subject to any outstanding Order against any Company Group Entity restricting the use, practice, sale, transfer, licensing or exploitation thereof by such Company Group Entity that will be in force against any of the Transferred IP or the Buyer following the Closing.(e) The Business as currently conducted and the design, development, use, assembly, testing, manufacturing, fabrication, marketing, sale, promotion, branding, qualification, certification, configuration, installation, integration, implementation, sourcing, procurement, distribution, fulfillment, support (including warranty service and other maintenance support) and other commercialization of the Business Products (other than Roadmap Products) by the Company Group Entities: (i) does not infringe, misappropriate, or otherwise violate any Intellectual Property Rights of any third Person; and (ii) does not constitute unfair competition or trade practices under the applicable Laws of any relevant jurisdiction, except that no representation or warranty is made in this sentence with respect to any SEP. As of the date of this Agreement, there is no Action pending or, to the Knowledge of the Company, threatened in writing against any Company Group Entity in the twenty-four (24)-month period preceding the date hereof (A) alleging that the conduct of the Business is infringing or misappropriating Intellectual Property Rights of any Person, or (B) challenging such Company Group Entity 's ownership of any Transferred IP. Without limiting the foregoing, other than set forth on38

Section 3.16(e) of the Company Disclosure Schedule, no Company Group Entity has received any written correspondence in the twenty-four (24)-month period preceding the date hereof asking or inviting any such Company Group Entity to enter into a Patent or other Intellectual Property Right License or similar agreement, to pay for or obtain a release for Patent or other Intellectual Property Right infringement, or otherwise to enter into other arrangements with respect to the Patents or other Intellectual Property Rights of any other Person relating to the Business.(f) To the Knowledge of the Company, in the two (2) years preceding the date hereof, no Person has infringed, misappropriated, or otherwise violated, any Transferred IP.(g) The Company and its Affiliates have taken commercially reasonable measures to protect the confidentiality of the Trade Secrets included in the Transferred IP.(h) No Company Group Entity has used or uses any Open Source Software in a manner that would require as a condition of use, modification, hosting, or distribution of such Open Source Software that any of the proprietary Software included in the Transferred Technology set forth on Schedule 1.1-TT: (i) be disclosed or distributed in source code form; (ii) be licensed for the purpose of making derivative works; (iii) be redistributed, hosted or otherwise made available at no or nominal charge; or (iv) be licensed, sold or otherwise made available on terms that: (1) limit in any manner the ability to charge license fees or otherwise seek compensation in connection with the marketing, licensing or distribution of such Transferred Technology; or (2) expressly grant the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of such Transferred Technology. The Company Group Entities have operated the Business in compliance with the terms and conditions of all applicable licenses for Open Source Software to which any Software included in the Transferred Technology is subject.(i) (i) The Company has not identified any of the Transferred Patents by patent or patent application number on a declaration submitted by any Company Group Entity to any SSO as a patent or patent application that is an SEP. (ii) The Company has not expressly agreed in writing with any SSO to license any of the Transferred Patents on royalty-free terms.(j) Section 3.16(j) of the Company Disclosure Schedule identifies all material unresolved documented bugs as of the date of this Agreement in any Business Product (other than Roadmap Products) of which the Company is aware.(k) The Software included in the Transferred Technology in the Business Products (other than Roadmap Products) is substantially free of any defects, bugs and errors that cannot be resolved in the ordinary course of maintenance of such Software, and does not contain or make available any disabling codes or instructions, spyware, Trojan horses, worms, trap doors, backdoors, Easter eggs, logic bombs, time bombs, cancelbots, viruses and other software or programming routines that permit or cause (or are suspected or known to permit or cause) unauthorized access to, or disruption, modification, recordation, misuse, transmission, impairment, disablement, or destruction of, Software, data, systems or other materials.39

(l) Since the Lantiq Acquisition, no Governmental Entity has obtained, by contract or otherwise, rights in any Transferred IP, in a manner that has materially affected or would reasonably be expected to materially affect the commercial value thereof. Section 3.16(l) of the Company Disclosure Schedule sets forth a complete and correct list of all Inbound License Agreements (other than Off-the-Shelf Software Licenses) included in the Transferred Contracts that have been entered into in connection with the Business indicating for each the title, effective date, and parties thereto.(m) For each Business Product (other than Roadmap Products), Section 3.16(m) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a list of all third-party Software, tools and design libraries included in that Business Product or otherwise material to and used in the Business to design, develop or support such Business Product.(n) Section 3.16(n) of the Company Disclosure Schedule sets forth a complete and correct list of all Outbound License Agreements included in the Transferred Contracts, indicating for each the title, effective date, and parties thereto, other than for: (i) express non- exclusive Licenses for Business Products granted to customers of any Company Group Entity in the ordinary course of business and (ii) stand-alone non-disclosure agreements that do no more than grant to third parties limited scope and use rights with respect to the Trade Secrets in the Transferred IP for the limited purposes set forth therein and which do not allocate rights materially differently than in such Company Group Entity's standard form of non-disclosure agreement.(o) (i) All Inbound License Agreements and all Outbound License Agreements that in each case are Transferred Contracts (together, the "Business License Agreements") are in force and effect, and enforceable in accordance with their terms in all material respects against the Company and, to the Knowledge of the Company, against the counterparties thereto; (ii) since eighteen (18) months prior to the date of this Agreement, there has been no outstanding dispute or disagreement threatened in writing, or, to the Knowledge of the Company, otherwise threatened, that has not been resolved with respect to any Business License Agreement; and (iii) no Company Group Entity or, to the Knowledge of the Company, any other party to any Business License Agreement is in material breach or default of such Business License Agreement.(p) Except for any SSO Commitment, there is no judicial decree, arbitral award or other judgment specifically directed to the Company or any of its Affiliates that requires the Company or any of its Affiliates to grant to any third Person any license with respect to any Transferred IP or Transferred Technology.(q) Except as set forth in Section 3.3(b) of the Company Disclosure Schedule, neither the execution, delivery and performance of this Agreement, the Transaction Agreements and such other agreements, documents and instruments to be executed and delivered after the date hereof, nor the consummation of the transactions contemplated hereby or thereby will violate or result in the breach, cancellation, termination or suspension of, acceleration of any payments under, or transfer of any Intellectual Property Rights under, any Business License Agreement. Except as a result of any Contracts, duties or obligations that the Buyer or the Buyer40

Designees are subject to prior to the consummation of the transactions contemplated by the Transaction Agreements, neither the execution, delivery and performance of this Agreement, the Transaction Agreements and such other agreements, documents and instruments to be executed and delivered between the date hereof and the Closing in connection with the Transaction Agreements, nor the consummation of the transactions contemplated hereby and thereby, nor any Contract to which any Company Group Entity is a party or otherwise bound, will cause or require (or purports to cause or require) the Buyer or any Buyer Designee to (A) grant to any other Person any License under any Technology or Intellectual Property Rights owned by the Buyer or the Buyer Designees independent of the transactions contemplated by this Agreement; or (B) be obligated to pay any royalties or other amounts, or offer any discounts, to any other Persons.(r) The Business Products constitute all of the products that are currently being sold, supported, marketed, developed or otherwise commercialized by the Company's "Connected Home Division", including all Lantiq Products and TI Cable Modem Products that are currently being sold, supported, marketed, developed or otherwise commercialized by any Company Group Entity.(s) The Company and its Affiliates have valid title to and exclusively own, or have the valid and enforceable right to License within the scope Licensed in the Intellectual Property Matters Agreement, all Intel Licensed Patents and Intel Licensed Other IP (each as defined in the Intellectual Property Matters Agreement). The Company is authorized to grant Licenses on its Affiliates’ behalf in accordance with the Intellectual Property Matters Agreement.(t) Except as would not reasonably be expected to be material to the Business, in the past three (3) years, (i) the Company Group Entities have operated the Business in compliance with their Privacy Obligations, (ii) to the Knowledge of the Company, there has been no Security Incident relating to or impacting the Business. The Company Group Entities have at all times in the past three (3) years taken reasonable and appropriate measures (including implementing and monitoring compliance with reasonable and appropriate measures with respect to technical and physical security) to protect Personal Data and confidential information collected, maintained, used, or otherwise processed in connection with the Business against loss and against unauthorized access, use, modification, disclosure or other Processing and (iii) there has been no claim or complaint to, or Action against, any Company Group Entities relating to the collection, use, disclosure, security, or Processing of any Personal Data in connection with the Business. To the Knowledge of the Company, as of the date hereof, no Company Group Entity is under investigation by any Governmental Entity for a violation of any Privacy Obligation in connection with the operation of the Business.3.17 Customers and Suppliers.(a) Section 3.17(a) of the Company Disclosure Schedule sets forth the names of each of the (i) ten (10) largest sold-to-end customers (including resellers) of the Business or Business Products and (ii) ten (10) largest sources of revenue (including resellers) of the Business or Business Products, recognized for each of the twelve (12)-month period ending December 29, 2018 and for the twelve (12)-month period ending December 28, 2019 (any such41 customer, a "Top Customer") and the amount of revenue recognized for each such customer during (1) the fiscal year ended December 29, 2018 and (2) the fiscal year ended December 28, 2019.(b) As of the date hereof, no Company Group Entity has received written notice that any Top Customer (i) has, or intends to substantially reduce or will substantially reduce the purchase, order and other use of the Business Products or (ii) has otherwise cancelled, materially modified, terminated or has requested that any Company Group Entity, or indicated or threatened that such Top Customer will cancel, materially modify or terminate its relationship or Contract with or related to the Business.(c) Section 3.17(c) of the Company Disclosure Schedule sets forth the names of each of the five (5) largest suppliers of any raw materials, supplies, merchandise and other goods directly attributable to the Business, as measured by cost incurred, for each of the twelve (12)-month period ending December 29, 2018 and for the twelve (12)-month period ending December 28, 2019 (any such supplier, a "Top Supplier") and the amount of costs incurred in respect of each such supplier during (i) the fiscal year ended December 29, 2018 and (ii) the fiscal year ended December 28, 2019.(d) As of the date hereof, no Company Group Entity has received written notice that any Top Supplier (i) will not sell raw materials, supplies, merchandise and other goods (as applicable) to any Company Group Entity on terms and conditions substantially similar to those used in its sales to the Business as of the date hereof or (ii) has otherwise cancelled, materially modified, terminated or has requested that any Company Group Entity, or indicated or threatened that such Top Supplier will cancel, materially modify or terminate its relationship or Contract with or related to the Business.3.18 Product Liability; Warranties.(a) All of the Business Products that the Company Group Entities have manufactured, distributed, or sold were merchantable, free from defects in design, specifications, processing, manufacture, material or workmanship, and suitable for the purpose for which they were sold at the time at which they were sold, in each case in all material respects, except, in each case: (i) where any such failure to be merchantable, free from defects, or suitable, was corrected, fixed, or otherwise resolved by the Company Group Entities in accordance with any obligation of the applicable Company Group Entity under any Contract or other applicable warranty obligation; or (ii) to the extent applicable warranties relating to any of the foregoing were disclaimed in a Contract with a customer or considered to be disclaimed under applicable Law. No Company Group Entity has incurred any material uninsured or insured Product Liability outside of the ordinary course of business, or received a written claim based upon alleged Product Liability. No Company Group Entity has any material liability or obligation outside of the ordinary course of business with respect to: (y) any Product Liability relative to the Business Products, whether or not heretofore asserted; or (z) product recalls related to the Business Products manufactured, distributed or sold at or prior to the Closing.(b) The Company has made available to the Buyer complete and correct copies of any written warranties and guaranties, given by any Company Group Entity currently42 in effect with respect to the Business Products. No warranties have been given with respect to the Business Products other than those for which complete and correct copies have been made available to the Buyer. There has been no material deviation from or modification to such warranties and guaranties.(c) Except for warranty claims received and processed in the ordinary course of business, since January 1, 2017, each of the Business Products that has been manufactured, authored, distributed, sold, rendered, offered or provided, as the case may be, by any Company Group Entity to any Person conformed to the terms of the applicable warranty, in all material respects, with respect to the applicable Business Product. Since January 1, 2017, no Company Group Entity has received any written notice of a claim against any Company Group Entity alleging a design or manufacturing defect in any Business Products, excluding any and all requests for product returns in the ordinary course of business consistent with the past experience of such Company Group Entity which have not had and are not reasonably expected to result in, individually or in the aggregate, any material Liability to the Business. None of the Business Products that has been manufactured, authored, distributed, sold, rendered, offered or provided, as the case may be, has been the subject of any recall or other similar action.3.19 Inventory. As of the date hereof: (i) except for warranty claims made in the ordinary course of business and purchases made pursuant to a distributor's stock rotation rights, there are no claims against any Company Group Entity to return any merchandise related to the Business by reason of alleged overshipments or defective merchandise, or of merchandise in the hands of customers under a written agreement that such merchandise would be returnable; (ii) there are no outstanding purchase commitments of any Company Group Entity with respect to the Business presently is in excess of the normal, ordinary and usual requirements of the Business or were made at any price in excess of the now current market price or contain terms or conditions more onerous than those usual and customary in the Business; and (iii) there is no outstanding bid, proposal, contract or unfulfilled order of any Company Group Entity which will or would, if accepted, result in a net loss to the Business.3.20 Insurance. Section 3.20 of the Company Disclosure Schedule sets forth a list of all material insurance policies maintained by or on behalf of the Company Group Entities exclusive to the Business. The Company has made available to the Buyer true, correct and complete copies of all such insurance policies. In respect of all such insurance: (a) all premiums have been duly paid to date in accordance with the relevant polices; (b) all the policies are in force and are not voidable on account of any act, omission or non-disclosure on the part of the insured party that cannot be cured; and (c) no claim is outstanding, unpaid or in dispute. No Company Group Entity has received any notice regarding any actual or possible (a) cancellation or invalidation of any such insurance policy, (b) refusal of any coverage or rejection of any material claim under any such insurance policy or (c) adjustment in the amount of the premiums payable with respect to any such insurance policy. The representations and warranties contained in this Section 3.20 do not apply to Business Employees, employee benefits, labor or employment matters, which are governed by the representations and warranties contain in Section 3.10 and Section 3.11.3.21 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission for which the Buyer or any Buyer Designee will be liable in43 connection with the transactions contemplated by this Agreement or any Ancillary Agreement based upon arrangements made by or on behalf any of the Sellers.3.22 Title to Assets, Properties and Rights; Sufficiency.(a) The Company or an applicable Seller has valid title to the tangible assets it purports to transfer as the Transferred Assets hereby, free and clear of all Liens except for Permitted Liens. With respect to the tangible assets that constitute Transferred Assets hereunder which are leased, the Company or the applicable Seller holds a valid leasehold interest free of any Liens, except for Permitted Liens.(b) The Transferred Assets, when taken together with (i) all of the other rights, licenses, services, and benefits to be provided to the Buyer and the Buyer Designees pursuant to the Transaction Agreements (including all Licenses granted and services to be provided to the Buyer and Buyer Designees with respect to the Business under the Ancillary Agreements) and (ii) all of the rights and Licenses with respect to the third-party Software, tools and design libraries set forth in Section 3.16(m) of the Company Disclosure Schedule, constitute all of the assets and rights (including Intellectual Property Rights and Technology) that are necessary for, and are sufficient and adequate for the Buyer and Buyer Designees to conduct the Business immediately after the Closing, in all material respects, as the Business is conducted by the Company Group Entities; provided that no representation or warranty is given in this Section 3.22(b) regarding sales and marketing operations to the extent not related to the sales and marketing of the Business Products and general corporate functions, including human resources, business development, legal, purchasing, billing, order entry, fulfillment, collections, finance and accounting. The Transferred IP, together with the Intel Licensed Patents and Intel Licensed Other IP, is all of the Intellectual Property Rights owned by Company and its Affiliates that is used in the Business as currently conducted.Except as otherwise specifically provided in this Article III (as modified by the Company Disclosure Schedule), the Transferred Assets are being acquired "AS IS", "WHERE IS" AND "WITH ALL FAULTS" WITHOUT ANY OTHER EXPRESSED OR IMPLIED WARRANTY and none of the Sellers or any of their respective shareholders, partners, members, officers, employees, agents, Affiliates or Representatives, or any other Person, has made or shall be deemed to have made any representation or warranty to any of the Buyer or any of its Affiliates or Representatives, express or implied, at Law or in equity, with respect to the Sellers, the Business, the assets (including the Transferred Assets), the Liabilities (including the Assumed Liabilities), the results of operations or the financial condition of the Business or any of Sellers, including any representations and warranties as to the accuracy or completeness of any information provided to the Buyer or any of its respective Affiliates or Representatives pursuant to the Confidentiality Agreement or as to the future sales, revenue, profitability or success of the Business, or any representations or warranties arising from statute or otherwise in Law, from a course of dealing or a usage of trade. All such other representations and warranties not specifically provided in this Article III (as modified by the Company Disclosure Schedule) or the other Transaction Agreements are expressly disclaimed.44

ARTICLE IVREPRESENTATIONS AND WARRANTIES OF THE BUYERThe Buyer represents and warrants to the Company as follows as of the date hereof and as of the Closing:4.1 Organization and Qualification. The Buyer and each of the Buyer Designees is a corporation, limited liability company or other legal entity, duly organized, validly existing and in good standing (to the extent such concept is legally recognized) under the Laws of the jurisdiction of its organization. The Buyer and each Buyer Designee has all requisite corporate or other organizational power and authority to carry on its businesses as now being conducted. Each of the Buyer and the Buyer Designees is qualified to do business and is in good standing (to the extent such concept or a comparable status is recognized) as a foreign corporation in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not or would not reasonably be expected to (a) prevent, hinder or materially delay any of the transactions contemplated hereby or (b) materially impair the ability of the Buyer or the Buyer Designees to perform their obligations under this Agreement and the Ancillary Agreements.4.2 Authority Relative to the Transaction Agreements.(a) The Buyer and each Buyer Designee has all necessary corporate or company powers and authorities to execute and deliver this Agreement and any other Transaction Agreement to which the Buyer or any of Buyer Designee is a party and to fully perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and any other Transaction Agreements, and the execution, delivery and performance of this Agreement and as of the Closing any other Transaction Agreement to which the Buyer or any Buyer Designee will be a party has been duly authorized by all requisite corporate or company action.(b) This Agreement has been duly executed and delivered by the Buyer and this Agreement is, and the Transaction Agreements to which the Buyer and/or the Buyer Designees will be a party when duly executed and delivered by the Buyer or any such Buyer Designee will be, valid and legally binding obligations of the Buyer or such Buyer Designee, enforceable against such parties as applicable, in accordance with their respective terms, subject to the Enforceability Limitations.4.3 Consents and Approvals; No Violations. No Permit of, with or from, any Governmental Entity is required on the part of the Buyer for the execution and delivery by the Buyer of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby, except compliance with the applicable requirements of the HSR Act and any other applicable Antitrust Laws. Neither the execution, delivery and performance of this Agreement by the Buyer nor the consummation by the Buyer of the transactions contemplated hereby will (A) conflict with or result in any material breach or material violation of or default under (with or without notice or lapse of time, or both) any45 provision of the Organizational Documents of the Buyer, (B) conflict with or result in any material breach or material violation of or default under (with or without notice or lapse of time, or both) any Contract to which the Buyer is a party or by which the Buyer or its properties or assets may be bound or (C) assuming compliance with the items described in the preceding sentence, violate any Law applicable to the Buyer or any of its properties or assets, except in the case of each of clauses (B) and (C), for breaches, violations, defaults, Liens, rights or infringements that would not reasonably be expected to (i) prevent, hinder or materially delay any of the transactions contemplated hereby or (ii) materially impair the ability of the Buyer to perform its obligations under this Agreement.4.4 Litigation. (a) There is no Action pending, or to the Knowledge of the Buyer, threatened against the Buyer or any of its Subsidiaries, (b) to the Knowledge of the Buyer, there is no investigation against the Buyer or any of its Subsidiaries and (c) neither the Buyer nor any Subsidiary thereof is subject to any outstanding Order, in each case, as would reasonably be expected to (i) prevent, hinder or materially delay any of the transactions contemplated hereby or (ii) materially impair the ability of the Buyer to perform its obligations under this Agreement.4.5 Brokers. Except for GCA Advisors, whose fees with respect to the transactions contemplated by this Agreement will be borne solely by the Buyer, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Buyer.4.6 Financing.(a) The Buyer has delivered to the Company a complete and accurate copy of an executed commitment letter of even date herewith (as may be amended, modified or replaced in accordance with Section 5.15 hereof, the "Debt Commitment Letter"), and any executed fee letters related thereto of even date herewith (which such fee letters may be redacted in a customary manner only with respect to fees, flex terms and similar arrangements which do not impose additional conditions to availability of the Debt Financing and which do not adversely affect the amount, conditionality, availability or termination of the Debt Financing) (as may be amended, modified or replaced in accordance with Section 5.15 hereof, the "Fee Letter" and, together with the Debt Commitment Letter, the "Debt Commitment Letters"), pursuant to which the Debt Financing Sources have committed to provide, subject to the terms and conditions set forth therein, debt financing for the transactions contemplated hereby in the aggregate amount set forth therein (the "Debt Financing"). The Buyer has, or has caused a Buyer Designee to have, fully paid any and all commitment fees or other fees that have been incurred and are due and payable in connection with the Debt Commitment Letter prior to or in connection with the execution of this Agreement. Each of the Debt Commitment Letters, in the form so delivered to the Company, is in full force and effect and is a legal, valid and binding obligation of the Buyer and, to the Knowledge of the Buyer, the other parties thereto, fully and specifically enforceable against the parties thereto in accordance with its terms, subject to the Enforceability Limitations.(b) As of the date hereof, (i) the Debt Commitment Letters have not been amended, restated, supplemented or modified in any respect, and no provision thereof has been waived, and, to the Knowledge of the Buyer, no such amendment, restatement, supplement46 modification or waiver is contemplated or pending (except for any amendment or modification solely to add lenders, lead arrangers, bookrunners, syndication agents or similar entities) and (ii) the commitments set forth in the Debt Commitment Letter have not been withdrawn, terminated or rescinded in any respect. Except as set forth in the Debt Commitment Letters, there are no side letters or other agreements, contracts or arrangements relating to the Debt Financing. No event has occurred which, with or without notice or lapse of time, or both, would constitute a default or breach on the part of the Buyer under any term or condition of the Debt Commitment Letters, or otherwise result in any portion of the Debt Financing contemplated thereby to be unavailable. There are no conditions precedent or other contingencies related to the funding of the full amount of the Debt Financing, other than as set forth in the Debt Commitment Letter in the form so delivered to the Company. Assuming the representations and warranties in Article III are true and correct in all material respects and the satisfaction of the conditions set forth in Article VIII, the Buyer has no reason to believe that any term or condition to the Debt Financing set forth in the Debt Commitment Letters will not be fully satisfied on a timely basis or that the full amount of the Debt Financing will not be available to the Buyer at the Closing, including any reason to believe that any of the Debt Financing Sources will not perform their respective funding obligations under the Debt Commitment Letters in accordance with their respective terms and conditions.4.7 Sufficiency of Funds. Assuming the Debt Financing is funded in accordance with the Debt Commitment Letters, the Buyer has and will have at the Closing immediately available funds sufficient to permit the Buyer to consummate the transactions contemplated by the Transaction Agreements and to pay all related fees and expenses.4.8 Solvency. Immediately after giving effect to the transactions contemplated hereby, the Buyer shall be solvent and shall (a) be able to realize upon its assets and pay its debts and other Liabilities as they become due, (b) own property that has a fair saleable value greater than the amounts required to pay their respective debts and Liabilities (including a reasonable estimate of the amount of all contingent Liabilities), (c) have adequate capital to carry on its business and (d) not have incurred debts beyond its ability to pay as they become absolute and matured. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Buyer or any Affiliate thereof.4.9 Acknowledgment by the Buyer.(a) The Buyer has conducted its own independent review and analysis of the Sellers, the Business, and the assets (including the Transferred Assets), the Liabilities (including the Assumed Liabilities), the results of operations and the financial condition of the Business, and acknowledges that the Buyer has been provided access to the appropriate personnel, properties, premises and records of the Sellers for such purpose and that the Buyer and its Representatives have been provided with the opportunity to ask questions of the officers and management employees of the Sellers and to obtain such additional information about the Business and the assets (including the Transferred Assets), the Liabilities (including the Assumed Liabilities), the results of operations and the financial condition of the Business as the Buyer and its Representatives have requested. The Buyer is an informed and sophisticated participant in the transactions contemplated hereby and has undertaken such investigation, and47 the Buyer has been provided with and have evaluated such documents and information together with appropriate expert advisors (both internal and external), as it has deemed necessary in connection with the execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby.(b) The Buyer acknowledges that it is consummating the transactions contemplated hereby without any representation or warranty, express or implied, by the Company, the Sellers, or any of their respective Affiliates or Representatives except (i) as expressly set forth in Article III (as modified by the Company Disclosure Schedule) and (ii) for the representations and warranties of the Company and the applicable Sellers set forth in the other Transaction Agreements. The Buyer acknowledges that, except for (i) the representations and warranties that are expressly set forth in Article III and (ii) the representations and warranties of the Company and the applicable Sellers set forth in the other Transaction Agreements, it is relying on its own investigation and analysis in entering into the Transaction Agreements and the transactions contemplated hereby and thereby.(c) In furtherance of the foregoing, and not in limitation thereof, the Buyer acknowledges that, except for (i) the representations and warranties that are expressly set forth in Article III and (ii) the representations and warranties of the Company and the applicable Sellers set forth in the other Transaction Agreements, no representation or warranty, express or implied, of the Company, the Sellers or any of their respective Affiliates or Representatives, is made with respect to the Sellers or the Business, including any information, documents or materials made available to the Buyer, whether orally or in writing, in any confidential information memoranda, "data rooms," management presentations, due diligence discussions or in any other form in expectation of the transactions contemplated by this Agreement and the Transaction Agreements. With respect to any projection or forecast delivered to the Buyer, the Buyer acknowledges that (A) there are uncertainties inherent in attempting to make such projections and forecasts; (B) the accuracy and correctness of such projections and forecasts may be affected by information that may become available through discovery or otherwise after the date of such projections and forecasts; and (C) it is familiar with each of the foregoing.ARTICLE V ADDITIONAL AGREEMENTS 5.1 Access to Books and Records.(a) For six (6) years from the Closing Date, the Buyer shall, to the extent permitted by applicable Law, afford to Representatives of the Company reasonable access to copies of the Transferred Books and Records, the Transferred Contracts and any other documents or materials transferred to the Buyer or any Buyer Designee as part of the Transferred Assets during normal business hours, upon reasonable notice, in connection with (i) the preparation of financial statements and U.S. Securities and Exchange Commission reporting obligations, (ii) the preparation of any documents or materials as reasonably required for the Company to comply with any applicable Laws, (iii) the performance of the Company's obligations under this Agreement or any Ancillary Agreement or (iv) the defense or assertion of claims against third parties (other than the Buyer and its Affiliates); provided, however, that any48 permitted investigation undertaken by the Company pursuant to the access granted under this Section 5.1(a) shall be conducted in such a manner as not to unreasonably interfere with the operations of the Business from and after the Closing. Notwithstanding the foregoing, (i) neither the Buyer nor any of its Affiliates shall be required to provide access to or disclose information pursuant to this Section 5.1(a) where (A) upon the advice of counsel, such access or disclosure would jeopardize the attorney-client privilege, other privilege or work product protection of the Buyer or any of its Affiliates or contravene any applicable Laws or (B) the disclosure would cause a default under, or give a third party the right to terminate or allow a third party to accelerate rights under, a Contract, and (ii) auditors and accountants of the Buyer or any of its Affiliates shall not be obligated to make any work papers available to any Person unless and until such Person has signed a customary agreement relating to such access in form and substance reasonably acceptable to such auditors or accountants. The Company shall reimburse the Buyer and its Affiliates for reasonable out-of-pocket costs and expenses incurred in assisting the Company pursuant to this Section 5.1(a).(b) For six (6) years from the Closing Date, the Company shall, and shall cause its Affiliates to, to the extent permitted by applicable Law, afford to Representatives of the Buyer reasonable access to the books and records of the Company and its Affiliates relating to the Transferred Assets, Assumed Liabilities and the Business during normal business hours, upon reasonable notice, in connection with (i) the preparation of financial statements and U.S. Securities and Exchange Commission reporting obligations, (ii) the preparation of any documents or materials as reasonably required for the Buyer to comply with any applicable Laws, (iii) the enforcement of any rights of the Buyer or the Buyer Designees under this Agreement or any Ancillary Agreement or (iv) the defense or assertion of claims against third parties (other than the Company and its Subsidiaries); provided, however, that (x) neither the Company nor any Affiliate of the Company shall be required to violate any written confidentiality agreement with a third party to which the Company may be subject in discharging its obligations under this Section 5.1 (provided further, that the Company and its Affiliates, as the case may be, shall use commercially reasonable efforts to facilitate disclosure in compliance with the terms of such written confidentiality agreements, including, without limitation, seeking consents or waivers from the counterparties thereto) or to provide access to any consolidated, combined or unitary Tax Return of the Company or any of its Affiliates, or any other Tax Return of the Company or its Affiliates to the extent not related to the Business, and (y) any permitted investigation undertaken by the Buyer and its Representatives pursuant to the access granted under this Section 5.1(b) shall be conducted in such a manner as not to unreasonably interfere with the Company's business operations from and after the Closing. Notwithstanding the foregoing, (i) neither the Company nor any of its Subsidiaries shall be required to, provide access to or disclose information pursuant to this Section 5.1(b) where, (A) upon the advice of counsel, such access or disclosure would jeopardize the attorney-client privilege, other privilege or work product protection of the Company or any of its Affiliates or contravene any applicable Laws, or (B) the disclosure would cause a default under, or give a third party the right to terminate or allow a third party to accelerate rights under, a Contract, and (ii) auditors and accountants of the Company or any of its Affiliates shall not be obligated to make any work papers available to any Person unless and until such Person has signed a customary agreement relating to such access in form and substance reasonably acceptable to such auditors or accountants. The Buyer shall reimburse the Company and its Affiliates for reasonable out-of-pocket costs and expenses incurred in assisting the Buyer pursuant to this Section 5.1(b).49

(c) The Buyer shall hold, and shall cause its Affiliates to hold, the Transferred Books and Records delivered to the Buyer as part of the Transferred Assets on the Closing Date and not to destroy or dispose of any thereof for a period of six (6) years from the Closing Date. The Company shall hold, and shall cause its Affiliates to hold, all books and records relating to the Business existing on the Closing Date but not transferred to the Buyer and not to destroy or dispose of any thereof for a period of six (6) years from the Closing Date.(d) In order to facilitate the prosecution or protection of Intellectual Property Rights that are not Transferred Assets that have a Transferred Employee named as an inventor, or for any Actions where access to Transferred Employees are necessary, for a period of two (2) years following the Closing Date, at the Company's expense, upon Company's reasonable advance written notice, the Buyer shall afford, and shall cause its Affiliates to afford, the Company and its Representatives reasonable access to such Transferred Employees who continue to be employed by Buyer or its Subsidiaries at such time to execute any documents and take any other reasonable actions requested by the Company in connection with such Actions or such prosecution or protection of Intellectual Property Rights.(e) In order to facilitate the prosecution or protection of Intellectual Property Rights that are Transferred Assets that have a current employee of the Company or its Affiliates named as an inventor, or for any Actions where access to such employees are necessary, for a period of two (2) years following the Closing Date, at the Buyer's expense, upon the Buyer's reasonable advance written notice, the Company shall afford, and shall cause its Affiliates to afford, the Buyer and its Representatives reasonable access to such employees to execute any documents and take any other reasonable actions requested by the Buyer in connection with such Actions or such prosecution or protection of Intellectual Property Rights.(f) From and after the date hereof and until the Closing Date, the Company shall afford, and shall cause the other Sellers to afford, to the extent permitted by applicable Law, upon reasonable notice to Representatives of the Buyer, reasonable access during the Sellers' normal business hours to relevant portions of Sellers' properties, books and records to the extent relating to the Business, the Transferred Employees, the Transferred Assets and the Assumed Liabilities (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege or legal or contractual third party confidentiality obligation, provided, however, that in the event that access is limited or restricted pursuant to this parenthetical, the Company shall, and shall cause the other Sellers to, use commercially reasonable efforts to make alternative accommodations to afford access in a manner that does not jeopardize any attorney-client privilege or legal or contractual third party confidentiality obligation), provided, further, that any access granted shall be conducted in a manner as not to unreasonably interfere with the operations of the Business from and after the Closing.5.2 Contacts with Suppliers and Customers; Inventory.(a) The Company and the Buyer will cooperate in good faith to prepare a communications plan for business partners of the Business regarding the subject matter of this Agreement to facilitate the transition of the Business, including the preparation of letters to customers, suppliers and distributors of the Business to notify them of the Closing and provide information regarding the transition of the Business to the Buyer. Notwithstanding anything to50 the contrary contained herein, this Agreement shall not affect the Company's continuing right to contact customers and suppliers in connection with the operation or conduct of the Business nor the Buyer's continuing right to contact customers and suppliers in connection with the operation or conduct of its business.(b) At least five (5) Business Days prior to the Closing, the Company shall deliver an itemized list, broken out by location, of all Inventory to be transferred and conveyed to the Buyer or a Buyer Designee hereunder.(c) Prior to the Closing, the Company will use commercially reasonable efforts to identify vendor points of contact and provide and facilitate introductions to assist the Buyer in obtaining rights and licenses with respect to the third-party Software, tools and design libraries set forth in Section 3.16(m) of the Company Disclosure Schedule.5.3 No Negotiation or Solicitation. During the period from the date hereof to the earlier of the Closing Date or the termination of this Agreement, the Company will not, and the Company shall not authorize or permit its Representatives acting on its behalf to, (a) solicit or intentionally initiate or encourage the submission of any proposal or offer from any third party for the acquisition of the Business or any portion of the Transferred Assets (other than inventory in the ordinary course of business consistent with past practice) or (b) participate in any discussions or negotiations (and as of the date hereof, Seller shall immediately cease any discussions or negotiations that are ongoing) regarding, furnish any non-public information with respect to or assist or participate in, any effort or attempt to solicit an offer or proposal from a third party other than the Buyer and the Buyer Designees to do or seek any of the foregoing. The Company shall notify the Buyer promptly if any third party makes any proposal, offer, inquiry or contact with respect to any of the foregoing after receipt of any such offer or proposal.5.4 Confidentiality.(a) The Confidentiality Agreement shall continue in full force and effect, in accordance with its terms, until the Closing.(b) The Buyer recognizes that the information provided by the Company and its Affiliates to the Buyer in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, the Buyer has acquired and will acquire Seller Confidential Information, the use or disclosure of which could cause the Company and its Affiliates substantial losses and damages that may not be readily calculated and for which no adequate remedy at law may be adequate. Accordingly, the Buyer agrees, on behalf of itself and its Affiliates that, from and after the Closing until the date that is three (3) years from the Closing Date (or, with respect to Seller Confidential Information that constitutes a Trade Secret, until such time that such Seller Confidential Information no longer is a Trade Secret through no act or omission of the Buyer or any of its Subsidiaries), except as otherwise consented to by the Company and subject to the terms of the Licenses granted to the Company and the Buyer and applicable restrictions set forth in the Intellectual Property Matters Agreement, all non-public information relating to the Company or its Subsidiaries (other than Buyer Confidential Information), or relating to Excluded Assets or Excluded Liabilities in the possession of the Buyer or any of its Affiliates (collectively "Seller Confidential Information") will be kept51 confidential and will not be disclosed by the Buyer or any of its Affiliates in any manner, in whole or in part. For purposes of this Section 5.4(b), "Seller Confidential Information" shall not include any information: (A) that is or becomes generally available to the public other than as a result of a disclosure by any Person not otherwise permitted pursuant to this Agreement or the Confidentiality Agreement or (B) of which such Person (or its Affiliates) learns from sources other than the Company, provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality with respect to such information. Notwithstanding the foregoing, if the Buyer or its Representatives is required by law or governmental regulation or by subpoena or other valid legal process to disclose any Seller Confidential Information to any Person, then the Buyer will, and will cause its Representatives, to the extent legally permitted, promptly provide the Company with written notice of the applicable law, regulation or process so that the Company may seek a protective order or other appropriate remedy. The Buyer will, and will cause its Representatives to, to the extent legally permitted, cooperate fully with the Company and the Company's Representatives in any attempt by the Company to obtain any such protective order or other remedy. If the Company elects not to seek, or is unsuccessful in obtaining, any such protective order or other remedy in connection with any requirement that the Buyer or any Representative of the Buyer disclose Seller Confidential Information, and if the Buyer or such Representative notifies, to the extent legally permitted, the Company in writing that the Buyer or such Representative's legal counsel has advised the Buyer or such Representative that the disclosure of such Seller Confidential Information is legally required, then the Buyer or such Representative may disclose such Seller Confidential Information to the extent legally required; provided, however, that the Buyer will, and the Buyer will cause its Representatives to, use reasonable efforts to ensure that such Seller Confidential Information is treated confidentially by each Person to whom the Buyer or an y of its Representatives discloses such Seller Confidential Information. For the avoidance of doubt, from and after the Closing, nothing in this Agreement (including this Section 5.4(b)) or any other Transaction Agreement shall restrict the Buyer or its Affiliates with respect to any use or disclosure of any Transferred Asset or Assumed Liability.(c) The Company recognizes that by reason of the Company's ownership of the Business and the information provided by the Buyer and its Affiliates to the Company in connection with the transactions contemplated hereby, the Company has acquired and will acquire Buyer Confidential Information, the use or disclosure of which could cause the Buyer and its Affiliates substantial losses and damages that may not be readily calculated and for which no adequate remedy at law may be adequate. Accordingly, the Company agrees, on behalf of itself and its Affiliates, that, from and after the Closing until the date that is three (3) years from the Closing Date (or, with respect to Buyer Confidential Information that constitutes a Trade Secret, until such time that such Buyer Confidential Information no longer is a Trade Secret through no act or omission of Company or any of its Subsidiaries), except as otherwise consented to by the Buyer and subject to the terms of the Licenses granted to the Company and the Buyer and applicable restrictions set forth in the Intellectual Property Matters Agreement and other Ancillary Agreements, all non-public information relating to the Buyer and its Affiliates provided to the Company pursuant to this Agreement, all Transferred Assets consisting of non- public information, and all non-public information relating to the Business, the Transferred Assets and the Assumed Liabilities in the possession of the Company or any of its Affiliates (collectively "Buyer Confidential Information") will be kept confidential and will not be disclosed by the Company or its Affiliates in any manner, in whole or in part. Notwithstanding52 the foregoing, each of the Company and its Affiliates shall be permitted to disclose Buyer Confidential Information that constitutes non-public information to the extent relating to the Business, the Transferred Assets and the Assumed Liabilities, in each case, with respect to any period on or prior to the Closing (collectively "Company Confidential Information"): (i) to the extent necessary for the enforcement of any right of any Company Group Entity against a third party or the defense against any claim made by a third party against any Company Group Entity and (ii) for financial reporting, tax, audit, compliance and similar activities. For purposes of this Section 5.4(c), "Buyer Confidential Information" shall not include any information: (A) that is or becomes generally available to the public other than as a result of a disclosure by any Person not otherwise permitted pursuant to this Agreement or the Confidentiality Agreement, (B) of which such Person (or its Affiliates) learns from sources other than the Buyer provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality with respect to such information and (C) that is not exclusively related to the Business. Notwithstanding the foregoing and without limiting the rights of the Company and its Affiliates with respect to the Company Confidential Information above, if the Company or its Representatives is required by law or governmental regulation or by subpoena or other valid legal process to disclose any Buyer Confidential Information to any Person, then the Company will, and will cause its Representatives to, to the extent legally permitted, promptly provide the Buyer with written notice of the applicable law, regulation or process so that the Buyer may seek a protective order or other appropriate remedy. The Company will, and will cause its Representatives to, to the extent legally permitted, cooperate fully with the Buyer and the Buyer's Representatives in any attempt by the Buyer to obtain any such protective order or other remedy. If the Buyer elects not to seek, or is unsuccessful in obtaining, any such protective order or other remedy in connection with any requirement that the Company or any Representative of the Company disclose Buyer Confidential Information, and if the Company or such Representative notifies, to the extent legally permitted, the Buyer in writing that the Company or such Representative's legal counsel has advised the Company or such Representative that the disclosure of such Buyer Confidential Information is legally required, then the Company or such Representative may disclose such Buyer Confidential Information to the extent legally required; provided, however, that the Company will, and will cause its Representatives to, use reasonable efforts to ensure that such Buyer Confidential Information is treated confidentially by each Person to whom the Company or any of its Representatives discloses such Buyer Confidential Information. Notwithstanding the foregoing, the Company and its Representatives may disclose to any and all Persons, without limitation of any kind, the tax treatment, tax strategies and tax structure of the Company and all materials of any kind (including opinions or other tax analyses) that are provided to the Company or its Representatives relating to such tax treatment, tax strategies and tax structure. For the avoidance of doubt, from and after the Closing, nothing in this Agreement (including this Section 5.4(c)) or any other Transaction Agreement (other than the Letter Agreement) shall restrict the Company or its Affiliates with respect to any use or disclosure of any Excluded Asset or Excluded Liability.(d) Subject to the terms of Section 5.7, Transaction Information shall be subject to the terms of this Section 5.4 as both Buyer Confidential Information and Seller Confidential Information.(e) The Buyer acknowledges and agrees that Company and its Affiliates' access to and knowledge of Company Confidential Information will inevitably enhance the53

Company and its Affiliates' general knowledge and understanding of the industries of the Buyer and its Affiliates embodied in the Company Confidential Information committed to memory by the Company or its Affiliates ("General Knowledge") in a way that cannot be separated from their other knowledge, and the parties agree that this Agreement shall not restrict the Company's or any of its Affiliates' use of such General Knowledge and understanding of such industries, including in connection with the purchase, sale consideration of, and decisions related to, other investments and service on the boards of such investment or in connection with the development or exploitation of any products, technology or services. The parties also acknowledge that neither a portfolio company of an investment fund Affiliated with Company nor a Subsidiary of Company will be deemed to have been provided with Buyer Confidential Information (absent direct access thereto) as a result of an employee or partner of Company or any Affiliate thereof having access to Buyer Confidential Information serving on the board of such portfolio company or Subsidiary or taking action on the board of such portfolio company or Subsidiary.5.5 Efforts.(a) Cooperation; Reasonable Best Efforts. Subject to the terms and conditions set forth in this Agreement, the Company and the Buyer shall cooperate with each other and use (and shall cause their respective Affiliates to use) their respective reasonable best efforts to take or cause to be taken all actions, and to do or cause to be done all things, reasonably necessary, proper or advisable on their part under this Agreement and the Ancillary Agreements and under applicable Law to consummate the transactions contemplated by this Agreement and the Ancillary Agreements as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all Permits necessary to be obtained from any Governmental Entity in order to consummate the transactions contemplated by this Agreement. Subject to applicable Laws relating to the exchange of information and appropriate confidentiality protections, the Company and the Buyer shall have the right to review in advance, and, to the extent practicable, each will consult in advance with the other on and consider in good faith the views of the other in connection with, all of the information relating to the Company, the Buyer or the Business, as the case may be, and any of their respective Affiliates, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement. Subject to applicable Laws relating to the exchange of information and appropriate confidentiality protections, the Company and the Buyer, or their counsel, to the extent practicable, shall have the right to participate in all communications or meetings with any Governmental Entity in connection with review of the transactions contemplated by this Agreement under the Antitrust Laws, to the extent permitted by such Governmental Entity. In exercising the foregoing rights, the Company and the Buyer shall act reasonably and as promptly as practicable.(b) Information. Subject to applicable Laws, each of the Company and the Buyer shall, upon request by the other, furnish the other with all information concerning itself, its Affiliates, directors, officers or equityholders, as applicable, and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made (or to be made) by or on behalf of the Company, the Buyer or any of their respective Affiliates to any Governmental Entity in connection with the transactions contemplated by this Agreement, including under the HSR Act and any other Antitrust Law. Notwithstanding the54 foregoing, in connection with the performance of each Party's respective obligations, the Company and the Buyer may, as each determines is reasonably necessary, designate competitively sensitive material provided to the other pursuant to this Section 5.5(b) as "Outside Counsel Only." Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to directors, officers or employees of the recipient unless express permission is obtained in advance from the source of the materials (the Company or the Buyer, as the case may be) or its legal counsel.(c) Status. Subject to applicable Laws and the instructions of any Governmental Entity, each of the Parties shall keep the other apprised of the status of matters relating to consents, clearances, approvals or authorizations of any Governmental Entity of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices or other communications received by the Company or the Buyer, as the case may be, or any of their respective Affiliates, from any Governmental Entity with respect to such consents, clearances, approvals or authorizations. Neither the Company nor the Buyer shall permit any of their respective Affiliates, officers or any other Representatives to participate in any meeting or call with any Governmental Entity in respect of any consents, clearances, approvals, authorizations, filings, investigation or other inquiry with respect to the transactions contemplated by this Agreement unless such Party consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend and participate thereat.(d) Antitrust Matters.(i) Subject to the terms and conditions set forth in this Agreement, without limiting the generality of the undertakings pursuant to this Section 5.5, the Company, on the one hand, and the Buyer, on the other hand, agree to take or cause to be taken the following actions:(A) as soon as practicable, and in any event, no later than ten (10) Business Days following the date of this Agreement, to file the initial pre- merger notifications with respect to this Agreement and the transactions contemplated herein required under the HSR Act for the Company and the Buyer, in each case, requesting early termination of the waiting period with respect to the transactions contemplated hereby;(B) as promptly as reasonably practicable, and in any event, no later than fifteen (15) Business Days following the date of this Agreement, to file any notification, pre-notification or other form necessary as the case may be, to obtain any consents, clearances or approvals required under or in connection with any other Antitrust Law, including in the jurisdictions set forth in Schedule 5.5(d)(i)(B);(C) to promptly provide, and cause each of its Affiliates to promptly provide, to each Governmental Entity with jurisdiction over enforcement of any applicable Antitrust Law (a "Governmental Antitrust Entity")55

non-privileged information and documents requested by any such Governmental Antitrust Entity in connection with obtaining any such consent, clearance, approval, or authorization of such Governmental Antitrust Entity that is necessary, proper or advisable to permit consummation of the transactions contemplated hereby;(D) to use its reasonable best efforts to (i) obtain any consents, clearances, approvals or authorizations required under or in connection with any Antitrust Law, (ii) enable all waiting periods under any Antitrust Law to expire and (iii) avoid or eliminate each and every impediment under any Antitrust Law asserted by any Governmental Entity, in each case, to enable the transactions contemplated by this Agreement to occur as promptly as practicable prior to the Outside Date, including promptly complying with or modifying any requests for additional information (including any Second Request) by any Governmental Entity; and(E) to refrain from, and to cause each of its Affiliates to refrain from, taking any actions or doing, or causing to be done, any things that would be reasonably likely to (1) prevent or materially delay receipt of any governmental approvals, (2) prevent, materially delay or materially impede the Closing, (3) extend any waiting period under the HSR Act or any other Antitrust Law with respect to the transactions contemplated hereby or (4) cause any Governmental Entity to object to such transactions, including by acquiring or agreeing to acquire any assets or businesses engaged in whole or in part in a line of business similar to the Business.(ii) Notwithstanding anything to the contrary in this Agreement (including this Section 5.5), the Parties understand and agree that neither the Buyer nor any Buyer Designee shall be obligated to (and, without the Buyer's prior written consent, no Seller shall) (i) (A) enter into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Entity in connection with the transactions contemplated by this Agreement, (B) divest, license, dispose of, transfer or otherwise hold separate (including by establishing a trust or otherwise), any of the Buyer's, the Company's or any of their respective Affiliates' businesses, assets or properties, (C) litigate, challenge or take any action with respect to any action or proceeding by any Person, including any Governmental Entity, or (D) agree to do any of the foregoing.(iii) The Buyer will not withdraw its initial filing under the HSR Act or any other Antitrust Law, as the case may be, and refile it unless the Company has consented in advance to such withdrawal and refiling or take, or cause to be taken, any actions or do, or cause to be done, any things that would be reasonably likely to adversely affect the economic benefits any Company Group Entity reasonably expects to receive under the Ancillary Agreements contemplated by this Agreement, without the prior written consent of the Company.56

(e) Nothing in this Section 5.5 shall require the Company, the Buyer or their respective Affiliates to take or agree to take any action with respect to its business or operations unless the effectiveness of such agreement or action is conditioned upon the Closing.5.6 Conduct of Business.(a) During the period from the date of this Agreement until the earlier of the Closing Date or termination of this Agreement pursuant to Article IX, except (i) as permitted or contemplated by this Agreement, (ii) as the Buyer shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), (iii) as required by applicable Law, or (iv) as set forth in Section 5.6(a) of the Company Disclosure Schedule, the Company shall, and shall cause the Sellers to, (A) conduct the Business in all material respects in the ordinary course consistent with past practice and (B) use their respective reasonable commercial efforts to keep intact the Business, and preserve the relationships of the Business with customers, suppliers, licensors, licensees, distributors with respect to the Business, including by promptly paying all amounts owing to such Persons as and when such amounts are due.(b) During the period from the date of this Agreement until the earlier of the Closing Date or termination of this Agreement pursuant to Article IX, except (A) as permitted or contemplated by this Agreement, (B) as the Buyer shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), (C) as required by applicable Law or (D) as set forth in Section 5.6(b) of the Company Disclosure Schedule, the Company shall not, and shall cause its Subsidiaries not to, take any of the following actions, as applicable:(i) amend or otherwise change its certificate of incorporation or bylaws or equivalent governing documents to the extent such amendment or change would prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements;(ii) (A) transfer or exclusively license any Intellectual Property Rights or Technology contemplated to be licensed to the Buyer or its Subsidiaries pursuant to any Ancillary Agreement (the "Licensed IP & Technology"), other than subject to the rights contemplated to be granted to the Licensed IP & Technology pursuant to any Ancillary Agreement or as otherwise would not impair the Company Group Entities' ability to license such Licensed IP & Technology to the Buyer and its Subsidiaries in the manner contemplated in the Ancillary Agreements and (B) other than non-exclusive Licenses granted in the ordinary course of business consistent with past practice, assign, transfer, lease, sell, hypothecate, pledge or subject to any Lien not in existence as of the date hereof (other than any Permitted Liens and any Liens that will be removed prior to the Closing) any Transferred IP or Transferred Technology (or any asset, property or right that would constitute a Transferred Asset if held by the Sellers on the Closing Date);(iii) terminate (excluding, for the avoidance of doubt, any expiration of such Contract in accordance with its terms or any termination of such Contract by any counterparty thereto other than the Company or any of its Subsidiaries) or materially extend, amend, modify or waive any Transferred Contract (including any Contract in existence as of the date hereof that would constitute a Transferred Contract if it were in57 existence as of the Closing Date) except in the ordinary course of business consistent with past practice;(iv) increase the salary, bonus or other compensation or benefits payable to any Business Employee, other than (A) as required by Law or a Labor Agreement, (B) pursuant to any plans, programs or agreements existing on the date hereof as disclosed in Section 3.10 of the Company Disclosure Schedule, (C) increases in connection with the hiring of Business Employees after the date hereof in the ordinary course of business consistent with past practice, (D) increases (including in connection with promotions, provided that the Company will provide Buyer with advance written notice of any contemplated promotions) in the ordinary course of business consistent with past practice or (E) as required in connection with the Closing of this Transaction;(v) terminate the employment (other than a termination for cause), negatively change the title, office or position, materially reduce the responsibilities of, or take any other action that would constitute "good reason" or "constructive dismissal" under any employment agreement of, any Business Employee;(vi) transfer or agree to transfer any Business Employee from working within the Business except in connection with a Business Employee's voluntary resignation or voluntary transfer via an open requisition outside of the Business, or induce any Business Employee to resign his/her employment in the Business, or employ, engage or transfer any person who is not a Business Employee as of the date of this Agreement to work in or for the Business;(vii) sell Inventory (other than in the ordinary course of business consistent with past practice, including with respect to pricing, discounting practices, bundling, sales volume and services levels);(viii) modify in any material respect practices with respect to the collection of Accounts Receivable or the payment of Accounts Payable or the maintenance of Inventory;(ix) acquire any asset that would be a Transferred Asset except in the ordinary course of business consistent with past practice;(x) unless (A) required by applicable Law, (B) with respect to national, industry and/or sector level collective bargaining agreements or company shop agreements, (C) in the ordinary course of business, (D) consistent with past practice, (E) pursuant to the terms of an agreement or arrangement in existence as of the date of this Agreement or (F) as is required in connection with the Closing of this Transaction, enter into any new collective bargaining agreement with any labor union or management union or association, works council, employee representative or other labor organization or group of employees representing Business Employees in a manner that increases compensation or benefits or changes to applicable termination conditions to Business Employees in a manner not permitted by Section 5.6(b)(vi);58

(xi) other than with respect to (A) terminations of employment of Business Employees for cause, (B) Business Employees who may be identified and otherwise mutually agreed upon by the Company and the Buyer between the signing of this Agreement and the Closing as Business Employees to be removed from the List of Non-Automatic Transferred Employees and the List of Automatic Transferred Employees, or (C) Business Employees who have indicated to the Company before the Closing that they do not wish to become employed by the Buyer, have objected to their transfer of employment to the Buyer or have otherwise rejected the Buyer's offer of employment, announce, implement or effect any reduction in labor force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of any Business Employee;(xii) settle any material Action against any Seller relating exclusively to the Transferred Assets or the Business, other than (i) settlements relating to those certain indemnity tenders listed in Section 3.16(e) of the Company Disclosure Schedule or (ii) settlements made in the ordinary course of business consistent with past practice that do not result in a Lien (other than a Permitted Lien) on the Transferred Assets;(xiii) commence any litigation exclusively relating to the Business or the Transferred Assets other than for (A) routine collection of amounts owed or other matters arising in the ordinary course of business or (B) in such cases where the failure to commence litigation could have an adverse and material impact on the Business or the Transferred Assets, provided that for this clause (B), the Company consult with the Buyer prior to filing such litigation;(xiv) compromise, settle or waive any material claims or rights of the Business, other than (A) in the ordinary course of business consistent with past practices or (B) with respect to such rights or claims which do not exclusively relate to the Business;(xv) other than with respect to Inventory (which is addressed pursuant to Section 5.6(b)(vii) above) provide any promotions, coupons, discounts or price increases exclusively related to the Business with respect to the suppliers, customers or distributors of the Business, except for any such actions taken in the ordinary course of business consistent with past practice; or(xvi) agree or commit to take any action described in this Section 5.6(b).(c) Notwithstanding the foregoing, nothing in this Section 5.6 shall prohibit or otherwise restrict in any way the operation of the business of the Company or any of its Subsidiaries, except solely with respect to the conduct of the Business, the Transferred Assets or the Assumed Liabilities, and nothing contained herein shall give the Buyer any right to manage, control, direct or be involved in the management of the Company or any Seller at any time or the management of the Business, the Transferred Assets or the Assumed Liabilities prior to the Closing.59

5.7 Public Announcements. The Parties will publicly announce this Agreement and the transactions contemplated hereby at (i) a mutually agreed upon time following the execution hereof, and (ii) pursuant to a mutually agreed upon press release prepared jointly through consultation by the Parties prior to such time. Neither Party nor any of their respective Affiliates will issue any press release or otherwise make any public statements with respect to the transactions contemplated herein without the prior written consent of the other Party, except as such release or statement may be explicitly contemplated by this Agreement or required by applicable Law, including the rules or regulations of any securities exchange, in which case such Party will, and will cause its Affiliates to use its commercially reasonable efforts to allow the other Party reasonable time to comment on such release or announcement in advance of such issuance and will consider in good faith the advice of such other Party with respect thereto. Notwithstanding the foregoing, prior to the Closing, (a) the Company and the Buyer may without the prior written consent of the other Party and at their own discretion, make a public announcement regarding this Agreement and the transactions contemplated herein at any time; provided, however, that the contents of such announcement shall only consist of information previously contained in prior announcements made jointly by both of the Parties and (b) the Company may provide information regarding this Agreement, the transactions contemplated herein and the transfer of Business Employees to Employee Representative Bodies or applicable labor organizations; provided that before any such disclosure, the Company shall, and shall cause its Affiliates to, use commercially reasonable efforts to allow the Buyer and/or the Buyer Designees reasonable time to comment on such communications in advance of such disclosure, and will consider good faith any advice of the Buyer or the Buyer Designees.5.8 Recordation of Transferred IP. The Buyer acknowledges and agrees that the Buyer shall be responsible, at its sole cost and expense, for all applicable recordations and perfection of the assignment of the Transferred IP from the title owner of each such Transferred IP to the Buyer or one of its Affiliates. The Company will provide reasonable assistance to the Buyer, at the Buyer's sole cost and expense, to give effect to the assignment of the Transferred IP to the Buyer as contemplated by this Section 5.8 within six (6) months following the Closing.5.9 Company Marks. The Buyer, for itself and its Affiliates, acknowledges and agrees that the Buyer is not purchasing, acquiring or otherwise obtaining any right, title or interest in or to the Company Marks and that the Company and the other Sellers are the exclusive owners of the Company Marks, and, except as otherwise agreed in the Transition Services Agreement, (i) neither the Buyer nor any of its Affiliates shall have any rights in or to the Company Marks, (ii) on the Closing Date, the Buyer shall, and shall cause its Affiliates to, cease any and all use of the Company Marks, and (iii) neither the Buyer nor any of its Affiliates shall (A) use, register or seek to use or register in any jurisdiction any of the Company Marks or any other Marks confusingly similar thereto or (B) contest the use, ownership, validity or enforceability of any rights of the Company or any of its Affiliates in or to any of the Company Marks. After the Closing Date, the Buyer shall not (and shall cause its Affiliates, not to) represent that it has authority to bind any Seller.5.10 Misallocated Assets and Liabilities. Subject, in all instances, to Section 2.2 of this Agreement, if, during the two years following the Closing, any Party discovers that any right, property, asset or Liability that has been transferred by the Company or any Seller to the Buyer or any Buyer Designee in connection with the Closing pursuant to this Agreement as a60

Transferred Asset or Assumed Liability but was actually an Excluded Asset or Excluded Liability as of the Closing Date, then any such right, property, asset or Liability shall be deemed to have been held in trust by the Buyer or any Buyer Designee following Closing for the Company, and the Buyer shall, and shall cause the Buyer Designees to, promptly transfer, assign and convey such rights, property, assets or Liability to the Company (or any of its Affiliates as designated by the Company) without any consideration therefor, and such rights, property, assets or Liabilities shall be deemed to be Excluded Assets or Excluded Liabilities for purposes of this Agreement and any applicable Transaction Agreement. Subject, in all instances, to Section 2.2 of this Agreement, if, during the six months following the Closing, any Party discovers that any Transferred Asset or Assumed Liability was not transferred to the Buyer (or one of its Subsidiaries) as part of the consummation of the transactions contemplated by this Agreement, then any such Transferred Asset or Assumed Liability shall be deemed to have been held in trust by the Company or any Seller following Closing for the Buyer, and the Company shall, and shall cause the applicable Seller if applicable, to promptly transfer, assign and convey such Transferred Asset or Assumed Liability, as applicable, to the Buyer or any of its Subsidiaries as directed by the Buyer without additional consideration therefor, and such Transferred Assets or Assumed Liabilities shall be deemed to be Transferred Assets or Assumed Liabilities for purposes of this Agreement and any applicable Transaction Agreement. Notwithstanding the foregoing and anything to the contrary in this Agreement, the Parties understand and agree that the Excluded Assets and Excluded Liabilities are not intended to, and shall not, be transferred to the Buyer or any Buyer Designee and the Company or one of the Sellers, as applicable, shall retain all such rights, properties, assets and Liabilities.5.11 Further Actions. From time to time following the Closing, each of the Parties hereto shall, and shall cause their respective Affiliates and Representatives to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquittances and such other instruments, and shall take such further actions, as may be necessary or appropriate to fully and effectively transfer, assign and convey to the Buyer and/or the Buyer Designees and their respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to the Buyer and the Buyer Designees under this Agreement and to fully and effectively transfer, assign and convey to the Buyer and/or the Buyer Designees and their respective successors and assigns, the Assumed Liabilities intended to be assumed by the Buyer and the Buyer Designees under this Agreement, and to otherwise carry out the provisions of this Agreement and the Ancillary Agreements, and give effect to the transactions contemplated hereby and thereby, and to confirm the Buyer's and the Buyer Designees' right, title or interest in the Transferred Assets, to put the Buyer and the Buyer Designees in actual possession and operating control thereof and to assist the Buyer and the Buyer Designees in exercising all rights with respect thereto. In furtherance of the foregoing, the Company shall use reasonable efforts, and shall use reasonable efforts to cause its Affiliates and Representatives to, (i) refer to the Buyer all inquiries primarily related to the Transferred Assets and the Business; and (ii) promptly deliver to the Buyer (A) any mail, packages and other communications addressed to Company or any of their Affiliates primarily relating to the Business and (B) any cash or other property that the Company or any of its Affiliates receives and that properly belongs to the Buyer or the Business.5.12 Additional Contracts. If between the date hereof and the Closing Date, any Company Group Entity enters into any Transferring Post-Signing Contract, the Company shall61 promptly (and in any event prior to the earlier of (i) the fifth (5th) Business Day after entering into such Transferring Post-Signing Contract and (ii) the Closing Date), deliver a notice to the Buyer that the Company Group Entity has entered into such Transferring Post-Signing Contract (unless such Contract is a Form License), which notice shall include a copy of such Contract.5.13 Notification of Certain Matters.(a) During the period from the date of this Agreement until the earlier of the Closing Date or termination of this Agreement pursuant to Article IX, each Party hereto shall promptly notify the other Party in writing if such Party becomes aware of any breach of or inaccuracy in any representation, warranty or covenant that will or is reasonably likely to result in any of the conditions set forth in Article VIII (Conditions to Obligations to Close) of this Agreement becoming incapable of being satisfied. Subject to Section 5.13(b) below, no notice or disclosure delivered pursuant this subsection shall be deemed to (x) modify, amend or supplement any representation, warranty or covenant set forth herein, or in any certificate or the Company Disclosure Schedule, (y) be deemed to limit or impact the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement in accordance with the terms and conditions hereof or (z) prevent or cure any misrepresentations, failure to be true or breach or in any way affect or limit any rights or remedies of any Party under this Agreement.(b) The Company shall have the right from time to time prior to the Closing to supplement or amend the Company Disclosure Schedule for information purposes only in respect of the representations and warranties set forth in Article III of this Agreement with respect to any matter arising or discovered after the date of this Agreement. Any such supplemental or amended disclosure shall not be deemed to have cured any breach of any representation or warranty made in this Agreement for purposes of the indemnification provided for in Sections 10.2(a)(i)(B) or (C) (Indemnification) hereof or for purposes of determining whether or not the conditions set forth in Article VIII (Conditions to Obligations to Close) have been satisfied. Nothing in this Agreement, including this Section 5.13, shall imply that the Company is making any representation or warranty as of any date other than the date of this Agreement and the Closing Date.5.14 Non-Solicitation.(a) Non-Solicit. The Company agrees that from and after the Closing Date until the second (2nd) anniversary of the Closing Date, it shall not, and shall cause its current and future Subsidiaries not to, solicit for employment or retention any Person who is a Transferred Employee, or otherwise encourage or induce any Transferred Employee to terminate their employment with the Buyer; provided, however, that the foregoing shall not prohibit soliciting by the Company or its Affiliates (i) by general advertisements or other general recruitment techniques in the ordinary course of business consistent with past practices so long as such advertisements or techniques are not directed at any such employee or group of such employees and such individual was hired pursuant to such general advertisements or general recruitment techniques or (ii) of individuals who have ceased to be employed by the Buyer or its Affiliates.62

(b) The Parties agree that the foregoing covenants in Section 5.14 impose a reasonable restraint on the Company in light of the activities and operations of the Business and the Buyer and the Buyer Designees on the date of the execution of this Agreement and the current plans of the Business and the Buyer and the Buyer Designees; but it is also the intent of the Parties that such covenants be construed and enforced in accordance with the changing activities and business of the Business and the Buyer and its Affiliates throughout the term of this covenant.(c) In the event that any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in this Section 5.14 are unreasonable, then it is the intention of the Parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.(d) The covenants in this Section 5.14 shall be construed as agreements independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Company against the Buyer or its Affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Buyer or its Affiliates of such covenants. The Parties expressly acknowledge that the terms and conditions of this Section 5.14 are independent of the terms and conditions of any other agreements including, but not limited to, any employment agreements entered into in connection with this Agreement. It is specifically agreed that the periods set forth in this Section 5.14 during which the agreements and covenants made in this Section 5.14 shall be effective, shall be computed by excluding from such computation any time during which the Company or any of its present or future Affiliates is found by a court of competent jurisdiction to have been in violation of this Section 5.14. The covenants contained in this Section 5.14 shall not be affected by any breach of any other provision hereof by any party hereto.(e) The Company agrees that the covenants set forth in this Section 5.14 are a material and substantial part of the transactions contemplated hereby and are supported by adequate consideration.(f) The Company agrees that it would be impossible or inadequate to measure and calculate the Buyer's damages from any breach of the covenants set forth in this Section 5.14. Accordingly, the Company agrees that if it or any of its Affiliates breaches any provision of this Section 5.14, the Buyer will have available, in addition to any other right or remedy otherwise available, the right to seek an injunction in accordance with Section 11.11.5.15 Financing.(a) No Amendment to Debt Commitment Letter. The Buyer shall, and shall cause the Buyer Designees to, not permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Debt Commitment Letter if such amendment, modification or waiver would (i) reduce the aggregate amount of the Debt Financing below the amount required to consummate the transactions contemplated hereby or (ii) impose new or additional conditions or other terms to the Debt Financing, or otherwise expand, amend or modify any of the conditions to the receipt of the Debt Financing, in a manner that would reasonably be expected to (A) delay, prevent or impede the consummation of the transactions63 contemplated hereby, or (B) make the timely funding of the Debt Financing, or the satisfaction of the conditions to obtaining the Debt Financing, less likely to occur; provided, that the Buyer and any Buyer Designee may consent to, amend, restate or supplement the Debt Financing solely to add lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Debt Commitment Letter as of the date hereof. In addition to the foregoing, the Buyer shall, and shall cause any Buyer Designee to, not release or consent to the termination of the Debt Commitment Letter or of any individual lender under the Debt Commitment Letter, except for (x) assignments of a portion of the commitments under the Debt Commitment Letter to additional agents, arrangers, lenders, bookrunners, syndication agents or similar entities or reallocate commitments or assign or reassign titles or roles to, or between or among, any entities party thereto, or (y) replacements of the Debt Commitment Letter with alternative financing commitments pursuant to Section 5.15(b).(b) Debt Financing and Alternative Debt Financing. The Buyer shall, and shall cause any Buyer Designee to, use its reasonable best efforts to arrange the Debt Financing and obtain the financing contemplated thereby on the terms and conditions set forth in the Debt Commitment Letters, including using its reasonable best efforts to (i) maintain in effect the Debt Commitment Letters in accordance with its terms and subject to the conditions thereof, (ii) comply with its obligations under the Debt Commitment Letters, (iii) negotiate, execute and deliver definitive agreements with respect to the Debt Financing contemplated by the Debt Commitment Letters on the terms and conditions contemplated by the Debt Commitment Letters, (iv) satisfy on a timely basis all conditions to funding that are applicable to the Buyer or any Buyer Designee or any of their respective Affiliates in the Debt Commitment Letters and the definitive agreements with respect to the Debt Financing contemplated by the Debt Commitment Letters, and (v) consummate the Debt Financing at or prior to the Closing. The Buyer will, and will cause any Buyer Designee to, fully pay, or cause to be fully paid, all commitment or other fees arising pursuant to the Debt Commitment Letters as and when they become due. In furtherance and not in limitation of the foregoing, in the event that any portion of the Debt Financing becomes unavailable on the terms and conditions set forth in the Debt Commitment Letters or any party to the Debt Commitment Letter notifies the Buyer in writing that such party to the Debt Commitment Letter no longer intends to provide financing to the Buyer on the terms set forth in the Debt Commitment Letters, the Buyer shall, and shall cause the Buyer Designees to, use its reasonable best efforts to, as promptly as practicable following the occurrence of such event, (i) obtain alternative financing from alternative sources on terms and conditions not materially less favorable in the aggregate to the Buyer than those set forth in the Debt Commitment Letters and in an amount at least equal to the amount required to consummate the transactions contemplated hereby (the "Alternate Debt Financing"), and (ii) obtain one or more new financing commitment letters with respect to such Alternate Debt Financing (the "New Debt Commitment Letters"), which New Debt Commitment Letters will replace the existing Debt Commitment Letter in whole or in part. The Buyer shall promptly provide the Company with a copy of any New Debt Commitment Letters (and any fee letter in connection therewith, and such fee letter may be redacted in a customary manner only with respect to fees, flex terms and similar arrangements which do not impose additional conditions to availability of the Alternate Debt Financing and which do not adversely affect the amount, conditionality, availability or termination of the Alternate Debt Financing). In the event that any New Debt Commitment Letters are obtained, (A) any reference in this Agreement to the "Debt Commitment Letter" or "Debt Commitment Letters" will be deemed to include the Debt Commitment Letter to the extent64 not superseded by the New Debt Commitment Letters at the time in question and any New Debt Commitment Letters to the extent then in effect, and (B) any reference in this Agreement to the "Debt Financing" means the debt financing contemplated by the Debt Commitment Letters as modified pursuant to the foregoing. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 5.15(b) shall require, and in no event shall the reasonable best efforts of the Buyer or any Buyer Designee be deemed or construed to require, either the Buyer or any Buyer Designee or any of their respective subsidiaries to pay any fees or any interest rates applicable to the Debt Financing in excess of those contemplated by the Debt Commitment Letters whether to secure waiver of any conditions contained therein or otherwise).(c) Information. The Buyer shall (i) keep the Company reasonably informed on a current basis of the status of its efforts to arrange the Debt Financing, and (ii) provide the Company with copies of all executed definitive agreements related to the Debt Financing. Without limiting the generality of the foregoing, the Buyer shall promptly (A) furnish the Company complete, correct and executed copies of any amendments, restatements, supplements, amendments and restatements, modifications, waivers or replacements to the Debt Commitment Letters, (B) notify the Company of any breach (or threatened breach asserted in writing) or default (or any event or circumstance that, with notice or lapse of time or both, could reasonably be expected to give rise to any breach or default) by any party to the Debt Commitment Letters or definitive agreements related to the Debt Financing, (C) notify the Company of the receipt by the Buyer of any oral or written notice or communication from any Debt Financing Source with respect to any breach (or threatened breach asserted in writing), default, termination or repudiation by any party to the Debt Commitment Letters or any definitive agreements related to the Debt Financing of any provisions of the Debt Commitment Letters or such definitive agreements, and (D) if for any reason the Buyer at any time believes that it will not be able to obtain all or any portion of the Debt Financing on the terms, in the manner or from the sources contemplated by the Debt Commitment Letters or any definitive agreements related to the Debt Financing, the Buyer shall promptly provide any information reasonably requested by the Company relating to any of the circumstances referred to in the previous sentence.(d) Support.(i) Prior to the Closing Date, the Company shall use its reasonable best efforts, and shall cause each Seller to use its reasonable best efforts, to provide the Buyer and the Buyer Designees, at the Buyer's sole expense, with all cooperation reasonably requested by any such Person to assist it in causing the conditions in the Debt Commitment Letter to be satisfied or as is otherwise reasonably requested by the Buyer or any Buyer Designee in connection with the Debt Financing, including, using their reasonable best efforts to:(A) participate (and cause senior management and Representatives, with appropriate seniority and expertise, of the Business, to participate) in a reasonable and limited number of meetings, presentations, road shows, due diligence sessions, and sessions with rating agencies;(B) assist the Buyer, the Buyer Designees and the Debt Financing Sources with the timely preparation of customary rating agency65 presentations and other customary documents required in connection with the Debt Financing;(C) assist the Buyer or any Buyer Designee in connection with the preparation and registration of (but not executing) any pledge and security documents, and other definitive financing documents as may be reasonably requested by the Buyer, any Buyer Designee or the Debt Financing Sources and otherwise reasonably facilitate the pledging of collateral and the granting of security interests in respect of the Debt Financing, it being understood that such documents will not take effect until the Closing Date;(D) to the extent required in connection with the Debt Financing, furnish the Buyer, any Buyer Designee and the Debt Financing Sources, as promptly as practicable, with such pertinent and customary information regarding the Business as may be reasonably requested by the Buyer or any Buyer Designee and as is reasonably available to the Company; and(E) to the extent reasonably requested by the Buyer, furnishing the Buyer, any Buyer Designees and the Debt Financing Sources promptly, and in any event at least 5 Business Days prior to the Closing Date (to the extent requested by the Buyer at least 10 Business Days prior to the Closing Date), with all documentation and other information with respect to the Company and its Subsidiaries required by regulatory authorities with respect to the Debt Financing pursuant to applicable "know your customer," "beneficial ownership" and anti- money laundering rules and regulations, including, without limitation, the Patriot Act.(ii) Notwithstanding the provisions of Section 5.15(d)(i) or any other provision of this Agreement, nothing in this Agreement will require any Seller to (A) waive or amend any terms of this Agreement or agree to pay any fees or reimburse any expenses prior to the Closing Date for which it has not received prior reimbursement, (B) enter into any definitive agreement, (C) take any action that would reasonably be expected to result in any employee, officer or director of the Company or any of its Subsidiaries or any Seller (as applicable) incurring any personal liability with respect to any matters relating to the Debt Financing, (D) take any action that, in the good faith determination of the Company, would unreasonably interfere with the conduct of the Business or the operations of the Company or any of its Subsidiaries or create a risk of damage or destruction to any property or assets of the Business or any other properties or assets of the Company or any of its Subsidiaries, (E) provide any information the disclosure of which is prohibited or restricted under applicable Law or is legally privileged, (F) take any action that will conflict with or violate its organizational documents or any applicable Laws or fiduciary duty or would result in a violation or breach of, or default under, any agreement to which any Seller is a party, or (G) require the Company or any of its Subsidiaries to authorize the Debt Financing prior to the Closing Date or (H) provide any financial statements or financial information other than as required to be delivered by the Company pursuant to Section 5.16 hereof.66

(iii) [Reserved].(iv) Confidentiality. All non-public or other confidential information provided by the Company or its Representatives pursuant to this Agreement will be kept confidential in accordance with the Confidentiality Agreement, except that the Buyer or any Buyer Designee will be permitted to disclose such information to any financing sources or prospective financing sources and other financial institutions and investors that are or may become parties to the Debt Financing (and, in each case, to their respective counsel and auditors) so long as such Persons (i) agree to be bound by the Confidentiality Agreement as if parties thereto or (ii) are subject to other confidentiality undertakings customary for financings of the same type as the Debt Financing.(v) Company Reimbursement and Indemnification.(A) All such cooperation or assistance by the Company or any Seller contemplated by Section 5.15(d) and Section 5.16(d) hereof shall be at the Buyer's sole cost and expense. Upon request by the Company, the Buyer shall promptly reimburse the Company and any other Seller for any costs and expenses (including legal fees and expenses) incurred by the Company or any other Seller in connection with providing the support and cooperation contemplated by Section 5.15(d) or Section 5.16(d).(B) The Buyer shall indemnify and hold harmless each Seller, and each of their respective directors, officers, employees, agents and other representatives, from and against any and all losses, damages, claims, interest, costs or expenses (including legal fees and expenses), awards, judgments, penalties and amounts paid in settlement suffered or incurred by any of them in connection with providing the support and cooperation contemplated by Section 5.15(d) or Section 5.16(d) and any information utilized in connection therewith ((x) other than information provided by any Seller and (y) other than to the extent arising from the willful misconduct, gross negligence, fraud or intentional misrepresentation of such Seller).5.16 Business Financial Statements. The Company shall use commercially reasonable efforts to do the following:(a) Interim Financial Statements. For each fiscal quarter ending on or after March 28, 2020, the Company shall prepare in accordance with GAAP consistently applied with accounting methods, practices and procedures set forth in the Financial Statements, and in a manner consistent with each other, and shall deliver to the Buyer within sixty (60) days after the last day of each fiscal quarter, the following financial statements (collectively, the "Interim Financial Statements", and any such fiscal quarter ended prior to the Closing Date, the "Interim Quarter"):(i) a statement of assets acquired and liabilities assumed as of the last day of such fiscal quarter and the last day of the same fiscal quarter during the prior year, reflecting the Transferred Assets and Assumed Liabilities that would be required to be set67 forth on the balance sheet of a Person prepared in accordance with GAAP as of the last day of each such fiscal quarter, if the Closing had occurred on such date and the Transferred Assets had been transferred to, and the Assumed Liabilities had been assumed by, such Person on such date; and(ii) a statement of net revenues and direct expenses for the period beginning on December 28, 2019 through the last date of such fiscal quarter and for the same period during the prior year (each, an "Interim Period"), reflecting (A) the net revenues of the Business for such Interim Period and (B) the costs and expenses of the Company and its Subsidiaries directly attributable to the Business and the Business Products during the period presented, including cost of goods sold related to the Business and the Business Products, sales, research and development and selling expenses incurred by the Company and its Subsidiaries during periods presented that are directly attributed to the Business Products; provided, however, that such statement shall omit corporate overhead not otherwise allocated out at the division level to which it has been managed to, including but not limited to items such as accounting, treasury, tax, information technology, legal and human resources that are managed by the Company and its Subsidiaries.(b) Retention of Auditor. Promptly (and in any event within five (5) days following the date of this Agreement), the Company shall retain and cause an independent registered public accounting firm of nationally recognized standing (the "Accounting Firm") to: (x) audit the Financial Statements; and (y) if the Closing occurs following the end of an Interim Quarter, review any Interim Financial Statements.(c) Delivery of Audited & Review Financial Statements. The Company shall use commercially reasonable efforts to:(i) Prepare and deliver to the Buyer as soon as practicable the audited Financial Statements (such financial statements, as audited, the "Audited Financial Statements"), and cause the Audited Financial Statements to (i) reflect any material adjustments to the Financial Statements resulting from the audit thereof, (ii) be prepared and audited in accordance with GAAP consistently applied with accounting methods, practices and procedures set forth in the Financial Statements and with the applicable rules and regulations promulgated by the SEC, including Regulation S-X and Rule 3-05 thereunder, and (iii) be accompanied by a report and opinion of the Accounting Firm, which report and opinion shall be prepared in accordance with GAAP and if a PCAOB audit is necessary in connection with filing the Audited Financial Statements with the SEC on Form 8-K, such required PCAOB audit in accordance with PCAOB standards;(ii) if the Closing occurs on or following the end of an Interim Quarter, prepare and deliver to the Buyer as soon as practicable, but not later than sixty (60) days after the end of the most recent Interim Period, the Interim Financial Statements reviewed in accordance with applicable accounting standards by the Accounting Firm (the "Reviewed Interim Financial Statements"), and shall cause the Reviewed Interim Financial Statements to (i) reflect any adjustments to the Interim Financial Statement resulting from the review thereof, (ii) be prepared in accordance with GAAP consistently68 applied with the accounting methods, practices and procedures set forth in the Financial Statements, and in a manner consistent with each other and (iii) to have been reviewed in accordance with Statement on Auditing Standards No. 100 and in accordance with the applicable rules and regulations promulgated by the SEC for interim financial information, including Regulation S-X and Rule 3-05 thereunder.(d) Assistance; Pro Forma Financials. The Company shall:(i) use its commercially reasonable efforts to cooperate in good faith with, and to cause its respective officers, employees, agents, auditors (including the Accounting Firm) and other representatives, to reasonably cooperate in good faith with the Buyer during the audit, review and preparation of the Audited Financial Statements, including by (x) responding to such reasonable inquiries as are made by the Buyer, (y) providing, at the Buyer's reasonable request, reasonable access to employees and other representatives on a mutually convenient basis, and (z) providing, at the Buyer's request, reasonable access to historical and such other information relating to the Business and reasonably available to the Company as may be reasonably necessary for the Buyer to comply with the requirements (as reasonably determined by the Buyer) of Regulation S- K and Regulation S-X of the Securities Act, as amended, included Rule 3-05 and Article 11 thereof;(ii) use its commercially reasonable efforts to cooperate in good faith with the Buyer, including by supplying information, documents and records that may be reasonably requested by the Buyer and reasonably available to the Company and providing access to the Company's and other Sellers' personnel to, allow the Buyer to prepare the pro forma financial statements required to be filed by the Buyer with the SEC on Form 8-K in connection with the consummation of the transactions contemplated hereby in order for the Buyer to satisfy its reporting obligations under applicable federal securities laws (it being understood that the Buyer should be responsible for the preparation of such pro forma financial statements, including any adjustments relating to the Debt Financing or otherwise or any actions to be taken on or after the Closing Date); and(iii) following the Closing, use its commercially reasonable efforts to provide Buyer with the following financial statements: (i) a statement of assets acquired and liabilities assumed as of the Closing Date, reflecting the Transferred Assets and Assumed Liabilities as of the Closing Date and (ii) a statement of net revenues and direct expenses for the period from the last Interim Period through the Closing Date.5.17 Existing Licenses. The Buyer acknowledges and agrees that the Transferred IP is assigned and transferred pursuant to this Agreement subject to all Licenses to or under the Transferred IP granted as of the Closing Date that by operation of law or by their terms continue to encumber such Transferred IP upon and following the consummation of the transactions contemplated by the Transaction Agreements, including all Licenses granted pursuant to the Intellectual Property Matters Agreement. The Buyer shall ensure that any assignee, transferee or successor of any Transferred IP from the Buyer, or any other Person that is granted any exclusive License or any enforcement rights with respect thereto (each such assignee, transferee, successor69 or other such Person, a "Transferee"), acknowledges and agrees to the foregoing, and agrees to bind all subsequent Transferees to the same acknowledgment and agreement. Any assignment, transfer or succession of Transferred IP in violation of the foregoing shall be null and void ab initio. Without limiting the forgoing, the Buyer agrees to comply with all SSO Commitments to the same extent as such SSO Commitments are binding upon the Company or any of its Affiliates.5.18 Prosecution Files. To the extent not delivered at or prior to Closing, as promptly as possible, and in no event more than ninety (90) days after the Closing Date, the Company shall use reasonable best efforts to deliver to the Buyer electronic copies of filings, prosecution files, dockets and certifications provided to or received from any patent or trademark office that are readily accessible in electronic form to the extent exclusively related to the filing, prosecution, issuance, renewal and enforcement of the Registered Transferred IP. The Company will, and will cause its Affiliates to, use reasonable best efforts to deliver to the Buyer, or attorneys designated by the Buyer, any written records provided to or received from any patent or trademark office in the possession of their current attorneys and agents to the extent such written records are reasonably requested in writing by the Buyer within one hundred and twenty (120) days after the Closing Date and are necessary for the prosecution of any applications, registrations and renewals of any Transferred IP.5.19 Real Estate Matters.(a) At the Closing, the Buyer shall pay, or cause to be paid, to the applicable Seller, in U.S. dollars, an amount equal to the security deposits under the Transferred Real Property Leases set forth on Section 5.19 of the Company Disclosure Schedule by wire transfer of immediately available funds in accordance with the Wire Instructions.(b) In connection with entering into the Austria Lease, the applicable Company Group Entity provided a deposit in a form of an absolute, irrevocable corporate guarantee for the benefit of the landlord under the Austria Lease (the "Austria Landlord") in the amount of EUR150,000.00 (the "Austria Guarantee"). From and after the execution of this Agreement and prior to the Closing, the parties shall use commercially reasonable efforts to (i) cancel the Austria Guarantee effective as of and for the period commencing on the Closing Date, and (ii) obtain the required consent from the Austria Landlord and assign the Austria Lease to the Buyer (or a Buyer Designee) pursuant to the Lease Assignment and in accordance with Section 2.2. In connection therewith, to the extent required by the Austria Landlord, the Buyer agrees that it shall (or shall cause a Buyer Designee to) provide a replacement corporate guarantee (or other form of security deposit) for the benefit of the Austria Landlord in such amount and in such form as the Austria Landlord requires. If the Austria Landlord does not provide the required consent to assign the Austria Lease to the Buyer (or a Buyer Designee) pursuant to the Lease Assignment, the provisions of Section 2.2 shall govern. If the Austria Landlord provides the required consent to assign the Austria Lease pursuant to the Lease Assignment, but does not consent to the cancellation of the Austria Guarantee, (i) the Company (or the applicable Seller) and the Buyer or its applicable Buyer Designee shall enter into the Lease Assignment and (ii) the Buyer shall indemnify and hold harmless the applicable Company Group Entity from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever arising out of or relating to the Austria Guarantee with respect to any breach of the70

Austria Lease after the Closing. The foregoing indemnification shall survive the Closing until the earlier of the termination of the Austria Guarantee or the expiration of the term under the Austria Lease.(c) The applicable Company Group Entity and the Buyer shall use commercially reasonable efforts to negotiate with the applicable landlord party to a Transferred Real Property Lease the following: (i) the release of the applicable Company Group Entity party to a Transferred Real Property Lease from any and all obligations and liabilities arising out of or relating to such Transferred Real Property Lease, (ii) the consent to the transfer and assignment of such Transferred Real Property Leases to the Buyer and (iii) confirmation that the Buyer will have all rights that Seller had under such Transferred Real Property Leases prior to the Closing; provided that if the applicable landlord party to a Transferred Real Property Lease does not consent to the release of the applicable Company Group Entity as provided in (i) above, any option to renew or extend the term under a Transferred Real Property Lease shall not be assigned to the Buyer at Closing.ARTICLE VIEMPLOYEE AND INDEPENDENT CONTRACTOR MATTERS6.1 Employee Matters.(a) The Company Disclosure Schedule sets forth a list of those Business Employees as of March 16, 2020, identified as follows:(i) Section 6.1(a)(i) of Company Disclosure Schedule identifies those Business Employees as of such date whose employment relationship with the Company or an Employing Subsidiary shall transfer to the Buyer or one of its Subsidiaries by operation of the Transfer Regulations, subject to applicable Law including Laws regarding employment-related Permits, and subject, further, to any rights under the Transfer Regulations of such Business Employees to object to the transfer and remain employed by the Company or the Employing Subsidiary or to reject the assignment of his or her employment to, the Buyer or one of its Subsidiaries, as applicable (each such employee, an "Automatic Transferred Employee" and the list at Section 6.1(a)(i) of Company Disclosure Schedule, the "List of Automatic Transferred Employees");(ii) Section 6.1(a)(ii) of Company Disclosure Schedule identifies those Business Employees as of such date whose employment relationship is with the Company or an Employing Subsidiary and who is not an Automatic Transferred Employee (each such employee, a "Non-Automatic Transferred Employee" and the list at Section 6.1(a)(ii) of Company Disclosure Schedule, the "List of Non-Automatic Transferred Employees");(iii) The information provided under this Section 6.1(a) with respect to any Business Employee has been provided in accordance with applicable Laws including any Privacy Obligations.71

(b) Prior to the Closing Date, the Seller shall provide to the Buyer the names of each of the Automatic Transferred Employees and each month after the date of this Agreement, the Seller shall update the information made available to the Buyer in accordance with Section 3.11(a) above to reflect any corrections, remove any Business Employees whose employment with an Employing Subsidiary has terminated, and to add any additional Employee who becomes a Business Employee or is removed as a Business Employee in accordance with the provisions hereof, and provide such updated information to the Buyer. The Buyer acknowledges and agrees that, by jurisdiction, the minimum number of Non-Automatic Transferred Employees to whom Buyer must make an offer in accordance with Section 6.1(d)(ii) and the minimum number of Automatic Transferred Employees that Buyer must retain following the Closing and not otherwise make redundant is set forth on Schedule 6.1(b); provided, however, that, following the signing of this Agreement, to the extent the total number of Business Employees in a particular jurisdiction decreases below the minimum number set forth on Schedule 6.1(b) due to terminations of or by, or transfer out of the Business by, Business Employees, the applicable minimum number for such jurisdiction will be similarly reduced.(c) Automatic Transferred Employees. Without limiting the terms of Section 6.1(a), the employment of the Automatic Transferred Employees will not be terminated upon Closing, but rather the rights, powers, duties, liabilities and obligations of the applicable Employing Subsidiaries under the contracts of employment of such employees (except for any Liabilities which are expressly prohibited from transfer under the Transfer Regulations or applicable Law) in force immediately before Closing shall have the effect as if such contracts were originally agreed with the Buyer, in accordance with applicable Laws, including the Transfer Regulations. In accordance with applicable Laws, including the Transfer Regulations, the employment of the Automatic Transferred Employees will transfer to the Buyer effective as of immediately following the Closing (or such later date provided by applicable Laws). The Parties are aware that (i) prior to the transfer of the Business Employees in Germany the negotiation of a compromise of interests (Interessenausgleich) with the competent works council of the Seller in Germany is required and (ii) prior to the transfer of the Business Employees in Germany and Austria, the conclusion of a social plan (Sozialplan) with the competent works councils of the Seller in Germany and Austria is required (the "Works Council Agreements") and such Works Council Agreements shall be concluded on or prior to the Closing. The Company shall consult in good faith with the Buyer regarding the provisions in the Works Council Agreements that relate to measures the Buyer intends to implement after the Closing or otherwise result in an obligation of the Buyer and shall not agree to a provision in the Works Council Agreements requiring Buyer to retain a number of Business Employees in Germany or Austria in excess of the minimum number set forth on Schedule 6.1(b) for each of Germany and Austria or that would prohibit the Buyer from satisfying its notice obligation, as set forth in Schedule 6.1(c). The Buyer shall participate and attend meetings with applicable works councils of the Seller in Germany and Austria, provided, however, that the applicable works council does not object to the Buyer's participation and attendance at such meetings. For the avoidance of doubt, nothing herein shall be construed to mean that the Buyer's consent is required in connection with the negotiation and conclusion of the Works Council Agreements. The Buyer and the Company agree to the additional terms set forth in Schedule 6.1(c).(d) Non-Automatic Transferred Employees. Schedule 6.1(d)(i) lists the projects that Buyer intends to discontinue as of and following the Closing (the "Discontinued72

Projects"). With respect to each Non-Automatic Transferred Employee, who (i) is located in India or Israel as set forth in Schedule 6.1(a)(ii) or (ii) is located in a jurisdiction other than India or Israel but, in the aggregate and on average, has during the Company's fiscal quarter ending March 28, 2020 and is expected to be during the Company's fiscal quarter ending June 27, 2020, more than fifty percent (50%) dedicated to projects within the Business that are not Discontinued Projects, the Buyer shall make an offer of employment. With respect to all other Non-Automatic Transferred Employees, the employment offer process to whom the Buyer wishes to make offers will be done in accordance with Schedule 6.1(d)(ii). The Buyer shall make offers of employment in accordance with this paragraph before the Closing, consistent with the terms set forth in Section 6.1(e) below, to take effect immediately as of the Closing. Each Non-Automatic Transferred Employee who receives an offer of employment from Buyer is referred to herein as an "Offered Business Employee". Those Offered Business Employees who accept such offer of employment from the Buyer, with such acceptance effective as of the Closing, and commence employment with the Buyer immediately following the Closing, along with the Automatic Transferred Employees who did not object to their transfer to Buyer in compliance with the Transfer Regulations, shall be defined as the "Transferred Employees." The Parties shall comply with their obligations set forth in Schedule 6.1(d)(ii).(e) Subject to any more favorable requirements under applicable Laws, for a period of at least twelve (12) months following the Closing Date, the Buyer shall provide to each Transferred Employee who remains employed by Buyer a base salary, wages, or commission rates (if applicable), and annual cash incentive compensation opportunities (that include the value of quarterly cash incentive compensation opportunities), that are, in the aggregate, at least at the same level as in effect with respect to such employee immediately prior to the Closing and as set forth in Section 1.8.2.8 of the Data Room (with any such changes that are required by Labor Agreements or by applicable Law or permitted pursuant to Section 5.6 of this Agreement), provided that the Buyer may settle earned annual cash incentive opportunities in cash or in fully vested Buyer stock of equivalent value consistent with other similarly situated Buyer employees.(f) Effective from and following the Closing Date, the Company and the Buyer shall take all actions necessary and appropriate to effectuate the assumption by or transfer to the Buyer of any Transferred Assets and Assumed Liabilities with respect to the employment or transfer of employment of any Transferred Employee.(g) Notwithstanding any provision of this Agreement to the contrary, in accordance with applicable Law, effective from and following the Closing Date, the Buyer shall take all actions necessary and appropriate to honor, observe and, assume or replicate in all respects the terms of the Labor Agreements set forth on Section 3.11(d) of the Company Disclosure Schedule, in each case, where required by applicable Law.(h) Without limiting any obligations of the Parties under applicable Law, for purposes of determining eligibility to participate, vesting, determination of level of benefits and benefit accruals, the Buyer shall provide (i) that the Transferred Employees' employment service with the Company and its Affiliates (or predecessor employers to the extent the Company and its Affiliates provide past service credit) as disclosed in writing to the Buyer by the Company prior to the Closing shall be treated as employment service with the Buyer with respect to each benefit plan, program, practice, policy or arrangement (including, but not limited to, severance plans,73 policies or arrangements and paid time off, vacation and sick leave policies) maintained by the Buyer following the Closing for the benefit of any Transferred Employees; provided, however, that (x) such prior employment service shall not be recognized to the extent that such recognition would result in a duplication of benefits and (y) for the avoidance of doubt, this sentence shall not require the Buyer or its Subsidiaries to adopt, implement or approve any benefit plan, program, practice, policy or arrangement. Without limiting the generality of the foregoing, with respect to Non-Automatic Transferred Employees employed in jurisdictions that recognize continuity of service, the Buyer shall recognize the continuous years of service of such Non- Automatic Transferred Employees so that for purposes of the Buyer's severance plans or applicable Laws, the transactions contemplated by this Agreement shall not constitute a severance of employment with respect to such Transferred Employees prior to or upon the consummation of the transactions contemplated by this Agreement.(i) With respect to Automatic Transferred Employees, the Buyer shall recognize and credit each Transferred Employee's paid time off, vacation or similar leave to the extent accrued but unused immediately prior to the Closing. With respect to Non-Automatic Transferred Employees, the Company shall take such action as is necessary to pay the Non- Automatic Transferred Employees for all paid time off, vacation or similar leave (including sabbatical) to the extent accrued but unused prior to the Closing.(j) The Company has provided the Buyer in Section 1.8.7.2.7 of the Data Room with information setting forth (i) each Business Employee's unvested Company Restricted Stock Units that are outstanding immediately prior to the date of this Agreement and the vesting schedule applicable to such Company Restricted Stock Units and (ii) the value of each award of Company Restricted Stock Units that has been committed to or promised to be granted by Seller (subject to any necessary approvals within the Company) to each Business Employee following the date of this Agreement. With respect to such Company Restricted Stock Units and any additional Company Restricted Stock Units that may be granted to any Business Employee prior to the Closing consistent with Section 5.6, and, provided that for each such Company Restricted Stock Unit that is a performance-based restricted stock unit or outperformance restricted stock unit (each, a "Company PSU"), the number of unvested Company PSUs that are outstanding immediately prior to the Closing shall be determined by concluding the applicable performance period as of the day immediately prior to the Closing Date and determining actual achievement of the performance measures applicable to such Company PSUs over the shortened performance period, the value of such Company Restricted Stock Units with respect to each Transferred Employee shall be replaced by the Buyer with Buyer equity incentive awards with equivalent value (based on the average per share closing trading price of the Company's common stock, rounded to the nearest one tenth of a cent, for the twenty (20) most recent trading days ending on the second trading day immediately prior to the Closing and the average per share closing trading price of the Buyer's common stock, rounded to the nearest one tenth of a center, for the twenty (20) most recent trading days ending on the second trading day immediately prior to the Closing), vesting schedule and other terms (as appropriate).(k) Subject to applicable Law and to the extent the Buyer does not unreasonably disrupt any Business Employee from fulfilling such Business Employee's responsibilities, during the period from the date of this Agreement until the Closing, the Company shall provide the Buyer with reasonable access to, and the right to engage in74 discussions and conduct meetings with each Business Employee regarding the terms of potential post-Closing employment with the Buyer; provided that the discussions and terms of employment are consistent with this Agreement. Promptly following the date of this Agreement, the Company shall designate a representative of the Company or the Employing Subsidiary for purposes of coordinating any meetings with Business Employees requested by the Buyer, and prior to the Buyer making an initial contact with any Business Employee, the Buyer shall contact and coordinate with such Company or Employing Subsidiary representative.(l) The Parties shall use reasonable best efforts to comply with any and all obligations and requirements under the Labor Agreements, Transfer Regulations and other applicable Laws to (i) notify and/or consult with Automatic Transferred Employees, other affected employees or Employee Representative Bodies, if any, in connection with the transactions contemplated by this Agreement and (ii) if and when required by applicable Law, to require the prior authorization and employment-related Permits by the relevant labor administration of the employment transfer to the Buyer; provided that within seven (7) days following the date of this Agreement, the Buyer shall provide complete and accurate information required by the Company and each Employing Subsidiary to enable the Company and each Employing Subsidiary to meet their notification, information and consultation requirements, pursuant to the Labor Agreements, Transfer Regulations and other applicable Laws; provided further that before any written information is provided to Automatic Transferred Employees, the Company shall, and shall cause its applicable Employing Subsidiaries to, use commercially reasonable efforts to allow the Buyer reasonable time to comment on such written information in advance of such disclosure, and will consider in good faith any advice of the Buyer.(m) The Buyer shall employ the Business Employees who are foreign nationals working in the United States under terms and conditions such that the Buyer will be considered the successor-in-interest to the Business for U.S. immigration purposes.(n) Pension Liabilities and Assets.(i) Assumption of Pension Liabilities and Assets. Following the Closing Date, the Company and the Buyer shall take all actions necessary and appropriate to effectuate the assumption by or transfer to the Buyer or to the relevant Subsidiary of any Transferred Assets and Assumed Liabilities with respect to the Transferred Employee Plan Assets as set forth in Section 2.1(a)(ii). With respect to certain obligations under the Employee Plans set forth in Schedule 2.1(a)(ii), which are held by a trustee on the basis of one or more contractual trust arrangements (each a "Seller CTA") in respect of each Seller CTA, the Buyer shall or shall cause its relevant Subsidiary to set up one or more contractual trust arrangements with an equivalent level of protection (gleichwertige Sicherung) (each a "Buyer CTA"), and the Company shall take all actions necessary and appropriate to assist the Buyer to do so. Within sixty (60) days of the Closing Date the Company shall deliver to the Buyer (i) a statement containing the accrued pension liability attributable to Automatic Transferred Employees in accordance with the accounting principles, mortality rates (if applicable) and other calculation parameters as used by the relevant employer entity for its most recent annual accounts and interest rates in effect as of the Closing Date; and (ii) the fair market value of the relevant Transferred75

Assets reserved under the Seller CTAs related to the same (the "Statement"), in each case valuations being based on the Closing Date.(ii) Transfer of Transferred Assets to Buyer CTAs. Within thirty (30) Business Days after the later of (i) the date the Statement is provided to the Buyer in accordance with Section 6.1(n)(i); (ii) the date on which the Buyer has notified the Company of the identity of the appropriate Buyer CTAs and the underlying information thereto as well as account and other details required to effect any transfer; and (iii) the date on which the Buyer has provided the Company with a copy of a CTA transfer agreement between the Buyer, the Company and the trustee(s) signed by the Buyer and the trustee, the Company shall instruct, or shall procure that the relevant Subsidiary instructs, so as to effect as soon as possible, the transfer of assets, in respect of the Transferred Employees that are held in the Seller CTA(s), to the relevant Buyer CTAs. The Parties shall cooperate in good faith to ensure that a confirmation by an auditor or lawyer regarding the equivalent level of protection of the Buyer CTAs is delivered to the trustee of the Seller CTAs without undue delay.6.2 Independent Contractor Matters. No later than thirty (30) days following the date of this Agreement, the Company shall provide to the Buyer an anonymized list of independent contractors who are currently engaged by any Company Group Entity for services directed exclusively to projects within the Business that are not Discontinued Projects (each such independent contractor, a “Business Independent Contractor”). With respect to any Business Independent Contractors who are engaged through agencies, prior to the Closing the Company shall (A) notify such agencies that the services reflected in the work orders related exclusively to the Business will be terminated effective no later than as of the Closing and (B) use commercially reasonable efforts to introduce the Buyer to such agencies to permit the Buyer to contact such agencies regarding the services to projects within the Business that are not Discontinued Projects provided by such agencies. With respect to any Business Independent Contractors who are not engaged through agencies and are instead engaged pursuant to a Contract with any Company Group Entity, the Company shall, or shall cause the applicable Company Group Entity to, (A) terminate such Contract effective no later than as of the Closing and (B) use commercially reasonable efforts to introduce the Buyer to such Business Independent Contractors. Notwithstanding any provision of this Agreement to the contrary, the Company or any Company Group Entity may terminate at any time the engagement of any independent contractors other than the Business Independent Contractors.Nothing contained in this Article VI or any other provision of this Agreement, whether express or implied, shall be construed to (i) create any third party beneficiary or other rights in any current or former employee, director, consultant, or independent contractor of the Company or its Affiliates (including any dependent or beneficiary thereof) or any other Person (including any union, works council, or collective bargaining representative or any participant in any Employee Plan (or any dependent or beneficiary thereof)) other than the Parties to this Agreement, (ii) create any right to employment or continued employment for any specified period or to a particular term or condition of employment, or otherwise interfere with the rights of the Company, the Buyer or any of their respective Subsidiaries to amend or terminate any employee benefit plans at any time (to the extent permitted by applicable Laws), discharge or discipline any employee, or change the terms of employment of any employee (to the extent permitted by76 applicable Laws), or (iii) amend, terminate or otherwise modify any employee benefit plan of the Company, the Buyer or any of their respective Subsidiaries, in each case, to the extent the Company, the Buyer, and their respective Subsidiaries comply with applicable Laws.ARTICLE VII TAX MATTERS 7.1 Purchase Price Allocation.(a) Not later than ninety (90) days after the Closing Date, Seller shall prepare and deliver to the Buyer an allocation of the Purchase Price and Assumed Liabilities (to the extent properly taken into account for U.S. federal income tax purposes) among (i) each Seller with respect to the Transferred Assets (the "Entity Level Allocation Statement"), and (ii) the Purchased Assets in accordance with Section 1060 of the Code and the Treasury regulations promulgated thereunder (and any similar provision of state, local or foreign law, as appropriate) (the "Asset Level Allocation Statement") and together with the Entity Level Allocation Statement, the “Allocation Statements”). The Asset Level Allocation Statement shall be consistent in all respects with the purchase price amounts indicated on the Entity Level Allocation Statement and applicable assignment agreements, transfer documents and/or any VAT invoice prepared pursuant to Section 7.3. If the Buyer disagrees with the Asset Level Allocation Statement, the Buyer will deliver a notice to Seller to such effect, specifying with reasonable explanation those items as to which Seller disagrees and setting forth Seller's proposed allocation. Seller and Buyer shall work in good faith to resolve any disputes relating to the Asset Level Allocation Statement. If any such disputes are not mutually agreed, any disagreements regarding the Asset Level Allocation Statement shall be submitted for final and binding resolution to a tax partner at an independent accounting firm of nationally recognized standing that is not at the date of engagement rendering services to the Buyer, the Company, or any of their respective Affiliates, and has not done so within twelve (12) months prior to the date of engagement or in connection with the transactions contemplated by this Agreement (the "Neutral Accounting Firm") to resolve such disagreements (the "Tax Arbitrator"). The Tax Arbitrator shall be a tax partner at a Neutral Accounting Firm selected by mutual agreement of the Buyer, on the one hand, and the Company, on the other hand; provided that if the Parties are unable to agree on a tax partner at a Neutral Accounting Firm to act as the Tax Arbitrator, each Party shall select a Neutral Accounting Firm and such firms together shall select a tax partner at another Neutral Accounting Firm to act as the Tax Arbitrator. The Tax Arbitrator shall only consider those items as to which Buyer and the Company have disagreed and must resolve the matter in accordance with the terms and provisions of this Section 7.1. Buyer, on the one hand, and the Company, on the other hand, each shall submit to the Tax Arbitrator its proposed determination of fair market value or other item in dispute, together with such appraisals or other information relevant to fair market value and such other evidence relevant to the resolution of other items as it desires to support its proposal. The Tax Arbitrator shall deliver to Buyer and the Company, as promptly as practicable and in any event within ninety (90) days after its appointment, a written report setting forth the resolution of any such disagreement determined in accordance with this Section 7.1. The Tax Arbitrator shall select as a resolution the position of either Buyer or the Company for each item of disagreement and may not impose an alternative resolution. The determination of the Tax Arbitrator shall be final and binding upon Buyer and77 the Company. The fees, expenses and costs of the Tax Arbitrator shall be borne by the Party whose position the Tax Arbitrator does not select. Other than such fees and expenses of the Tax Arbitrator, Buyer and the Company shall each be responsible for their own costs and expenses incurred in connection with any actions taken pursuant to this Section 7.1.(b) If the Purchase Price is adjusted pursuant to the terms of this Agreement, the Allocation Statements shall be revised in a manner consistent with the procedures set forth in this Section 7.1 Seller and Buyer shall (and shall cause their respective Subsidiaries and Affiliates to): (i) be bound by the Allocation Statements for purposes of determining any Taxes, (ii) prepare and file IRS Form 8594 and any other comparable forms required under applicable Tax Law in a manner consistent with the Allocation Statements, (iii) prepare and file its Tax Returns on a basis consistent with the Allocation Statements and (iv) take no position inconsistent with the Allocation Statements as finally determined pursuant to this Section 7.1 on any applicable Tax Return or in any Tax Proceeding before any Tax Authority, except as otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code (or similar provision of applicable Law). In the event that a Tax Authority disputes the Allocation Statements, the Party receiving notice of such dispute shall promptly notify the other Party hereto, and Seller and Buyer shall (and shall cause their respective Subsidiaries and Affiliates to) use their commercially reasonable efforts to defend such Allocation Statements in any applicable Tax Proceeding.7.2 Cooperation and Exchange of Information.(a) To the extent relevant to the Transferred Assets, each Party shall, and shall cause its Affiliates to, provide to the other Party (and its Affiliates) such cooperation, documentation and information as either of them reasonably may request in (i) filing any Tax Return, amended Tax Return or claim for refund, (ii) determining a Liability for Taxes or a right to refund of Taxes or (iii) conducting any Tax Proceeding. To the extent permitted by applicable Law, at the reasonable request of the Company or any of its Affiliates, the Buyer or any of its Affiliates may, in its sole discretion, reasonably cooperate with the Company or any of its Affiliates in the preparation of any Tax Return or other documentation or certification required to establish the eligibility of all or any portion of the purchase price described in Section 7.1 as "foreign-derived deduction eligible income" within the meaning of Section 250(b)(4) of the Code.(b) Each Party shall retain all Tax Returns, schedules, work papers and other documents solely relating to the Transferred Assets with respect to Tax matters until the expiration of the statute of limitations for the Tax periods to which the Tax Returns and other documents relate. Thereafter, the Party holding such Tax Returns or other documents may dispose of them after offering the other Party reasonable notice and opportunity to take possession of such Tax Returns and other documents at such other Party's own expense.(c) Notwithstanding anything to the contrary in this Agreement, no Party shall be required to deliver or otherwise provide cooperation, documentation or information that is not related to the operation of the Business or that it considers in good faith to be proprietary, including any documentation or information relating to any consolidated, combined or unitary78

Tax Return of the Parties or any of their respective Affiliates, or any other Tax Return of the Parties or any of their respective Affiliates to the extent not related to the Business.7.3 VAT. All sums payable under or pursuant to this Agreement, including, for avoidance of doubt, the Purchase Price are (unless expressly stated otherwise) exclusive of any applicable VAT. Where, under or pursuant to this Agreement, any party (the "Supplier") makes a supply or renders a service, including, for avoidance of doubt, of the Business (or part of the Business) to any other party (the "Recipient") for VAT purposes and the Supplier or an Affiliate of the Supplier is required to account for VAT in respect of that supply, the Recipient shall, subject to the receipt of a valid VAT invoice, pay to the Supplier an amount equal to such VAT in addition to any other consideration for that supply. Such payment shall be made (i) together with and at the same time as the Purchase Price to the extent that the supply in question is of the Business (or part of the Business); and (ii) in any other case, within ten (10) Business Days of demand or, if later, at the same time as any such consideration is payable. The Recipient shall provide the Supplier with all relevant or necessary information in relation thereto. For the avoidance of doubt, the Buyer (or any of its Affiliates) shall, subject to the receipt of a valid VAT invoice, pay to the Sellers (or an Affiliate of the Sellers) an amount equal to any VAT the Supplier or an Affiliate of the Supplier is required to account for in respect of the sale of the Transferred Assets in addition to the Purchase Price. No Seller or Buyer shall with respect to any of the transactions contemplated by the Transaction Agreements waive any exemptions from VAT unless with the written consent of the respective other Party. Buyer and Seller shall reasonably cooperate to minimize the amount of the Taxes described in this Section 7.3.7.4 Transfer Taxes. Notwithstanding anything to the contrary in this Agreement, subject to the last sentence of this Section 7.4, the Buyer shall economically bear, and be responsible for, all applicable Transfer Taxes. The Party responsible under applicable Law for filing the Tax Returns with respect to such Transfer Taxes shall prepare and timely file such Tax Returns and promptly provide a copy of such Tax Returns to the other Party. The Company and the Buyer shall, and shall cause their respective Affiliates to, cooperate to timely prepare and file any Tax Returns or other filings relating to such Transfer Taxes, including any claim for exemption or exclusion from the application or imposition of any Transfer Taxes. The Company and the Buyer shall, and shall cause their respective Affiliates to, take all commercially reasonable steps to minimize any Transfer Taxes with respect to this Section 7.4.7.5 Technology Transfer Agreement. The Parties intend for this Agreement to be a "technology transfer agreement" as defined in California Revenue and Taxation Code section 6012(c)(10) and California Sale and Use Tax Regulations 1507 and agree that certain assets transferred pursuant to this Agreement constitute "intangible personal property" (within the meaning of the California Revenue and Taxation Code section 6012(c)(10)). To the extent that such intangible personal property is transferred through the use of "tangible personal property" (within the meaning of the California Revenue and Taxation Code section 6012(c)(10)), the Parties agree that the amount of any applicable sales or use tax imposed on such tangible personal property shall be determined based upon a reasonable determination by the Company, after consultation with the Buyer, of the fair market value for such tangible personal property. The Parties agree to comply with any requirements for qualifying this Agreement as a technology transfer agreement in accordance with applicable Law.79

7.6 Straddle Period. The All real property Taxes, personal property Taxes and similar ad valorem obligations ("Property Taxes") levied with respect to the Transferred Assets for any Tax period that begins on or before and ends after the Closing Date (a "Straddle Period") shall be apportioned between the applicable Seller and Buyer and/or the applicable Buyer Designee based on the number of days of such Straddle Period, and the applicable Seller shall be liable for the proportionate amount of Property Taxes that is attributable to the portion of such Straddle Period ending on the Closing Date, and Buyer or such Buyer Designee shall be liable for the proportionate amount of Property Taxes that is attributable to the portion of such Straddle Period beginning after the Closing Date. Any refund, rebate, abatement or other recovery of Property Taxes attributable to the portion of such Straddle Period ending on the Closing Date shall be for the account of such Seller, and any refund, rebate, abatement or other recovery of Property Taxes attributable to the portion of such Straddle Period beginning after the Closing Date shall be for the account of Buyer or such Buyer Designee; provided, however, that if a Tax Authority subsequently disallows any such refund, rebate, abatement or other recovery for which a Party has received payment from the other Party pursuant to this Section 7.6, such recipient Party shall promptly pay (or cause to be paid) to the other Party the full amount of such disallowed amount (including any interest associated therewith). The Party required by Law to file a Tax Return with respect to and pay any such Property Taxes shall do so within the time period required by applicable Law and upon the payment of (or receipt of any refund, rebate, abatement, or other recovery for) such Property Taxes. The Buyer or the Company, as applicable, shall present, or shall cause to be presented, a statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 7.6 together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the Party owing it to the other within ten (10) days after delivery of such statement. In the event that Buyer (or a Buyer Designee) or any Seller makes any payment for which it is entitled to reimbursement under this Section 7.6, the applicable Party shall make, or shall cause to be made, such reimbursement promptly but in no event later than ten (10) days after the presentation of a statement setting forth the amount of reimbursement to which the presenting Party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement.ARTICLE VIIICONDITIONS TO OBLIGATIONS TO CLOSE8.1 Conditions to Obligation of Each Party to Close. The respective obligations of each Party to effect the Closing shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:(a) Antitrust Approvals. (i) The waiting period applicable to the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated and (ii) the waiting periods, clearances, approvals and/or consents (as applicable) set forth in Schedule 5.5(d)(i)(B), shall have expired, been terminated or been obtained (as applicable).(b) No Injunctions. There shall not be in effect any Order by a Governmental Entity of competent jurisdiction restraining, enjoining, having the effect of making the transactions contemplated by this Agreement or the Ancillary Agreements illegal or otherwise80 prohibiting the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.(c) No Illegality. No Law shall have been enacted, entered, promulgated and remain in effect that prohibits or makes illegal the consummation of the transactions contemplated by the Transaction Agreements.8.2 Conditions to the Buyer's Obligation to Close. The Buyer's obligation to effect the Closing shall be subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions:(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Article III (other than the Fundamental Company Representations) shall be true and correct, determined without regard to any qualification as to materiality or "Material Adverse Effect," at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except for such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ii) the Fundamental Company Representations shall be true and correct in all material respects, at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date; provided, however, that, in each case of clauses (i) and (ii) above, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth above), only as of such date or period.(b) Covenants and Agreements. The covenants and agreements of the Company set forth in this Agreement that are required to be performed, or complied with, on or before the Closing Date shall have been performed and complied with in all material respects.(c) Certain Closing Deliverables. The Company shall have delivered to the Buyer the Company Closing Deliveries.(d) Officer's Certificate. The Company shall have delivered to the Buyer a certificate, dated as of the Closing Date and signed on behalf of the Company by an executive officer of the Company, stating that the conditions specified in Section 8.2(a), Section 8.2(b) and Section 8.2(g) have been satisfied.(e) FIRPTA Certificate. Each Seller that is a U.S. entity shall have delivered to the Buyer, or any of its Affiliates, as applicable, a duly executed certificate of non-foreign status from such Seller, substantially in the form of the sample certification set forth in Treasury Regulations Section 1.1445-2(b)(2).(f) Business Financial Statements. The Company shall have delivered to the Buyer the Business Financial Statements, prepared in the manner set forth in Section 5.16.(g) Material Adverse Effect. Since the date hereof, there shall not have occurred a Material Adverse Effect.81

8.3 Conditions to the Company's Obligation to Close. The Company's obligation to effect the Closing shall be subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions:(a) Representations and Warranties. The representations and warranties of the Buyer set forth in Article IV shall be true and correct, except for such failure to be true and correct that would not prohibit the consummation of the transactions contemplated hereby.(b) Covenants and Agreements. The covenants and agreements of the Buyer set forth in this Agreement required to be performed, or complied with, on or before the Closing Date shall have been performed or complied with in all material respects.(c) Certain Closing Deliverables. The Buyer shall have delivered to the Company the Buyer Closing Deliveries.(d) Officer's Certificate. The Buyer shall have delivered a certificate, dated as of the Closing Date and signed on behalf of Buyer by an executive officer of Buyer, stating that the conditions specified in Section 8.3(a) and Section 8.3(b) have been satisfied.(e) Works Council Agreements. The Works Council Agreements shall have been concluded.8.4 Frustration of Closing Conditions. Neither the Company nor Buyer may rely on the failure of any condition set forth in Sections 8.2 or 8.3, as the case may be, if such failure was caused by such Party's failure to comply with any provision of this Agreement.ARTICLE IX TERMINATION 9.1 Termination. This Agreement may be terminated at any time prior to the Closing as follows:(a) by mutual written consent of the Company and the Buyer;(b) by either the Company or the Buyer upon written notice to the other, if:(i) the Closing shall not have occurred on or before December 5, 2020 (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any Party whose failure or whose Affiliate's failure to perform any covenant or obligation in violation of this Agreement has been a primary cause of or has resulted in the failure of the conditions set forth in Article VIII to be satisfied on or before the Outside Date; or(ii) if any Order issued, or Law enacted, entered or promulgated, by a Governmental Entity of competent jurisdiction permanently restrains, enjoins or prohibits or makes illegal the consummation of the Closing, and such Order becomes effective and final and nonappealable;82

(c) by the Company upon written notice to the Buyer if the Buyer shall have breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, and such breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 8.3(a) or Section 8.3(b) to be satisfied and (ii) (x) cannot be or is not cured prior to the Outside Date or (y) has not been cured prior to the date that is thirty (30) days from the date that the Buyer is notified by the Company in writing of such breach or failure to perform; provided, however, that the Company may not terminate this Agreement if the Company is then in material breach of this Agreement; or(d) by the Buyer upon written notice to the Company if the Company shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements contained in this Agreement, and such breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 8.2(a) or Section 8.2(b) to be satisfied and (ii) (x) cannot be or is not cured prior to the Outside Date or (y) has not been cured prior to the date that is thirty (30) days from the date that the Company is notified by the Buyer in writing of such breach or failure to perform; provided, however, that the Buyer cannot terminate this Agreement if the Buyer is then in material breach of or has failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement.9.2 Effect of Termination. In the event of termination of this Agreement by either or both of the Company and/or the Buyer pursuant to Section 9.1, this Agreement shall terminate and become void and have no effect, and there shall be no Liability on the part of any Party to this Agreement other than for Liability for its Fraud in connection with the representations and warranties provided in this Agreement and in any schedules or certificates hereto or its willful and intentional breach of covenants in this Agreement and in any schedules hereto; provided, however, that the provisions of Article XI (General Provisions) shall survive any termination of this Agreement. The obligations of the Parties under the Confidentiality Agreement shall survive termination of this Agreement.9.3 Extension; Waiver. At any time prior to the Closing, the Company, on the one hand, or the Buyer, on the other hand, may (a) extend the time for performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties of (i) the Sellers (in the case of the Buyer) or (ii) the Buyer and the Buyer Designees (in the case of the Company) contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions of (i) the Sellers (in the case of the Buyer) or (ii) the Buyer and the Buyer Designees (in the case of the Company) contained in this Agreement or in any document delivered pursuant to this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party granting such extension or waiver.83

ARTICLE X INDEMNIFICATION 10.1 Survival of Representations, Warranties, Covenants and Agreements.(a) The representations and warranties of the Sellers and the Buyer and the Buyer Designees contained in this Agreement or in any schedules or certificates hereto shall survive the Closing and continue in full force and effect for a period of one (1) year following the Closing Date; provided, however, that notwithstanding the foregoing, the Fundamental Company Representations and Fundamental Buyer Representations shall survive the Closing and continue in full force and effect for a period of five (5) years following the Closing Date.(b) Any covenant or agreement of the Sellers, the Buyers or the Buyer Designees contained in this Agreement, the Local Transfer Agreements, the Bills of Sale, the Assignment and Assumption Agreement, Patent Assignment Agreement or the Trademark Assignment Agreement, in each case, including the schedules thereto that, by its terms, contemplates performance at or prior to the Closing (a "Pre-Closing Covenant") shall survive the Closing and terminate on the one (1) year anniversary of the Closing Date. Any covenant or agreement of the Company or the Buyer contained in this Agreement to be performed, in whole or in part, after the Closing Date (a "Post-Closing Covenant") shall survive the Closing in accordance with its terms (any such period, and the periods set forth in the preceding sentence of this Section 10.1(b) and in Section 10.1(a), each a "Survival Period").(c) If, in accordance with this Article X, any Indemnification Claims arising in connection with (i) a breach of a representation or warranty contained in this Agreement or any schedule or certificate hereto, (ii) a breach or failure to comply with any Pre-Closing Covenant or (iii) a breach or failure to comply with any Post-Closing Covenant are asserted prior to the expiration of the applicable Survival Period of such representation, warranty or covenant, such Indemnification Claims will continue to survive until the final amount of recoverable Losses are determined by final agreement, settlement, judgment or award binding on the Company and the Buyer in accordance with this Article X.10.2 Indemnification.(a) Indemnification by the Company.(i) Subject to Section 10.1 (Survival of Representations, Warranties, Covenants and Agreements) and the other provisions of this Article X, from and after the Closing, the Company will indemnify and hold harmless the Buyer and its Affiliates and the respective Representatives of the Buyer and its Affiliates (individually, a "Buyer Indemnified Party" and collectively, the "Buyer Indemnified Parties") from and against all Losses actually incurred, suffered or sustained by the Buyer Indemnified Parties: (A) that constitute Excluded Liabilities; (B) as a result of or arising out of the Company's breach of a representation or warranty contained in this Agreement, or any schedule or certificate hereto (other than a Fundamental Representation); (C) as a result of or arising out of the Company's breach of any Fundamental Company Representation; (D) as a84 result of or arising out of the Company's breach of any Pre-Closing Covenant or Post- Closing Covenant of the Company and (E) as a result of or arising out of any Fraud by the Company in connection with the Company's representations and warranties in this Agreement.(ii) The Buyer Indemnified Parties shall not be entitled to indemnification pursuant to Section 10.2(a)(i)(B) until the aggregate dollar amount of all indemnifiable Losses, thereunder exceeds the R&W Shared Retention Amount (the "Threshold"), and if the aggregate of all such Losses exceeds the Threshold, then the Buyer Indemnified Parties shall be entitled to indemnification for all such Losses in excess of the Threshold. For the avoidance of doubt, the preceding restriction in this Section 10.2(a)(ii) shall not in any way limit or otherwise affect any right in respect of Indemnification Claims pursuant to any of clauses (A), (C), (D) or (E) of Section 10.2(a)(i).(iii) Cap.(A) In no event shall the aggregate Liability for indemnification by the Company pursuant to Sections 10.2(a)(i)(C), (D) and Schedule 6.1(c) exceed the Company Liability Cap.(B) In no event shall the aggregate Liability for indemnification by the Company pursuant to Section 10.2(a)(i)(B) exceed an amount equal to the R&W Shared Retention Amount.(iv) The Company shall not be obligated to indemnify and hold harmless the Buyer pursuant to Section 10.2(a)(i)(B), (C) or (D) after the expiration of the Survival Period applicable thereto unless a Claim Notice with respect to such Indemnification Claim shall have been given by the Indemnified Party prior to the expiration of the Survival Period applicable thereto.(b) Indemnification by the Buyer.(i) Subject to Section 10.1 (Survival of Representations, Warranties, Covenants and Agreements) and the other provisions of this Article X, from and after the Closing, the Buyer will indemnify and hold harmless the Company and its Affiliates and the respective Representatives of the Company and its Affiliates (individually, a "Seller Indemnified Party" and collectively, the "Seller Indemnified Parties") from and against all Losses actually incurred, suffered or sustained by the Company (A) that constitute Assumed Liabilities, (B) as a result of or arising out of the Buyer's breach of a representation or warranty contained in this Agreement, or any schedule or certificate hereto (other than a Fundamental Buyer Representation); (C) as a result of or arising out of the Buyer's breach of any Fundamental Buyer Representation; (D) as a result of or arising out of the Buyer's breach of any Pre-Closing Covenant or Post-Closing Covenant of the Buyer; and (E) as a result of or arising out of any Fraud by the Buyer in connection with the Buyer's representations and warranties in this Agreement.85

(ii) The Seller Indemnified Parties shall not be entitled to indemnification pursuant to Section 10.2(b)(i)(B) until the aggregate dollar amount of all indemnifiable Losses, thereunder exceeds the Threshold, and if the aggregate of all such Losses exceeds the Threshold, then the Seller Indemnified Parties shall be entitled to indemnification for all such Losses in excess of the Threshold. For the avoidance of doubt, the preceding restriction in this Section 10.2(b)(ii) shall not in any way limit or otherwise affect any right in respect of Indemnification Claims pursuant to any of clauses (A), (C), (D) or (E) of Section 10.2(b)(i).(iii) Cap.(A) In no event shall the aggregate Liability of the Buyer for indemnification pursuant to Sections 10.2(b)(i)(C) or (D) exceed the Buyer Liability Cap.(B) In no event shall the aggregate Liability for indemnification by the Buyer pursuant to Section 10.2(b)(i)(B) exceed an amount equal to the R&W Shared Retention Amount.(iv) The Buyer shall not be obligated to indemnify and hold harmless the Company pursuant to Section 10.2(b)(i)(B), (C) or (D) after the expiration of the Survival Period applicable thereto unless a Claim Notice with respect to such Indemnification Claim shall have been given by the Indemnified Party prior to the expiration of the Survival Period applicable thereto.(c) The amount of any and all Losses under this Article X shall be determined net of any insurance or other recoveries payable to the Indemnified Party or its Affiliates in connection with the facts giving rise to the right of indemnification (net of (i) the costs and expenses incurred by such Indemnified Party or its Affiliates in procuring such recovery, (ii) any increases in premiums or premium adjustments attributable to such recovery (applicable to any past, present or future premiums), and (iii) deductibles and other amounts incurred in connection with such recovery).(d) For purposes of this Article X only, when determining the amount of Losses incurred, suffered or sustained by an Indemnified Party as a result of any, or whether there occurred any, misrepresentation, breach or failure to be true of a representation or warranty that is qualified or limited in scope as to materiality or Material Adverse Effect, such representation, warranty, covenant or agreement shall be deemed to be made without such qualification or limitation.10.3 Indemnification Procedures.(a) A Person that may be entitled to be indemnified under this Agreement (the "Indemnified Party") shall promptly notify the party liable for such indemnification (the "Indemnifying Party") in writing (such notice, a "Claim Notice") of any pending or threatened claim or demand that the Indemnified Party has determined gives or would reasonably be expected to give rise to a right of indemnification under this Agreement (an "Indemnification Claim"). Each Claim Notice will, with respect to each Indemnification Claim set forth therein,86

(i) specify in reasonable detail and in good faith the nature of the Indemnification Claim being made and (ii) state the aggregate dollar amount of Losses to which such Indemnified Party claims to be entitled to indemnification pursuant to this Article X that have been incurred, or, if estimable, a good faith estimate of the aggregate dollar amount of such Losses reasonably expected to be incurred, by such Indemnified Party pursuant to such Indemnification Claim (the "Claim Amount").(b) If the Indemnifying Party wishes to object to the allowance of some or all Indemnification Claims made in a Claim Notice, the Indemnifying Party must deliver a written objection to Indemnified Party within thirty (30) Business Days after receipt by the Indemnifying Party of such Claim Notice expressing such objection and explaining in reasonable detail and in good faith the basis therefor.(c) Following receipt by the Indemnified Party of the Indemnifying Party's written objection, if any, the Indemnified Party and the Indemnifying Party will promptly, and in any event within thirty (30) Business Days, meet to agree on the rights of the respective parties with respect to each Indemnification Claim that is the subject of such written objection. If the parties should so agree, a memorandum setting forth such agreement will be mutually prepared, and executed, by the Indemnified Party and the Indemnifying Party and, as promptly as practicable and in any event within ten (10) Business Days following the execution of such memorandum, the Indemnifying Party will pay the agreed amount to the Indemnified Party. In the event that the Indemnified Party and the Indemnifying Party do not mutually prepare and execute such a memorandum or such memorandum does not address in full the written objections timely delivered, within thirty (30) Business Days of receipt by the Indemnified Party, from the Indemnifying Party of the written objection, then the Indemnified Party may seek to resolve any dispute and to seek enforcement of the obligation with respect to the Indemnification Claim in any court available therefor in accordance with the terms of Section 11.3.(d) If the Indemnifying Party fails to object to a Claim Notice prior to the expiration of the (30) Business Day period, (i) the Indemnifying Party will be deemed to have irrevocably waived any right to object to such Indemnification Claim and to have agreed that Losses in the amount of the applicable Claim Amount are indemnifiable hereunder and (ii) with respect to the subject Indemnification Claim, as promptly as practicable and within ten (10) Business Days following expiration of such period, the Indemnifying Party will pay the Claim Amount to the Indemnified Party. If not paid, the Indemnified Party may seek enforcement of the obligation of the Indemnifying Party with respect to the Indemnification Claim in any court available therefor in accordance with the terms of Section 11.3.(e) Any amount payable by the Indemnifying Party to the Indemnified Party pursuant to Sections 10.3(b), 10.3(c) or 10.3(d) above will be paid by the Indemnifying Party by wire transfer of U.S. dollars in immediately available funds to such account or accounts as may be designated in writing by Indemnified Party.(f) In the event an Indemnified Party receives notice of a third party claim that may give rise to indemnification under this Article X (a "Third Party Claim"), the Indemnified Party shall, as promptly as practicable after receipt of notice of any such Third Party Claim, notify the Indemnifying Party of the commencement thereof. The failure to so notify the87

Indemnifying Party of the commencement of any such Third Party Claim will relieve the Indemnifying Party from Liability in connection therewith only if and to the extent that such failure materially and adversely affects the defense of such Third Party Claim. Upon receipt of a notice of a Third Party Claim from an Indemnified Party, the Indemnifying Party may notify the Indemnified Party within fifteen (15) Business Days of the receipt of notice of such Third Party Claim (or sooner if notice of the Third Party Claim so requires), that the Indemnifying Party will assume the defense and control of such Third Party Claim (at the expense of such Indemnifying Party); provided that the Indemnifying Party shall allow the Indemnified Party a reasonable opportunity to participate in the defense of such Third Party Claim with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense and control of any Third Party Claim pursuant to this Section 10.3(f), the Indemnified Party shall be entitled to assume and control such defense, but the Indemnifying Party may nonetheless participate in the defense of such Third Party Claim with its own counsel and at the expense of the Indemnifying Party. The party that controls the defense shall use its reasonable best efforts to defend against the Third Party Claim, and the non-controlling Party shall, and shall cause its Representatives to reasonably cooperate with the controlling Party in the defense of any Third Party Claim, including by furnishing books and records, personnel and witnesses, as appropriate for any defense of such Third Party Claim. If the Indemnifying Party has assumed the defense and control of a Third Party Claim, it shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim, in its sole discretion and without the consent of any Indemnified Party; provided that such settlement or judgment: (I) does not (i) impose any equitable or other non-monetary remedies or obligations on the Indemnified Party but involves solely the payment of money damages for which the Indemnified Party will be indemnified by the Indemnifying Party hereunder and (ii) involve a finding or admission of any violation of Law, and (II) the Indemnifying Party shall obtain, as a condition of any settlement, a complete and unconditional release of the Indemnified Party potentially affected by such Third Party Claim. No Indemnified Party will consent to the entry of any judgment or enter into any settlement or compromise with respect to a Third Party Claim without the prior written consent of the Indemnifying Party, with such consent not to be unreasonably withheld, conditioned or delayed; provided that, notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim if it irrevocably waives in a writing delivered to the Indemnifying Party any right to indemnity therefor under this Agreement.10.4 Exclusive Remedy. Notwithstanding any other provision of this Agreement to the contrary, this Article X, Section 5.15(d)(v) and the rights pursuant to Schedule 6.1(c) will be the sole and exclusive remedy of the Parties hereto from and after the Closing Date for any claims relating to this Agreement, the Patent Assignment Agreement, the Trademark Assignment Agreement, the Assignment and Assumption Agreements, the Bills of Sale, the Letter Agreement and the Local Transfer Agreements, including claims of inaccuracy in or breach of any representation, warranty, covenant or agreement hereunder or thereunder; provided, however, that the foregoing will not be deemed a waiver by any party of any right to seek specific performance or injunctive relief pursuant to Section 11.11 or limit the rights of any Party under the Intellectual Property Matters Agreement, Supply Agreement or Transition Services Agreement. Nothing in this Agreement shall limit the Liability of any Person for Fraud by such Person.88

10.5 Mitigation of Losses. Any Indemnified Party hereunder shall take all commercially reasonable efforts to mitigate any Losses which in the absence of mitigation might give rise to a Liability in respect of any Indemnification Claim under this Agreement.10.6 Tax Treatment. Amounts payable in respect of the Parties' indemnification obligations shall be treated as an adjustment to the Purchase Price for Tax purposes and shall be treated as such by Buyer, Buyer Designees, and the Sellers on their respective Tax Returns to the extent permitted by applicable Law.ARTICLE XI GENERAL PROVISIONS 11.1 Interpretation; Absence of Presumption.(a) It is understood and agreed that the specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Company Disclosure Schedule is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Company Disclosure Schedule in any dispute or controversy between the Parties as to whether any obligation, item or matter not described in this Agreement or included in the Company Disclosure Schedule is or is not material for purposes of this Agreement.(b) For the purposes of this Agreement, (i) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (ii) references to the terms Article, Section, paragraph, Exhibit and Schedule are references to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified; (iii) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (iv) references to "$" shall mean U.S. dollars; (v) the word "including" and words of similar import when used in this Agreement shall mean "including without limitation," unless otherwise specified; (vi) the word "or" shall not be exclusive; (vii) the word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if"; (viii) references to "written" or "in writing" include in electronic form; (ix) the Company and the Buyer have each participated in the negotiation and drafting of this Agreement, if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties hereto and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement; (x) a reference to any Person includes such Person's successors and permitted assigns; (xi) any reference to "days" means calendar days unless Business Days are expressly specified; (xii) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded; (xiii) the word "shall" shall have the same meaning as the word "will"; and (xiv) the word "any" shall mean "any and all".89

11.2 Headings; Definitions. The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.11.3 Governing Law; Jurisdiction and Forum.(a) This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts executed and to be performed wholly within such state and without reference to the choice-of-law principles that would result in the application of the Laws of a different jurisdiction. Notwithstanding the foregoing, without limiting anything set forth in this Section 11.3, each Party agrees that any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Debt Financing Sources in any way relating to this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby, including but not limited to any dispute arising out of or relating in any way to the Debt Commitment Letters or the performance thereof, shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York (except as expressly specified in the Debt Commitment Letters, the commitment relating to any alternative financing or in any definitive document related to such financing).(b) Each Party irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery within New Castle County in the State of Delaware (or, solely if the Delaware Court of Chancery within New Castle County in the State of Delaware declines jurisdiction, the Complex Commercial Litigation Division of the Delaware Superior Court, New Castle County, or solely if such court declines jurisdiction, the United States District Court for the District of Delaware) in connection with any Action arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such Action may be heard and determined in such court. Each Party hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Action. The Parties further agree, (i) to the extent permitted by Law, that final and nonappealable judgment against any of them in any Action contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the U.S. by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment and (ii) that service of process upon such Party in any such Action shall be effective if notice is given in accordance with Section 11.7. Notwithstanding the foregoing or anything herein to the contrary, without limiting anything set forth in Section 11.15, each of the Parties agrees (a) that any action of any kind or nature, whether at law or equity, in contract, in tort or otherwise, against a Debt Financing Source in connection with this Agreement, the Debt Financing or the transactions contemplated hereby or thereby shall be subject to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, New York, New York and any appellate court thereof and each Party submits for itself and its property with respect to any such action to the exclusive jurisdiction of such courts, (b) not to bring or permit any of its affiliates or representatives to bring or support anyone else in bringing any such action in any other court, (c) that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, (d) that the laws90 described in the last sentence of Section 11.3(a) shall govern any such action and (e) to waive and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court.(c) Each Party to this Agreement certifies that it has been induced to enter into this Agreement or instrument by, among other things, the mutual waivers and certifications set forth above in this Section 11.3. No Party has in any way agreed with or represented to any other Party that the provisions of this Section 11.3 will not be fully enforced in all instances.11.4 Entire Agreement. This Agreement, together with the Ancillary Agreements, the Confidentiality Agreement and the Exhibits and Schedules hereto and thereto, constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement supersedes any prior discussion, correspondence, negotiation, proposed term sheet, agreement, understanding or arrangement, and there are no agreements, understandings, representations or warranties between the Parties other than those set forth or referred to in this Agreement, together with the Ancillary Agreements, the Confidentiality Agreement and the Exhibits and Schedules hereto and thereto.11.5 No Third Party Beneficiaries. Except for contemplated third party beneficiaries as expressly provided otherwise in this Agreement (which shall include the Buyer Indemnified Parties and Seller Indemnified Parties contemplated in Article X, and, solely with respect to Section 11.3(a), Section 11.3(b), this Section 11.5, Section 11.8, Section 11.9, Section 11.15 and Section 11.16), the Debt Financing Sources), this Agreement, including the Exhibits and Schedules hereto, is not intended to confer on or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof.11.6 Expenses. Except as set forth in this Agreement, whether the transactions contemplated by this Agreement are consummated or not, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such costs and expenses; provided, however, that the Buyer and the Company shall share equally the R&W Premium Amount and Buyer will pay an amount (not to exceed $2,500,000) equal to fifty percent of the out-of-pocket costs and expenses incurred by the Company and its Affiliates in connection with the preparation, audit and review of the Business Financial Statements.11.7 Notices. All notices and other communications to be given to any Party hereunder shall be sufficiently given for all purposes hereunder if in writing and: (i) upon delivery if delivered by hand, (ii) if by email, at the time of transmission and receipt is confirmed, (iii) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a nationally recognized next-day courier (or in the case of any recipients sending or receiving notices outside of the United States, then on the second (2nd) Business Day following the date of dispatch) or (iv) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, so long as all senders and receivers of any notices are in the91

United States. All notices and other communications hereunder shall be delivered to the addresses set forth below: (a) If to the Company: Intel Corporation 2200 Mission College Blvd. Santa Clara, CA 95054 USA Attention: Patrick Bombach Email: patrick.bombach@intel.com with a copy (which shall not constitute notice) to: Benjamin A. Olson Email: Benjamin.a.olson@intel.comSkadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, CA 94301 USA Attention: Amr Razzak Email: amr.razzak@skadden.com (b) If to the Buyer: MaxLinear, Inc. 5966 La Place Ct #100 Carlsbad, CA 92008 Attention: Steven Litchfield Email: slitchfield@maxlinear.com with a copy (which shall not constitute notice) to: Wilson Sonsini Goodrich & Rosati P.C. 650 Page Mill Road Palo Alto, CA 94304 USA Attention: Robert T. Ishii, Rob Kornegay and Brian Keyes Email: rishii@wsgr.com, rkornegary@wsgr.com, and bkeyes@wsgr.com11.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective successors and permitted assigns; provided, however, that no Party to this Agreement may directly or indirectly assign any or all of its rights or delegate any or all of its obligations under this Agreement without the express prior written consent of the other Parties to this Agreement. Any purported assignment or delegation in violation of the foregoing shall be void. Notwithstanding the foregoing, without obtaining the92 written consent of Company, the Buyer (and any assignee of the Buyer) may assign any and all of its rights under this Agreement to any Debt Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing; provided, however, that no such assignment shall relieve Buyer of its obligations under this Agreement.11.9 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Party against whom enforcement of any such modification or amendment is sought. Any failure of the Company or the Buyer to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by the Company, in the event of any such failure by the Buyer, or by the Buyer, in the event of any such failure by the Company. The waiver by any Party to this Agreement of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach or any other provision. Notwithstanding anything to the contrary contained herein, Section 11.3(a), Section 11.3(b), Section 11.5, Section 11.8, this Section 11.9, Section 11.15, and Section 11.16 (and any provision (including any defined term therein) of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of any of the foregoing provisions) may not be modified, waived or terminated in a manner that impacts or is adverse to a Debt Financing Source without the prior written consent of such Debt Financing Source.11.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.11.11 Specific Performance. The Parties agree that irreparable damage, for which monetary damages (even if available pursuant to Section 9.2) would not be an adequate remedy, would occur in the event that the Parties do not perform any provision of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that the Parties shall be entitled, unless this Agreement has been terminated in accordance with Article IX, to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof (including, for the avoidance of doubt, to cause the Buyer and the Company to consummate the transactions contemplated hereunder), in addition to any other remedy to which they are entitled in Law or in equity (subject to Section 10.4). Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such order or injunction. The Parties further agree that nothing set forth in this Section 11.11 shall require any Party to institute any Action for (or limit any Party's right to institute any Action for) specific performance under this Section 11.11 prior93 to or as a condition to exercising any termination right under Article IX (and pursuing damages after such termination in accordance therewith).11.12 Bulk Sale Laws. The Parties hereby waive compliance in connection with the transactions contemplated hereby, with the provisions of any applicable bulk sales or bulk transfer or similar Law.11.13 No Admission. Without limiting the representations and warranties set forth in Article III, nothing set forth in the Company Disclosure Schedule shall be deemed an admission by the Company or any of its Affiliates, in any Action or investigation involving a third party, that the Company or such Affiliate or any such third party is or is not in breach or violation of, or in default in, the performance or observance of any term or provisions of any Contract.11.14 Counterparts. This Agreement may be executed in multiple counterparts, and any of the Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by .pdf, .tif, .gif or similar attachment to electronic mail shall be as effective as delivery of a manually executed counterpart of this Agreement.11.15 Financing Source Liability. No Debt Financing Source shall have any liability to the Company, any member of the Representatives of the Company or any of their respective Affiliates relating to or arising out of this Agreement, the Debt Commitment Letters, the Debt Financing or for any obligations or liabilities of the Parties or for any claim (whether at law, or equity, in tort, contract or otherwise), based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Notwithstanding any provision of this Agreement, in no event shall the Company or any member of the Representatives of the Company have any rights or claims against any of the Debt Financing Sources under this Agreement, the Debt Commitment Letters or the Debt Financing, and the Company agrees not to and to cause the Representatives of the Company not to, (i) seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Debt Financing Source or (ii) seek to enforce the commitment against, make any claims for breach of the Debt Commitment Letters against, or seek to recover monetary damages from, or otherwise sue, the Debt Financing Source for any reason, including in connection with the Debt Commitment Letters or the obligations of the Debt Financing Sources thereunder. Nothing in this Section 11.15 shall in any way limit or qualify the obligations and liabilities of the parties to the Debt Commitment Letters to each other or in connection therewith.11.16 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY, INCLUDING ANY LITIGATION AGAINST ANY DEBT FINANCING SOURCES ARISING OUT OF THIS AGREEMENT OR THE DEBT COMMITMENT LETTERS. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS94

REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.16.11.17 Privileged Communications. All communications involving attorney-client confidences between a Business Employee or any Company Group Entity, on the one hand, and counsel to the Company, on the other hand, in connection with the consideration, negotiation and consummation of the Transaction Agreements or the transactions contemplated by the Transaction Agreements (the "Privileged Communications") shall belong solely to the Company following the Closing and may be waived only by the Company. Absent the prior consent of the Company, none of the Buyer, any Buyer Designee nor any Transferred Employee shall take any action to waive such privilege or assert that the attorney-client privilege of the Company related to such Privileged Communications was waived due to the inadvertent transfer of attorney client privileged material by virtue of the transactions contemplated by this Agreement.[Remainder of page intentionally left blank]95

IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the Parties as of the day first above written.INTEL CORPORATIONBy: /s/ Wendell M. Brooks Name: Wendell M. Brooks Title: Authorized Signatory[Signature Page to Asset Purchase Agreement]

IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the Parties as of the day first above written.MAXLINEAR, INC.By: /s/ Kishore V. Seendripu Name: Kishore V. Seendripu Title: Chief Executive Officer and Chairman of the BoardMAXLINEAR ASIA SINGAPORE PRIVATE LIMITED, as a Buyer Designees pursuant to Section 2.8By: /s/ Steven Litchfield Name: Steven Litchfield Title: Director[Signature Page to Asset Purchase Agreement]